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                                APPRAISAL REPORT
                                 SHILO INN HOTEL


                                   Located At
                            3223 BRET CLODFELTER WAY
                               THE DALLES, OREGON


                                      As Of
                                DECEMBER 1, 1996


                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104


                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106


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                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:     Appraisal Report of Shilo Inn
        3223 Bret Clodfelter Way
        The Dalles, OR 97058-4673

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

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

Mr. David Thatcher
December 9, 1996
Page -2-

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a five building hotel/restaurant complex which contains 112 rooms and is located at 3223 Bret Clodfelter Way, City of The Dalles, Wasco County, Oregon 97058. Bret Clodfelter Way is a frontage road that runs parallel to US Highway 84. The subject site is comprised of five assessor parcels containing 11.92 acres, with a net area of 6.18 acres. The site has approximately 582.15 feet of frontage on the north side of Bret Clodfelter Way and 789.31 feet of frontage along the Columbia River. The improvements are comprised of five interconnected, 2-story buildings of good quality, Class D construction containing 78,566 square feet of improved area. The property is owned and operated by the Shilo Inn Hotel Group (Mark S. Hemstreet).

The subject property and comparables were last inspected November 13, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $5,350,000
                                   ==========
                FIVE MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,


M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314


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3223 Bret Clodfelter Way, The Dalles, OR


                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                            8

IDENTIFICATION OF THE PROPERTY                                                17

PURPOSE OF THE APPRAISAL                                                      17

FUNCTION OF THE APPRAISAL                                                     17

DATE OF VALUATION                                                             17

HISTORY AND OWNERSHIP                                                         17

SCOPE OF THE ASSIGNMENT                                                       18

MARKETING AND EXPOSURE PERIODS                                                18

AMERICAN DISABILITIES ACT COMPLIANCE                                          18

PROPERTY RIGHTS APPRAISED                                                     19

HAZARDOUS MATERIAL STATEMENT                                                  19

COMPETENCY PROVISION                                                          19

DEFINITIONS                                                                   20

REGIONAL OVERVIEW                                                             22

AREA DESCRIPTION                                                              26

HOTEL INDUSTRY OVERVIEW                                                       30

SITE DESCRIPTION                                                              37

PLAT MAP                                                                      41


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TABLE OF CONTENTS (CONTINUED)


IMPROVEMENT DESCRIPTION                                                       42

HIGHEST AND BEST USE ANALYSIS                                                 52

VALUATION                                                                     55

COST APPROACH                                                                 58

DIRECT COMPARISON APPROACH                                                    69

INCOME APPROACH                                                               83

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   105

CERTIFICATIONS                                                               107

APPRAISER'S QUALIFICATIONS

ADDENDA

Legal Description
Restaurant Lease
Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report

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3223 Bret Clodfelter Way, The Dalles, OR


                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.

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Assumptions & Limiting Conditions (continued)

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.

Moreover, except for the fee paid us in its connection, we do not assume any responsibility or liability for direct, indirect, incidental or consequential damages whatsoever resulting from errors due to human fallibility or to computer hardware or software.

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3223 Bret Clodfelter Way, The Dalles, OR


                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                               Shilo Inn
                                        3223 Bret Clodfelter Way
                                        The Dalles,  Oregon   97058-9718

ASSESSOR'S PARCEL NO.:                  01N-13E-01AB 200, 300, 500, 600

PROPERTY RIGHTS APPRAISED:              Fee Simple Estate

OWNER OF RECORD:                        Mark S. Hemstreet

PROPERTY TYPE:                          112 Unit Hotel/Restaurant

ZONING:                                 CG, Commercial General, The Dalles, OR

SITE AREA:                              11.92 acres total with 6.18 acres usable

IMPROVEMENTS:                           The subject improvements consist of
                                        five interconnected, 2-story, good
                                        quality, Class D, double wall
                                        constructed hotel buildings with 112
                                        rooms and restaurant encompassing
                                        78,566 square feet gross. Four of
                                        the buildings were completed in 1972
                                        and the fifth building was completed
                                        in 1991.

HIGHEST AND BEST USE:                   As Vacant:    Commercial development
                                        As Improved:  Existing Use

VALUE CONCLUSIONS:

    Land Value-Hotel Site:              $800,000
    F, F & E:                           $336,000 ($3,000 per room)
    Cost Approach:                      $7,360,000
    Direct Sales Comparison:            $5,550,000
    Income Capitalization Approach:     $5,350,000

    Final Value Estimate                $5,350,000

ESTIMATED MARKETING TIME:               Twelve Months

LAST DATE OF INSPECTION:                November 13, 1996

DATE OF VALUE:                          December 1, 1996

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                               SUBJECT PHOTOGRAPHS


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             THE SHILO INN - LOOKING NORTH FROM ACROSS INTERSTATE 84
                          COLUMBIA RIVER IN BACKGROUND


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                               [GRAPHIC OMITTED]


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         LOOKING NORTHEAST FROM ACROSS INTERSTATE 84 - SHILO INN TO LEFT
                             THE DALLES DAM TO RIGHT

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      SUBJECT PROPERTY - LOOKING NORTHEAST FROM ACROSS BRET CLODFELTER WAY


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       SUBJECT PROPERTY - LOOKING EAST FROM NEAR SOUTHWEST CORNER OF SITE

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  SUBJECT PROPERTY LANDSCAPED GROUNDS - LOOKING SOUTHEAST FROM INTERIOR OF SITE


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        LOOKING SOUTH FROM RIVER BANK AT REAR OF SUBJECT MOTEL BUILDINGS

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   VIEW LOOKING NORTHEAST FROM SUBJECT PROPERTY - SWIMMING POOL IN FOREGROUND


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                          SWIMMING POOL AND PATIO AREA

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                INTERIOR VIEW OF REGISTRATION DESK AND LOBBY AREA


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                          INTERIOR VIEW OF GUEST LOBBY

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                           RESTAURANT AND LOUNGE AREA


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                              VIEW OF MEETING ROOM

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                             DOUBLE QUEEN MINI-SUITE


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                                 KING MINI-SUITE

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                                SINGLE KING ROOM


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              LOOKING EAST ON BRET CLODFELTER WAY - SUBJECT TO LEFT

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             LOOKING WEST ON BRET CLODFELTER WAY - SUBJECT TO RIGHT


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       SUBJECT PROPERTY - LOOKING NORTH FROM NEAR SOUTHWEST CORNER OF SITE

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                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn motel and restaurant located at 3223 Bret Clodfelter Way, The Dalles, Wasco County, Oregon, 97058-9718. The subject is situated on an assemblage of irregular shaped lots located on the north side of Bret Clodfelter Way overlooking the Columbia River. The property has approximately 680 lineal feet of river frontage. It is further identified as being at the northeast quadrant of the US Highway 197 and Interstate 84 freeway interchange. It is located at the east end of The Dalles, approximately two miles from the downtown central business district.

Legal Description

The property is identified for tax purposes as Township 02N, Range 13, Section 36 lots 200, 300, 500, 600 and Lot 2 (tax lot 300) CS Bk 5-72. A full legal description of the property is included in the Addenda to this report.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Leasehold Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 13, 1996.

                              HISTORY AND OWNERSHIP

The owner of the subject property is Mark Hemstreet, dba Shilo Inns. Mr. Hemstreet acquired the property in August, 1989 for a reported sum of $2,525,000 from Pat and Rosemary Lockhart. The older sections of the hotel were constructed in 1971. The 32 room addition was constructed in 1991. Subsequent to the purchase, the older sections of the hotel were substantially renovated. There are no sales or listing pending on the subject property as of the appraisal date.

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                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property. The cost to complete the planned renovation is deducted from each of the approaches to arrive at an As Is value.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.

                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.

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3223 Bret Clodfelter Way, The Dalles, OR


                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.
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Definitions

"(2) 'Market value'(2) means:

(i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      A.    buyer and seller are typically motivated;
      B. both parties are well informed or well advised, and each acting in what he considers his own best interest;
      C.    a reasonable time is allowed for exposure in the open market;
      D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and
      E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.


----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).

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                                  Regional Map


                                [GRAPHIC OMITTED]

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                                REGIONAL OVERVIEW
Location

The subject property is located in Wasco County which, along with Hood River and Sherman Counties, make up the Mid-Columbia region of Oregon. The three-county area covers a total of 3,758 square miles in North Central Oregon on the south side of the Columbia River.

Terrain characteristics are divided into two distinct areas. The first of these is along the Columbia River which is known as the Columbia Gorge. Terrain along the gorge typically includes a relatively narrow, level to sloping area that rises up from the Columbia River. From this narrow band, terrain rises up dramatically to a high plateau interspersed with hills of the Cascade Range and drainage basins. Elevation for Wasco County ranges from 100 feet along the Columbia River to 6,000 feet at mount Wilson at the county's western border. Surrounding Wasco County is the Columbia River to the north, Sherman and Wheeler Counties to the east, Jefferson County to the south, and Hood River and Clackamas Counties to the west.

The Dalles, which is the county seat, is 79 miles east of Portland, 125 miles west of Pendleton, and 131 miles north of Bend.

Climate

Climate for the region varies with Wasco County lying in a transition zone between the tempered maritime climate of Western Oregon and the semi-arid, continental climate of Central Oregon. As such, much of Wasco County can be considered semi-arid with temperature extremes evident in summer and winter seasons. This can be compared to Hood River County, just to the west, which has a moderate climate with high precipitation levels.

For The Dalles, annual precipitation is just over 14 inches. Annual temperature extremes include a mean minimum temperature of 28.2 degrees Fahrenheit in January and a mean maximum temperature of 88.1 degrees Fahrenheit in July. While snowfall is light at lower elevations, the area is subject to freezing rains which can cause serious traffic disruptions. Snowfall at higher elevations can be substantial. In addition, the area along the gorge is subject to high winds.

Population

According to the Oregon Employment Department, the 1995 population for Wasco County was 22,600. This is up from the 1980 level of 21,732. The City of The Dalles had 10,820 persons in 1980 and 11,325 persons in 1995. The county is projected to increase to 25,160 by the year 2000. The City of The Dalles projection is an increase of 312 by the year 2000.

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REGIONAL OVERVIEW (continued)

Transportation

Major highway transportation in the county is provided by US Highway 84, which travels east and west and is one of the Western United State's primary east/west traffic routes. Interstate 84 parallels the Columbia River, therefore traveling along the northern boundary of Wasco County. It provides access to Portland to the west and Pendleton to the east. Secondary highway access is provided by US Highway 197 and US Highway 97. The latter is Oregon's central north/south traffic corridor. US Highway 97 crosses the Columbia River at The Dalles, providing access to the state of Washington to the north.

In addition to highway access, The Dalles is also served by rail, with Amtrak passenger service and the Union Pacific Railroad providing freight service. The Columbia River provides access by water from the east and west which is mostly used for barge traffic.

The Dalles Municipal Airport is located on the Washington side of the Columbia River. The airport includes three hard-surfaced runways which are used primarily for private service. Portland International Airport is located approximately 70 miles to the west, providing major commercial air service.

Utilities

Most of the county is served by public Utility districts due to the close proximity of dams along the Columbia River and the Bonneville Power Administration. For The Dalles, Northern Wasco County Public Utility District provides electrical service. Both industrial and residential service rates are below state averages. Natural gas service is provided by Northwest Natural Gas Company for incorporated areas of the Dalles. Water services are generally provided by either incorporated municipalities or private water companies. City government typically provides sewer services. Telephone service for the county is divided between Pacific Northwest Bell and United Telephone Company.

Government and Services

The Wasco County Courthouse is located in The Dalles. Two public school districts serve The Dalles area. Treaty Oak Education Center provides community college education and is an affiliate of Portland Community College, providing only lower division college courses. Property tax rates are considered to be moderate with tax rates just below the statewide average range or near 1.5 percent of assessor's true cash value.

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James Ratkovich & Associates, Inc.
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3223 Bret Clodfelter Way, The Dalles, OR


REGIONAL OVERVIEW (continued)

Economy

The economy of Wasco County is heavily influenced by the Bonneville Power Administration, the forest products industry, the aluminum smelting industry, agriculture, and tourism. The unemployment rate in Wasco County varies widely from season to season. Historically January is the lowest rate and July the highest. The unemployment rate was 7.0% in January 1996 and 11.0% in July. The last figures available are for August when the rate was 8.0%. Oregon State unemployment rate was 5.4% in August, 1996. Generally, the state is in a strong growth pattern. The unemployment rate for October, statewide, is 5.0%. Economists are predicting a continuing growth and positive economic outlook for Oregon for at least the next 18 months. From August 1995 to August 1996, Wasco County has added 150 jobs, with retail trade representing the lion's share.

According to MCEDD the service sector showed the most significant increase in employment since 1985. This shift from a resource-based economy to a service-based economy should lead toward increased transient and conference business. The service sector in The Dalles Market Area accounted for only 12% of total covered employment in 1980. By 1989 this figure had increased to 16 percent and represented the largest increase of all the business sectors listed. Approximately 80% of market area employment is in non-manufacturing activities, and the remaining 20% in manufacturing.

Northwest Aluminum, The Dalles plant, is the region's largest manufacturer with 370 employees. The Goldendale, Washington aluminum plant also employs 250 individuals, many of which reside in The Dalles. In 1989, 28.2% of all Wasco County manufacturing jobs were wood products related. This compares to 43.8% for Hood River to the west and 30/.8% for the state. The subject's central Oregon region is the most heavily dependent region on wood products with 70.1 percent of all manufacturing jobs being wood products related. Wasco County, at 28.2% is therefore less dependent on wood products than most other counties in the region.

Agriculture is also an important source of employment in the region. A variety of agricultural products are found in the region including wheat, cattle and fruit. Wasco County, with 6,000 acres of cherry orchards growing in a six-mile radius of The Dalles, is considered the most concentrated cherry growing area in the world. Oregon is second only to Washington State in US sweet cherry production.

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3223 Bret Clodfelter Way, The Dalles, OR


REGIONAL OVERVIEW (continued)

Government also plays an important role in the local economy by accounting for 26% of the market area's work force in 1989. Federal, state and local government offices are located primarily in The Dalles and include the US Army Corps of Engineers, Bonneville Power Administration, and the US Department of Agriculture, Stabilization and Conservation. The State of Oregon also has a large local presence in The Dalles with upwards of 23 branches ranging from Adult and Family Services to the State Police.

Major private employers in the market area include the Mid-Columbia Medical Center, Union Pacific Railroad, and several retail establishments including Fred Meyer, Bi-Mart and K-Mart in The Dalles. The Bonneville Power Administration has released preliminary estimates of employment growth. From 1990-2000 Wasco county is expected to gain 400 jobs through the BPA.

A secondary major employer for The Dalles is tourism, which is expected to continue to grow. The Dalles, situated on Interstate 84, benefits from national tourist traffic. While historically the Dalles has been primarily a transit stop for tourists, the Columbia Gorge itself, as well as wind surfing, has gained importance. The Dalles tourism industry continues to grow as a destination vacation locale. Wind surfing, which has been especially strong in the Hood River area, has moved east to The Dalles which actually has more favorable wind conditions for beginning wind surfers. In recognition of this tourism opportunity, The Dalles has recently upgraded their waterfront park to meet the needs of windsurfers. Recent national legislation making the Gorge a national scenic area has also encouraged tourism. Windsurfing has also caused property values to rise as many fans of this sport are moving to the area.

With tourism becoming more important to Oregon's economy as a whole, the state has increased its budget for tourist promotion outside the state. Studies indicate a high percentage of the visitors to the Wasco County area come from the rest of the state, especially the major metropolitan areas of Portland and the Willamette Valley. Local communities are sponsoring events geared at attracting visitors.

In summary, Wasco County, in the Mid-Columbia region, is an area located in North Central Oregon on the Columbia River. It is served by Interstate 84 which parallels the Columbia River. Population tends to be concentrated along the Columbia River but densities remain relatively low. The economy is heavily influenced by wood products, aluminum, and agriculture. Tourism and government employment providing secondary major employment roles. Unemployment tends to be higher than for the state as a whole. Government and tourist related employment has provided stabilizing influences. However, the economy remains subject to variations in aluminum and wood products employment The Columbia Gorge is gaining prestige as a destination vacation locale and wind surfing continues to draw people to the area.

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3223 Bret Clodfelter Way, The Dalles, OR


Neighborhood Description/Introduction

The Appraisal Institute defines a neighborhood as "a group of complementary land uses"2. A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises."3 "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."3

The subject neighborhood is located approximately 2 miles east of the downtown center of The Dalles on the north side of Bret Clodfelter Way. It is located at the Interstate 84 and US Highway 197 interchange. The immediate neighborhood is commercial freeway oriented with a strong influence provided by the Columbia River which forms the northern boundary. The neighborhood boundaries are the Columbia River to the north, undeveloped land to the east, Interstate 84 to the south, and a developed freeway interchange quadrant opposite US Highway 197 from the subject property. These boundaries make the immediate neighborhood a strip parallel area situated between the Columbia River and Interstate 84. property.

Access to the neighborhood is provided by both US Highway 197 and the interstate freeway with a frontage road (Bret Clodfelter Way) paralleling the interstate freeway just to the north. This frontage road provides actual street access to the subject property.

Development potential in the immediate neighborhood is limited due to terrain characteristics as well as the presence of the railroad line, Interstate 84, and the Columbia River. Just to the east are areas of gullies that drop down to elevations similar to that of the Columbia River.

Existing uses include the subject property and a visitor's information building for The Dalles Dam in the northeast quadrant of the freeway interchange and the Lone Pine Mobile Home Park, the Lone Pine Restaurant/Lone Pine Motel, a Shell service station, and a Texaco service station all located in the northwest quadrant of the interchange. The mobile home park, which also caters to RV vehicles, is an older facility while the two service stations appear to be approximately 20 years of age. The restaurant is of single-story, frame construction and caters more to the cafe type trade. It is also approximately 20 years old. The Lone Pine Motel is relatively new. There are several new townhouse now under construction along the south bank of the Columbia River.

----------
(3) The Appraisal of Real Estate; 10th Edition, The Appraisal Institute; 1992
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3223 Bret Clodfelter Way, The Dalles, OR


Neighborhood Description/Introduction (continued)

There is a Texaco station and mini-market, as well as drive-in restaurant located adjacent to the south of the subject property. A new McDonalds restaurant has been constructed on the west side of Highway 197, across from the subject. The Dalles Dam is just to the northeast and is highly visible from the neighborhood.

None of the existing uses are detrimental to the subject's current and highest and best use. The two service stations are slightly complementary. While the restaurant located in the northwest quadrant provides some competition, it is geared more toward the cafe trade and does not provide detrimental competition. The Texaco service station also has a mini-mart which is a convenience for motel guests. The nearest motel is the new Lone Pine Motel and Inn at The Dalles located in what can be considered the southeast quadrant of the freeway interchange but halfway up on the cliff to the higher plateau. This motel, which is an older, single-story, concrete block facility of 47 units, does not have a restaurant. It caters to the lower middle transient-oriented motel type guest. As such, does not provide direct competition. The Lone Pine Motel does provide some competition due to its location and condition. It does not have an on-site restaurant.

Interstate 84, which bypasses The Dalles downtown central business district just to the north, provides the main transportation artery for the city. It has three freeway interchanges serving The Dalles. The Dalles also has a bridge across the Columbia River, which is part of US Highway 197 that travels south from the state of Washington to the City of Bend, Oregon. It travels through The Dalles at the east end of town as The Dalles-California Highway. Other major cross-town thoroughfares include US Highway 30 which roughly parallels Interstate 84 and 10th Street which also travels in a roughly east-west direction. Major southbound streets include Mount Hood Street and Hollow Road, both traveling south from The Dalles. Mount Hood Road is located in the western section of The Dalles and Hollow Road is near the center of the city.

The Union Pacific Railroad line parallels the Columbia River and Interstate 84. The Dalles Municipal Airport is located across the Columbia River in Dallesport, Washington. It is the largest airport in the gorge area. Portland International Airport is approximately 70 miles to the west. There is no regularly scheduled city-supported bus service in The Dalles. There is, however, a van bus service which operates principally for the seniors. The Dalles is also served by Greyhound Bus Line.

The I-84 interchange in the western portion of the city has just undergone a major re-development which has improved the access to the downtown area. It should also spur new commercial development along The Dalles Highway (US 30) in the western portion of the city.

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3223 Bret Clodfelter Way, The Dalles, OR


Neighborhood Description/Introduction (continued)

Utilities

Electric service for The Dalles and the developed areas immediately surrounding it is provided by Northern Wasco County People's Utility District, a non-profit PUD. With electricity provided by the Bonneville power Administration, electric rates are significantly less than other areas of Oregon. Natural gas service for the city is provided by Northwest Natural Gas Company, of which approximately 60 percent of the supply comes from Canada. Rates are similar for other areas of Oregon but somewhat higher than nationally.

Water service is divided between the Chenowith Irrigation District and city-supplied water. In general, incorporated areas have water service provided by the city while the western developed unincorporated areas receive water from the Chenowith Water District. Sewer services are provided by the city. Capacity is reported to be sufficient for any projected residential growth foreseen for the future. United Telephone System provides telephone service.

Government

The Dalles has a council-manager form of government with mayor, five council members, and a city manager. It is a home rule city. The city has salaried fire and city police forces. The fire insurance rating for the city is four. Areas surrounding the city that are developed but unincorporated rely upon county services (rural fire protection districts and Sheriff's department). For developed areas surrounding The Dalles, the insurance fire rating classification is typically five to eight. There are rural fire stations located at the western and eastern edges of the city. The city operates a library which is available for use by county residents.

Most of The Dalles area is in School District No. 12. It operates three elementary, one junior high school, and one high school. Academic standards are considered to be average for the state of Oregon. For the area bordering The Dalles to the west, plus the city of Mosier, there is also School District No.
9. It operates two primary, one middle, and one high school. Academically it considered to be average but slightly less desirable by residents than The Dalles school district.

The Dalles is the county seat for Wasco County and serves as a regional employment base, commercial service center and support services to the local resident as well as tourist. Tourism is increasing, resulting in additional development, particularly along the regional transportation arteries of Interstate 84 and US Highway 197.

There are no adverse influences noted. The subject property is located within a prime commercial district of east The Dalles, along Interstate 84. The Dalles Dam is located to the east of the subject property. This area can be expected to provide a stable environment for most types of real estate investment.

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James Ratkovich & Associates, Inc.
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3223 Bret Clodfelter Way, The Dalles, OR


                                Neighborhood Map


                                [GRAPHIC OMITTED]

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James Ratkovich & Associates, Inc.
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3223 Bret Clodfelter Way, The Dalles, OR


                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

   -------------------------------------------------------------------------
                      Occupancy                          Average Daily Rate
   -------------------------------------------------------------------------
                     1995      1994   Variance   1995     1994    Variance
                     ----      ----   --------   ----     ----    --------
     New England     74.3%t   72.0%     3.2%    $131.90  $125.23     5.3%
    Mid Atlantic
    North Central    69.6%    68.6%t    1.3%      82.59    79.41     4.0%
   South Atlantic    70.1%    68.2%t    2.8%      80.51    77.88     3.4%
    South Central    68.7%    67.7%t    1.5%      68.39    65.61     4.2%
   Mountain/Pacific  71.4%    70.1%     1.7%      87.69    83.70     4.8%
     Nationwide      70.6%    69.2%     2.0%    $ 85.92  $ 82.21     4.5%
   -------------------------------------------------------------------------
Note: Average property size = 210 rooms               Source: PKF Consulting

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3223 Bret Clodfelter Way, The Dalles, OR


Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

        ----------------------------------------------------------------
                                   Rooms Demand         Rooms Supply
                                  Average percent     Average percent
                                      Change              Change
        ----------------------------------------------------------------
        New England                    2.5%                 1.2%
        South/Middle Atlantic          3.1%                 1.4%
        East South/North Central       3.4%                 1.6%
        West South/North Central       3.2%                 1.3%
        Mountain                       3.7%                 1.6%
        Pacific                        2.8%                 2.8%
        ----------------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.

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3223 Bret Clodfelter Way, The Dalles, OR


Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

    --------------------------------------------------------------------------
     Year          Number of          Number of       Average Price Per Room
                 Transactions           Rooms
    --------------------------------------------------------------------------
     1995            107               38,135                $83,000
     1994             83               30,452                 76,000
     1993             40               15,825                 74,000
     1992             41               17,219                 63,000
     1991             52               15,806                 87,000
    --------------------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.

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3223 Bret Clodfelter Way, The Dalles, OR


Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.4 Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

----------
(4) "Portland Business Journal," May 31, 1993, Vol. 10, No. 14, p. 13.
----------                                                                    33
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3223 Bret Clodfelter Way, The Dalles, OR


Hotel Industry Overview (continued)

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o     Average Daily Rate Change Rate
o     Operating Expense Change Rate
o     Free & Clear Equity Capitalization Rate
o     Residual Capitalization Rate
o     Free & Clear Equity Internal Rate of Return

----------
(5) "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.
----------                                                                    34
James Ratkovich & Associates, Inc.
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3223 Bret Clodfelter Way, The Dalles, OR


Hotel Industry Overview (continued)

                       National Full-Service Hotel Market
           From Coopers & Lybrand L.L.P. -- "Hospitality Directions"

                               [GRAPHIC OMITTED]

-------------------------------------------------------------------------------------------------------------------------------
           4th Qtr,'93  1st Qtr,'94  2nd Qtr,'94  3rd Qtr,'94  4th Qtr,'94  1st Qtr,'95  2nd Qtr,'95   3rd Qtr,'95  4th Qtr,'95
-------------------------------------------------------------------------------------------------------------------------------
ADR Chan        0.0278       0.0329       0.0315       0.0322        0.035        0.037       0.0383        0.0391       0.0417
-------------------------------------------------------------------------------------------------------------------------------
Op. Exp. C      0.0344       0.0363       0.0354       0.0336       0.0355       0.0352       0.0345        0.0351       0.0348
-------------------------------------------------------------------------------------------------------------------------------
Equity Cap      0.1143       0.1148        0.115       0.1127       0.0992       0.1073       0.1058         0.109       0.1065
-------------------------------------------------------------------------------------------------------------------------------
Residual C      0.1189       0.1148        0.115        0.114       0.1014       0.1127       0.0992        0.1078       0.1067
-------------------------------------------------------------------------------------------------------------------------------
Equity IRR      0.1505       0.1533        0.155       0.1575       0.1567       0.1523       0.1475        0.1496       0.1505
-------------------------------------------------------------------------------------------------------------------------------

o     Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o     Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.

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3223 Bret Clodfelter Way, The Dalles, OR


Hotel Industry Overview (continued)

o     Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o     Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.

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3223 Bret Clodfelter Way, The Dalles, OR


                                SITE DESCRIPTION

As shown on the plat map to follow, the subject site is an irregular shaped assemblage of lots, located on the north side of Bret Clodfelter Way between the Columbia river to the north and U. S. Highway 84. The subject site consists of a total of five contiguous tax lots containing a total area of 11.92 acres. Tax Lot 300, located north of the existing improved area and along the river bank, and Tax Lot 600, located along US Highway 197, are not developable due to either topography, flood zone, or highway right-of-way and limited access. These parcels contain a total of 5.74 acres, leaving 6.18 acres available for development. The property has 582.15 lineal feet of frontage on Bret Clodfelter Way and 789.31 lineal feet of frontage on the Columbia River. The site also has approximately 596.01 lineal feet of frontage along Highway 97. The subject site has been landscaped and lighted. There is an outdoor, fenced pool area.

Visibility and Access

The subject site has good visibility for traffic traveling along US Highway 197 and good visibility especially westbound for traffic traveling along Interstate
84. Westbound traffic has sufficient time to see the subject property prior to reaching the US Highway 197 freeway interchange for ingress. Access is available for pedestrian purposes along all street frontage. Vehicle access, however, is limited to driveways located off of Bret Clodfelter Way (frontage road).

The accessibility of the site is considered to be good. Access to the property is obtained by turning east off of US Highway 197 onto Bret Clodfelter Way. US Highway 197 and Bret Clodfelter Way are both two-lane, two directional, asphalt-paved, public right of ways. The do not have concrete curbs, gutters and sidewalks. There is no city street lighting in front of the property. There is no on-street parking along either Bret Clodfelter Way or US Highway 97. The subject site has ample off-street parking for motel and restaurant patrons.

Topography and Drainage

Terrain characteristics of the subject property are irregular with the southwest section of the site being at street grade and basically level. The north and east portions of the site drop down to the Columbia River and an old river channel. There is approximately 789.31 lineal feet of frontage along the Columbia River. The site has an excellent view of the Columbia River, The Dalles Dam, and the US 197 Highway bridge. Between the motel and the Columbia River are the remains of the Lone Pine Tree Indian Village and the Shaker Church built in 1896. The Shaker Church had originally been located next to what is now Highway 197 and was moved when the motel was built. All of the village and the Shaker Church are on the National Registry of Historic Places. There are no obvious physical problems in the topography of the site which would adversely affect its present use.

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3223 Bret Clodfelter Way, The Dalles, OR


SITE DESCRIPTION (continued)

Surrounding Uses

Uses surrounding the subject property include the Columbia River to the north; undevelopable, vacant, rugged terrain to the east; Interstate 84 to the south; and service stations and a mobile home park opposite US Highway 197 to the east, as well as The Lone Pine Motel, Lone Pine Restaurant, McDonalds restaurant.

Zoning

The subject site is zoned C-G, (Commercial General) by the City of The Dalles. This zoning designation allows motel, restaurant, lounge, and gift shop use outright. Maximum building height is 55 feet. Minimum front yard setback is 15 feet. Minimum side and rear yard setbacks are 5 feet. Minimum lot area is 5,000 square feet, with the minimum width being 50 feet. Landscaping requirements result in a need of at least 10 percent of the first floor area of the buildings to be represented as landscape area on the site. Off-street parking requirements result in the need for one parking space for every 200 square feet of restaurant and lounge area, one parking space for every 30 square feet of seating unit. Depending upon how meeting room areas are calculated, this would result in a parking requirement for the subject property of 185 spaces. The subject has approximately 199 paved parking spaces as well as additional parking area adjacent to US Highway 97. The subject property meets all zoning requirements.

Soils

No soils report was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoils have adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required, the services of a properly licensed professional engineer should be retained.

Environmental Hazards

We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of the presence potential environmental hazards. No suspicious containers, drums, discarded materials, stressed vegetation, surface soil discoloration or evidence of seepage was found by us. Therefore, it is assumed that the subject is not adversely impacted by the presence of these hazards, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required the services of a properly licensed professional engineer should be retained.

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3223 Bret Clodfelter Way, The Dalles, OR


SITE DESCRIPTION(Continued)

No suspicious containers, drums, discarded materials, stressed vegetation, surface soil discoloration or evidence of seepage was found by us. Therefore, it is assumed that the subject is not adversely impacted by the presence of these hazards, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion.

Seismicity

The subject site is NOT LOCATED within a Seismic Special Study Zone. The 1994 Uniform Building Code (UBC) identifies the region as a Zone 2B risk area, which is characterized as having low to moderate seismicity and moderate seismic engineering requirements.

Utilities

All utilities necessary for the operation of the hotel are in place and are presumed to be of adequate capacity. Water and sewer, are provided by the City of The Dalles. Electrical service is provided by Wasco Public Utility District. Natural gas is supplied by Northwest Natural Gas. Telephone service is provided by United Telephone Company. Utility lines are above ground for electrical and telephone service.

Easements, Restrictions, CC&Rs, Adverse Encumbrances

The property is subject to municipal easements to allow normal installation and maintenance of utilities. There are also rights of the public and governmental bodies in that portion of the property lying below the (mean) high water mark of the Columbia River and the ownership of the State of Oregon in that portion lying below the high water mark. We are aware of no easements or covenants which would adversely affect the value of the property in its current use.

Assessment and Taxes

According to the Wasco County Assessor, the subject assessments and property taxes for the current tax year are summarized as follows:

Tax Account          Land          Improvement   Total         Taxes
-----------          ----          -----------   -----         -----
1N 13E 1AB 200         $ 46,650    $        0    $   46,650       $   826.56
1N 13E 1AB 300         $174,450    $1,718,800    $1,893,250       $29,196.29
1N 13E 1AB 500         $183,130    $2,029,340    $2,212,470       $34,066.74
1N 13E 1AB 600         $ 23,390    $        0    $   23,390       $   414.38
                     ----------    ----------    ----------    -------------

        Total:       $  427,620    $3,748,140    $4,175,760    $   64,503.97

According to tax office data, all payments are current. Assessments and tax rates are typical for commercial property in The Dalles.

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3223 Bret Clodfelter Way, The Dalles, OR


SITE DESCRIPTION(continued)

Drainage and Flood Classification

The site appears to have adequate drainage and soil load bearing capabilities to support most development, as evidenced by the subject and surrounding buildings. The majority of the site is outside the confines of the 100-year flood zone. Only a small narrow band along the river frontage is identified as flood zone. All of the developed area of the site, including buildings, landscaping, pool and parking lots, are above the flood plain.

Conclusion

After careful consideration of the foregoing factors, the appraiser believes that the subject site is well adapted to its current use as a hotel/restaurant site. The majority of the subject site is developed with the Shilo Inn Motel and O'Callahan's Restaurant. There is some excess land located along the Columbia River bank, which is non-developable. The site and river frontage has been developed in an efficient manner and shows no signs of functional obsolescence. We further conclude that it is located within the general path of growth for the city and note that its proximity to Interstate 84 and US Highway 197 enhance its locational attributes. There are no apparent adverse easements or encroachments noted. The site is easily accessible and enjoys a spectacular view of the Columbia River and The Dalles Dam. These natural and man-made features provide a magnet to attract tourists and recreational enthusiasts.

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3223 Bret Clodfelter Way, The Dalles, OR


                                    PLAT MAP


                                [GRAPHIC OMITTED]

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3223 Bret Clodfelter Way, The Dalles, OR


                             IMPROVEMENT DESCRIPTION

Structures

The subject improvements consist of five, interconnected, two-story, Class D, double wall constructed motel /restaurant buildings encompassing 78,566 square feet gross. The facility contains 112 motel rooms, one restaurant, one lounge, banquet and meeting rooms, office, lobby and common areas of corridor and stairwells, storage rooms, daylight basement with laundry and workshop area.

The entire complex is constructed on a site which slopes gently toward a high river bank, providing a good view of the Columbia River from most rooms. The main building contains the lobby/registration area, banquet room, conference rooms, restaurant and lounge. This building connects to the newest mini-suites addition accessed by a hallway to the southeast. The other buildings are accessed to the west of the main building, then turning north connected by hallways. The northern-most building contains a sauna and spa. The main building, and three adjoining building to the west and north, were constructed in 1972. The mini-suites addition was constructed in 1991. Major renovation and remodeling occurred in 1988 to the original buildings. The property has been well maintained. No deferred maintenance was noted. In view of the quality, condition, maintenance and remodeling, the effective age is estimated at 10 years.

The restaurant has a seating capacity of approximately 137 and the adjoining lounge can seat 40 to 45. These rooms have large windows on the north side affording a good view of the Columbia River and The Dalles Dam, as well as the landscaped grounds. Meeting, conference and banquet areas can accommodate 250. The main banquet room contains approximately 4,000 square feet and can be subdivided into three smaller rooms. There if a full-service kitchen and two public rest rooms in this area of the building.

The basic structural framework consists of wood framing and a concrete foundation. Exterior siding is painted/stained exterior textured plywood siding. The roof cover consists of composition shingles. Windows are aluminum and vinyl-framed. Heating and air conditioning is provided by individual package HVAC units. There is an alarm system throughout, with smoke detectors in each guest room.

Guest Rooms

The average room size ranges from 294 to 462 square feet. The newer mini-suites represent the larger room type. The older units range in size from 294 to 378 square feet. Room types include single queen, double queen, single king, double queen mini-suite and king mini-suite. The room finish includes carpet and vinyl, as well a ceramic tile.

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IMPROVEMENT DESCRIPTION (continued)

The typical guest room is furnished with a small table with two chairs, dressers, lamps, nightstands, television set, and queen or king sized beds. They are equipped with small refrigerators, microwave ovens, coffee makers, color TV, video players and hair dryers. The mini-suites also have an easy chair and/or couch.

Public Areas

The restaurant and lounge, known as O'Callahan's, is located in the main building. It has exposed beam and wood vaulted tongue-in-groove ceilings. There is also a large banquet room and two conference rooms, public rest rooms, registration lobby, guest lobby and continental breakfast room. The main lobby area has vaulted ceilings with exposed beams, extensive decorative lighting, wood paneling and a good view of the Columbia River, The Dalles Dam and landscaped grounds.

There is a heated outdoor swimming pool which is fenced and has a large pool side patio area. In addition, there is a sauna and spa located in the northern-most building.

Service areas of the hotel include a maintenance and laundry room, an equipment room, and storage room located in a basement area in Building C.

Parking

Parking is provided in a surface-level asphalt paved and striped lot located on the south and west sides of the existing buildings. Off-street parking is provided for approximately 199 vehicles. Parking is ample and exceeds minimum zoning requirements.

Gross Building Area:

The following is a breakdown of the major building area components:

               Building Area                  Size/Sq.Ft.
               -------------                  -----------
               Older Guest Room Area:         28,000
               Mini-Suite Wing:               18,566
               Restaurant/Lounge:              8,000
               Lobby/Banquet, etc.:            9,500
               Halls/Mechanical, etc.:         8,500
               Basement Storage:               6,000
                                               -----
                             Total:           78,566 Square Feet

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IMPROVEMENT DESCRIPTION (continued)

Average Room Size:              350 square feet average for older units
                                462 square feet average for newer mini-suites.

No of Stories:                  Two

Year Built:                     Phase I:  1972

                                Phase II:  1991

Foundation:                     Steel reinforced concrete footings, continuous
                                and concrete block foundation walls,
                                conventional concrete pier pads.

Floor Structure:                Conventional post and beam construction with
                                floor joist, wood subfloor and finish flooring.

Exterior Walls:                 Class D, double wall wood frame construction.
                                Exteriors of T-1-11 siding over sheathing.
                                Interior construction of finished painted, papered and/or paneled drywall. Insulation in ceiling and exterior walls.

Window/Sash/Door:               Aluminum and vinyl-framed sliding glass windows.
                                Storefront anodized aluminum frame glass doors at main lobby entrance and side entrances.

Roof Structure:                 Prefabricated roof trusses with 5/8" CDX plywood
                                sheathing over trusses; composition shingle roofing; gutters and down spouts.

Interior  Walls:                2"x4" wood frame partitions, 16" or 24" on
                                center with textured and painted 5/8" GWB (one hour rating); sound attenuating insulation with R-11 bats.

Interior Finish:                Floor coverings in all rooms have hotel grade
                                carpet; floor coverings in lobby of carpet;
                                floor cover in pool area of steel reinforced poured in place concrete; floor cover in restrooms of vinyl; incandescent and fluorescent lighting, suspended decorative lighting in lobby.

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3223 Bret Clodfelter Way, The Dalles, OR


IMPROVEMENT DESCRIPTION (continued)

Lobby: Good quality carpeting, exposed open-beam cathedral ceiling accented by suspended chandelier; built in front desk/service counter, guest seating area, decorative furnishings, business office, hospitality room.

Guest Rooms:                    Painted and papered drywall walls and
                                ceilings; carpet in guest rooms and ceramic tile floor cover in bathroom, sliding aluminum frame windows; interior partitions with vision glass panels; kitchenette units with under-counter refrigerators and microwave ovens; televisions, furniture draperies etc. See FF&E description.

Elevators/Stairways:            One hydraulic passenger elevators, 2 stops
                                located in the new wing. The other buildings have interior stairways at either end of the buildings.

HVAC/Climate Control:           Individual wall mounted package HVAC units with
                                temperature control modules in each guest suite.
                                Central HVAC system with multi-zone control system for common areas and lobby.

Electrical:                     Electrical system design engineered to specific
                                hotel electrical loads; 3 phase, 4-wire
                                multi-paneled power busses.

Plumbing:                       Each guest suite includes a tub with shower and
                                toilet in separate room contiguous to dressing room. Small vanity with lavatory sink and wall mounted/surface lighted mirrors and ventilator exhaust fans. Kitchenette sinks included in most units.

Fire Protection:                Battery-powered smoke detection in each guest
                                room, fire alarm pull stations near stairwells.
                                Newer addition has hard-wired smoke detection and emergency lighting.

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3223 Bret Clodfelter Way, The Dalles, OR


IMPROVEMENT DESCRIPTION (continued)

Furniture Fixtures & Equipment: Guest suites include either single king bed or double queen beds; color televisions with remote controls; carpet, draperies; light fixtures and lamps; combination desk/dresser units; luggage rack; 36" parlor table with 2 upholstered wood chairs; night stand, microwave oven and refrigerator; multiple phone jacks.

Site Improvements:

The site improvements include asphalt paved and striped parking areas (199 spaces, including handicapped stalls); landscaping is well maintained and incorporates native species; extensive lighting; concrete flat work including sidewalks, walkways, pool apron; heating swimming pool which is fenced; wood deck off dining area; Shilo Inn signage and flag pole. There is also the remnant of an old Indian village situated on the river bank, reported to have been constructed in 1890. This has historical significance, as well as providing a local interest for motel guests.

Depreciation

The actual age of the improvements range from 4 to 24 years. The older sections were remodeled and renovated in 1988. In view of the renovation, quality and strong on-going maintenance program, an effective age of 16 years is estimated. According to building industry sources, the expected life of similar improvements is 50 years. Depreciation analysis in the Cost Approach will reflect the effective age.

Functional Features and Concluding Remarks

Overall the improvements are in good to very good condition and show care of maintenance. They are well designed, functional in their layout and provide good utility and guest appeal. Nothing in our inspections suggests either the presence of elements of functional obsolescence or deferred maintenance.

The operators' marketing strategy is focused on maximizing extended visit patronage and corporate and governmental patronage. We find the modified suites layout offering "larger than typical" single room units, with amenities typically found in true all suites hotels, is a cost effective way to deliver more amenity and functional utility to the customer, without incurring the additional costs associated with the development and operation of multi-room suites. In-room kitchenettes with microwave ovens and refrigerators, segregated sleeping and meeting room areas, multiple phones, guest laundry facilities and attractive corporate plans seem to be effective in attracting the target market customer.

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3223 Bret Clodfelter Way, The Dalles, OR


IMPROVEMENT DESCRIPTION (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed or two double queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, video players, microwaves, mini-refrigerators, lamps, couch, clock radio and three telephones. Also the single kings contain a sleeper sofa. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,000 per room, or $336,000.

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3223 Bret Clodfelter Way, The Dalles, OR


                                    Site Plan


                                [GRAPHIC OMITTED]

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                                   Floor Plan


                                [GRAPHIC OMITTED]

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                                   Floor Plan


                                [GRAPHIC OMITTED]

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                                   Floor Plan


                                [GRAPHIC OMITTED]

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3223 Bret Clodfelter Way, The Dalles, OR


                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

        "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

        "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

      1. Possible Use. What uses of the site in question are physically possible?

      2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

      3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

      4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.

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HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use. The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building design.

The subject site consists of a total of five contiguous tax lots containing a total area of 11.92 acres, according to Wasco County data. Tax Lot 300, located north of the existing improved area and along the river bank, and Tax Lot 600, located along US Highway 197, are not developable due to either topography, flood zone, or highway right-of-way and limited access. These parcels contain a total of 5.74 acres, leaving 6.18 acres available for development. This 6.18 acres has good access, is level, is above the flood and has a good view of the Columbia River, US Highway 197 bridge to Washington State and The Dalles Dam.

The subject site has access from a driveway on Bret Clodfelter Way and US Highway 197. Interstate 84 is located immediately south of Bret Clodfelter Way and has a full interchange at US Highway 197. Because of this factor the subject parcel has excellent freeway access, as well a regional north-south access from US Highway 197. The Dalles Dam is a tourist attraction and is located east of the subject site. The size, shape and topography provide unlimited options for development. We also note that all utilities are available to the site and the frontage street is in place and fully improved. Therefore, the physical aspects of the site assemblage do not eliminate any uses from the highest and best use analysis, except for the area classified as "excess" land. While the "excess" land cannot easily be developed, it provides a buffer between US Highway 197 and the Columbia River. This buffer area results in protected Columbia River views and unobstructed visibility from US Highway 197.

Permissible Uses. Two types of legal restrictions apply to the subject property: private restrictions (deed restrictions and easements), and public restrictions (principally, zoning). The existing utility easements are standard and do not adversely impact the development potential of the site. Therefore, the principal legal limitation on the development entitlements for the site is the CG zoning. The CG (General Commercial) zone is defined by the City of The Dalles as a broad spectrum commercial district that permits most retail, commercial service and related commercial uses. This designation allows lodging facilities, as well as restaurants and lounges.

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HIGHEST AND BEST USE ANALYSIS (continued)

Feasible Uses. The property is easily adapted to most forms of commercial development, but appears particularly well suited to highway oriented commercial uses where exposure to high average daily traffic volumes is regarded as advantageous by prospective users. Uses, such as residential development which are permissible, are less than optimal since heavy traffic exposure and noise from the interstate is regarded as an adverse characteristic which would tend to limit or diminish property values. Clearly, uses such as hotels/motels, gas station/c-stores and restaurants benefit most from the dual exposure of the subject site, and tend to yield the greatest profitability.

The feasibility of these uses must be considered in light of historical development trends and the current supply of such uses in the local market.

Maximally Productive Uses. Of the permitted uses our analyses suggest that the maximally productive uses today are probably special purpose in nature. These may include automotive oriented retail/commercial uses, such as national franchise tire dealers, or gas station/convenience stores. Beyond these, it appears that hotel/motel uses and restaurant uses with strong marketing and brand identification may yield the maximally productive use for the site today.

With respect to the "excess" land, it is unlikely that a potential purchaser would pay the going market price for commercially-zoned land due to its development limitation. Because is protects us highway 101 exposure and an unobstructed view of the Columbia river, the net developable site area would likely receive a slight premium, compared to other sites.

As Improved

The subject is a five building, two-story hotel property with 112 guest suites on a 6.18 acre site, with a contiguous "excess land" parcel containing 5.74 acres. The present improvement maximizes the net developable area of the site and takes advantage of the Columbia River and the Dalles Dam view amenity. Its location at a major interstate interchange, as well as a north-south highway linking Washington State and the US Highway 197 bridge, place the property at a significant regional crossroads. Because of these factors, the existing hotel with restaurant and lounge takes advantage of destination tourists as well as transient travelers.

As improved, we conclude that the highest and best use the subject property is for continued use as a full service motel, as the motel is operating profitably and the existing improvements contribute the vast majority of the property value.

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3223 Bret Clodfelter Way, The Dalles, OR


                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach  (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.

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3223 Bret Clodfelter Way, The Dalles, OR


VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.

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3223 Bret Clodfelter Way, The Dalles, OR


VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.

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3223 Bret Clodfelter Way, The Dalles, OR


                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.

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3223 Bret Clodfelter Way, The Dalles, OR


                                 Land Sales Map


                                [GRAPHIC OMITTED]

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3223 Bret Clodfelter Way, The Dalles, OR


                             COMPARABLE LAND SALE 1

PROPERTY IDENTIFICATION

Address:                            W 7th Street
City:                               The Dalles
Tax Lot:                            300
County:                             Wasco
Map Reference:                      2N13E 32A
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Raymond Shultensto
Grantee:                            Bruce Humphrey
Document Number:                    94-5555
Sale Price:                         $225,000
Sale Terms:                         Cash Equivalent
Sale Date:                          September 15, 1994

SITE DESCRIPTION

Site Area:                          2.59 acres  -  112,820 square feet
Zoning:                             CG
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Interior site on the north side of W 7th,
                                    east of Snipes Street.

SALE ANALYSIS

Price Per Square Foot:              $1.99

COMMENTS Commercially-zoned site with all services in pioneering location.

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                             COMPARABLE LAND SALE 2

PROPERTY IDENTIFICATION

Address:                            Old Columbia River Road
City:                               The Dalles
Tax Lot:                            700
County:                             Wasco
Map Reference:                      2N 13E 33C
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Honald Inc.
Grantee:                            Robert Ward
Document Number:                    95-0735
Sale Price:                         $150,000
Sale Terms:                         Cash Equivalent
Sale Date:                          February 23, 1995

SITE DESCRIPTION

Site Area:                          1.88 acres  -  81,893 square feet
Zoning:                             CG
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Interior site on the north side of Old
                                    Columbia River Road, west of Webber,
                                    adjacent to Interstate 84.

SALE ANALYSIS

Price Per Square Foot:              $1.83

COMMENTS Site backs on Union Pacific tracks. Good freeway access.

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3223 Bret Clodfelter Way, The Dalles, OR


                             COMPARABLE LAND SALE 3


PROPERTY IDENTIFICATION

Address:                            Lot 2, Columbia Gorge Center Subdivision
City:                               The Dalles
Tax Lot:                            103
County:                             Wasco
Map Reference:                      1N 13E 4AB
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Birtcher NW
Grantee:                            Columbia Gorge
Document Number:                     95-2676
Sale Price:                         $784,000
Sale Terms:                         Cash Equivalent
Sale Date:                          June 8, 1995

SITE DESCRIPTION

Site Area:                          4.27 acres  -  186,000 square feet
Zoning:                             CG
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Interior site north of W 6th - Ernst
                                    Hardware site.

SALE ANALYSIS

Price Per Square Foot:              $4.22

COMMENTS Large commercially-zoned site located in new commercial subdivision with good access.

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3223 Bret Clodfelter Way, The Dalles, OR


                             COMPARABLE LAND SALE 4

PROPERTY IDENTIFICATION

Address:                            Lot 1, Columbia Gorge Center Subdivision
City:                               The Dalles
Tax Lot:                            104
County:                             Wasco
Map Reference:                      1N 13E 4AB
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Birtcher NW
Grantee:                            Safeway, Inc.
Document Number:                    95-2273
Sale Price:                         $894,191
Sale Terms:                         Cash Equivalent
Sale Date:                          June 8, 1995

SITE DESCRIPTION

Site Area:                          4.83 acres  -  219,395 square feet
Zoning:                             CG
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           North side of W 6th Street - Safeway site
                                    south of Ernst

SALE ANALYSIS

Price Per Square Foot:              $4.25

COMMENTS Large commercially-zoned parcel which will be developed with a new Safeway supermarket.

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3223 Bret Clodfelter Way, The Dalles, OR


COST APPROACH (Continued)

Discussion

These four land sales transactions represent the most recent and comparable sales to the subject. The sales occurred between September 1994 and June 1995, indicating a price range of $1.83 to $4.25 per square foot. The discussion of the value adjustments and conclusions is presented below.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest and no adjustment is warranted. No adjustment was made.

Financing Adjustment

The comparable land sales have been reviewed in reference to their financing. Sales and asking prices represent all cash transactions, where no extraordinary financing terms or seller financing is involved. Therefore, no cash equivalency adjustments have been applied.

Market Conditions Adjustment - Time Factor

The sales were analyzed for changes in market conditions to determine if a market conditions adjustment is required and to what magnitude. Based upon appraiser's evaluation of trends in the market we have identified land inflation rates within our local market ranging from zero-percent per year to 10 percent per year. In view of the sale dates and property locations, an annual date of sale adjustment of 1 percent is estimated.

Physical Adjustments

Factors which have an influence on value such as location, growth patterns and trends, accessibility to freeways, employment and commerce centers, size, and physical improvements required for development (off-sites), all require appropriate adjustments in comparing the comparable sales to the subject property. We note that Comparables #1 and #2 are located in a more industrial-type neighborhood, with inferior access to freeway and transportation arteries. These sales are adjusted upward 20% to compare to the subject site. Comparables #3 and #4 are located in a commercial district undergoing development by several national retailers. The access and visibility is considered to be slightly superior and are adjusted downward 10% to compare to the subject.

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3223 Bret Clodfelter Way, The Dalles, OR


COST APPROACH (continued)

Size adjustments, which may be dictated when substantial differences in value indicators can be isolated only to differences in size, may be supported where data is plentiful enough to facilitate a matched pair sales analysis. In this case the available data are insufficient to do so. However, it is typical for larger sites to indicate a lower price per square foot, all other things being equal. The subject site is larger than the comparables, requiring overall downward adjustment for parcel size. Therefore to adjust for size differences, each sales is adjusted downward .5% for each 10,000 square feet of difference, using the subject site size as standard.

Excess Land consists of approximately 5.74 acres. As noted earlier in this report, this area of the subject site cannot likely be developed but does provide a buffer between Highway 197 and the Columbia River. This buffer provides good visibility and access, as well as unobstructed view of the Columbia River and The Dalles Dam. This factor is considered to have a positive impact, compared to the comparable sales. Therefore, Comparables #1 and #2 are adjusted upward 5% and Comparables #3 and #4 are adjusted upward 2% to compare to the subject. Comparables #3 and #4 are adjusted upward at a lesser rate due to their size, visibility and access.

Concluded Land Value

The comparable land sales indicate an unadjusted range from $1.83 to $4.25 per square foot. These sales are all CG commercial parcels intended for commercial uses. All are located in The Dalles and provide a fairly well defined range of values prior to an application of adjustments. After adjustment, the sales indicate a price range of $2.15 to $3.84 per square foot. Comparables #3 and #4 required the least adjustment and are the most recent sales. These parcels are also larger and are considered to best reflect the value of the subject parcel. In view of the location, size, access and physical characteristic of the subject, a value of $3.00 per square foot is supported by market evidence. This reflects a value estimate as follows:

             269,200 square feet @ $3.00 per square foot = $807,600
                                Rounded $800,000

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3223 Bret Clodfelter Way, The Dalles, OR


COST APPROACH (Continued)

Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $75.54 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.

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3223 Bret Clodfelter Way, The Dalles, OR


COST APPROACH (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,000 per room, or $426,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 18 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 32 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $7,360,000
                                   ==========

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3223 Bret Clodfelter Way, The Dalles, OR


                             Replacement Cost Study

========================================================================================================
Development Proforma
Shilo Inn, The Dalles, OR
========================================================================================================

MVS: Sec 11, P 17, Class D, GoodCurrent X          Local X          Adj $/sf
-----------------------------------------          -------          --------
Base Cost:                $69.30     1.00             1.09            $75.54
Hard Costs                           Measure     $/Measure                            Cost         $/SF
----------                           -------     ---------                            ----         ----
  Building                         78,566 SF        $75.54        $5,934,640
  Yard Improvements                                                 $250,000
                                                                    --------

Total Hard Costs                                                                $6,184,640       $78.72

Soft Costs
----------
Architectural & Engineering                          8.00%          $494,800
Development Overhead                                 3.00%           185,500
Stabilization & Opening Expenses            25% of annual income     372,102

Total Soft Costs                                                                $1,052,402       $13.40
----------------                                                                  --------

Total Improvement Costs                                                         $7,237,042       $92.11

Entrepreneurial Profit                18.00%                                    $1,302,668       $16.58
                                                                                  --------       ------
Total                                                                           $8,539,710      $108.69

Depreciation Adjustment             Age/Life        % Dep.            $ Dep.
-----------------------
Physical                               16/50        32.00%        $2,315,854


Total Depreciation                                                              $2,315,854       $29.48
                                                                                ----------       ------
Project Costs (Depreciated Replacement Cost)                                    $6,223,856       $79.22

Depreciated Furniture Fixtures & Equipm        112 Units @            $3,000      $336,000

Land Valuation                 Acres         SF       $/SF        Land Value         Total
--------------                 -----         --       ----        ----------         -----
Site Value in Fee               6.18    269,200      $3.00          $807,600

Site Value                      6.18    269,200      $2.97                        $800,000
-------------------------------------------------------------------------------------------------------
Indicated Value                                                                 $7,359,856

Rounded                                                                         $7,360,000
                                                                                ==========
=======================================================================================================

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3223 Bret Clodfelter Way, The Dalles, OR


                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.

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

                         REGIONAL SUMMARY OF HOTEL SALES

=========================================================================================================================
                                Date of  Year   Building  Land   Land/Bldg  No of  Gross     Sale     Price/     Price/
No.   LOCATION                   Sale    Built   Area     Area    Ratio     Units Area/Rm.   Price    Sq.Ft.     Unit
=========================================================================================================================
1   Comfort Inn                 May-95   1990    30,740   76,405  2.49:1      58   530     $2,800,000  $9l.09    $48,276
    13207 NE 20th Avenue                           Est.
    Vancouver, WA




2   Comfort Inn                 Jun-96   1992    34,000   66,646  1.96:1      64   531     $2,600,000  $76.47    $40,625
    8855 SW Citizens Drive
    Wilsonville, OR

3   Ramada Inn                  Oct-94   1978    68,410   16,200  0.24:1     120   570     $8,400,000  $122.79   $70,000
    2200 Fifth Avenue
    Seattle, WA



4   Travelodge                  Jun-94   1961    30,820   56,912  1.85:1      74   416     $4,200,000  $136.28   $56,757
    4715 25th Avenue NE
    Seattle, WA


5   West Coast Gateway Hotel    Mar-96   1990    59,074   71,165  1.20:1     145   407    $11,218,164  $189.90   $77,367
    18415 Pacific Highway South
    Seattle, WA

6   Best Western Hotel          Mar-95   1986    91,618  262,749  2.87:1     147   623     $5,500,000   $60.03   $37,415
    15901 W. Valley Highway
    Tukwilla WA


==========================================================

No.   LOCATION                          Commments
==========================================================
1   Comfort Inn                     Occupancy reported at
    13207 NE 20th Avenue            70 percent
    Vancouver, WA                   ADR @ $46.00. No food
                                    and beverage
                                    One meeting room, spa,
                                    pool, exercise
                                    Located near new mall.

2   Comfort Inn                     Two-story wood frame
    8855 SW Citizens Drive          motel located in
    Wilsonville, OR                 suburban location.

3   Ramada Inn                      Four-story wood frame
    2200 Fifth Avenue               & stucco downtown
    Seattle, WA                     location. Renovated
                                    prior to sale. $70 ADR
                                    estimate.

4   Travelodge                      Includes retail
    4715 25th Avenue NE             building (Blockbuster)
    Seattle, WA                     ADR est $55.00
                                    Pool, spa.

5   West Coast Gateway Hotel        SeaTac Airport
    18415 Pacific Highway South     location.
    Seattle, WA                     All cash sale.

6   Best Western Hotel              Three story wood frame
    15901 W. Valley Highway         structure includes
    Tukwilla WA                     restaurant, spa, exercise
                                    room and outdoor pool.

Unadjusted Range:      $60.03  to  $189.90 /Sq.Ft.
                      $37,415  to  $77,367 /Unit

             Mean:   $112.76 / Sq Ft     $55,073 / Unit

================================================================================


                                [GRAPHIC OMITTED]


================================================================================

                              Comparable Sales Map

3223 Bret Clodfelter Way, The Dalles, OR


                              COMPARABLE SALE NO. 1


                                [GRAPHIC OMITTED]



ADDRESS:          Comfort Inn              GRANTOR:            Ray Patel, et al.
                  13207 NE 20th Avenue     GRANTEE:            Shree Ram LLC
                  Vancouver, WA
DESCRIPTION:      Two-story wood frame     DOCUMENT #:         Na
                  and stucco limited       MARKET TIME:        Na
                  service hotel            NUMBER OF UNITS:    58
YEAR BUILT:       1990                     SALE PRICE:         $2,800,000
LOT SIZE:         76,405 S.F.              SALE DATE:          June 5, 1995
CONDITION:        Average/Good             TERMS:      $350,000 down
QUALITY:          Average                              seller wrapped
                                                       existing $1.45M
                                                       1st TD with, due
                                                       in 10 years

BUILDING AREA:    30,740 S.F.              GROSS INCOME:       $685,540
LAND:BLDG RATIO:  2.49:1                   NET INCOME:         $288,000
PRICE/S.F.:       $91.09                   OVERALL RATE        10.29%
PRICE/UNIT:       $48,276                  GRM:                4.08
FF&E:   $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.

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3223 Bret Clodfelter Way, The Dalles, OR


                              COMPARABLE SALE NO. 2


                                [GRAPHIC OMITTED]


ADDRESS:           Comfort Inn                GRANTOR:        Mahalaxmi Inc.
                   8855 SW Citizens Drive     GRANTEE:        Ganesh Enterprises
                   Wilsonville, OR
DESCRIPTION:       Two-story wood             DOCUMENT #:     9603044444
                   frame limited service      MARKET TIME:    Na
                   hotel
NUMBER OF UNITS:   64
YEAR BUILT:        1992                       SALE PRICE:     $2,600,000
LOT SIZE:          66,646 S.F.                SALE DATE:      June 19, 1996
CONDITION:         Average/Good               TERMS:          $800,000 down
QUALITY:           Average                                    $1,8M 1st Td
                                                              Commercial Bank
BUILDING AREA:     34,000 S.F.                GROSS INCOME:   $804,825
LAND:BLDG. RATIO:  1.96:1                     NET INCOME:     $310,628
PRICE/S.F.:        $76.47                     OVERALL RATE    11.95%
PRICE/UNIT:        $40,625                    GRM:            3.23
FF&E:              $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.

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3223 Bret Clodfelter Way, The Dalles, OR


                              COMPARABLE SALE NO. 3


                                [GRAPHIC OMITTED]



ADDRESS:          Ramada Inn                GRANTOR:        2200 Fifth Ave. Ltd.
                  2200 5th Avenue           GRANTEE:        Devin Corporation
                  Seattle, WA
DESCRIPTION:      Four-story over parking   DOCUMENT #:     9410280992
                  frame and stucco hotel    MARKET TIME:    6 months
                  with restaurant/lounge    UMBER OF UNITS: 120
YEAR BUILT:       1978                      SALE PRICE:     $8,400,000
LOT SIZE:         16,200 S.F.               SALE DATE:      October 28, 1994
CONDITION:        Average                   TERMS:          $3,000,000 down
QUALITY:          Average                                   $5,400,000 1st
                                                            Td Seafirst Bank
BUILDING AREA:    68,410 S.F.               GROSS INCOME:   Na
LAND:BLDG RATIO:  0.24:1                    NET INCOME:     Na
PRICE/S.F.:       $122.79                   OVERALL RATE    Na
PRICE/UNIT:       $70,000                   GRM:            Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.

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3223 Bret Clodfelter Way, The Dalles, OR


                              COMPARABLE SALE NO. 4


                                [GRAPHIC OMITTED]


ADDRESS:         Travelodge              GRANTOR:      Vincent Hanna Fowler Inv.
                 4715-25 25th Avenue NE  GRANTEE:      P.B. Investments Ltd.
                 Seattle, WA
DESCRIPTION:     One and two-story wood  DOCUMENT #:   9506222113
                 frame and stucco motel  MARKET TIME:  12 month
                 with 6,700 sf retail
                 building
NUMBER OF UNITS: 74
YEAR BUILT:      1961                    SALE PRICE:   $4,200,000
LOT SIZE:        56,912 S.F.             SALE DATE:    June 22, 1994
CONDITION:       Average                 TERMS:        All cash
QUALITY:         Average
BUILDING AREA:   30,820 S.F.             GROSS INCOME: Na
LAND:BLDG RATIO: 1.85:1                  NET INCOME:   Na
PRICE/S.F.:      $136.28                 OVERALL RATE  Na
PRICE/UNIT:      $56,757                 GRM:          Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.

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3223 Bret Clodfelter Way, The Dalles, OR


                              COMPARABLE SALE NO. 5


                                [GRAPHIC OMITTED]


ADDRESS:          Westcoast Gateway Hotel     GRANTOR:        Gateway Hotel LP
                  18415 S. Pacific Highway    GRANTEE:        Patriot American
                  Sea-Tac, WA                                 Hospitality
DESCRIPTION:      Six-Story, good quality     DOCUMENT #:     7110-407
                  Class B hotel w/            MKTG.TIME::     N/A
                  restaurant, lounge Pool     ROOM CT.:       145
                  and spa amenities.
YEAR BUILT:       1990                        SALE PRICE:     $ 11,218,164
LOT SIZE:         71,165 SF (1.63 Acre)       SALE DATE:      March, 1996
CONDITION:        Good                        TERMS:          Cash Equivalent
QUALITY:          Average-Good                CLASS:          Limited service,
                                                              upper tier
BUILDING AREA:    59,074 SF                   GROSS INCOME:   N/A
LAND:BLDG RATIO:  1.20:1                      NET INCOME:     N/A
PRICE/SF:         $189.90                     OVERALL RATE    N/A
PRICE/UNIT:       $77,367                     GRM:            N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.

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3223 Bret Clodfelter Way, The Dalles, OR


                              COMPARABLE SALE NO. 6


                                [GRAPHIC OMITTED]


ADDRESS:         Best Western Southcenter    GRANTOR:        United States
                 15901 W. Valley Highway                     National Bank
                 Tukwilla, WA                GRANTEE:        Wen & Liu
DESCRIPTION:     Three-story and one-story   DOCUMENT #:     95-3311394
                 wood frame structures,      MKTG.TIME::     N/A
                 restaurant, pool & spa      No Of Units:    147
YEAR BUILT:      1986                        SALE PRICE:     $5,500,000
LOT SIZE:        262,749 S.F.                SALE DATE:      March 31, 1995
CONDITION:       Average                     TERMS:          Cash Equivalent
QUALITY:         Average
BUILDING AREA:   91,618 S.F.                 GROSS INCOME:   N/A
LAND:BLDG RATIO: 2.87 :1                     NET INCOME:     N/A
PRICE/SF:        $60.03                      OVERALL RATE    N/A
PRICE/UNIT:      $37,415                     GRM:            N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.

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3223 Bret Clodfelter Way, The Dalles, OR


DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.

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3223 Bret Clodfelter Way, The Dalles, OR


DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.

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3223 Bret Clodfelter Way, The Dalles, OR


DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the previous page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The best GRM value indicators for the subject property are indicated by Sale Nos. 1 through 4 which suggest GRM's in the mid to upper 3 times gross range. We have estimated a GRM of 3.7 as applicable to the subject property which indicates a value of:

                   $1,488,409 GRM x 3.7 =       $5,509,113

                   Rounded                      $5,510,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.

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3223 Bret Clodfelter Way, The Dalles, OR


                                  ------------------------
                                  SUPPLEMENTAL HOTEL SALES
                                  ------------------------

====================================================================================================================================
                             Date of     Year  Building   No of       Gross                  Sale     Price/    Price/
No.  LOCATION                 Sale      Built    Area     Units      Revenue      NOI       Price     Sq. Ft.    Unit    GRM    OAR
====================================================================================================================================

1    Comfort Inn              May-95     1990    30,740     58     $685,540    $288,000  $2,800,000    $91.09  $48,276  4.08  10.29%
     13207 NE 20th Avenue
     Vancouver, WA

2    Capital Inn/Days Inn     Jan-95     1990    29,949     81     $778,745    $373,765  $3,320,000   $110.86  $40,988  4.26  11.26%
     120 College Street
     Lacey WA

3    Quality Inn              Oct-95  1977/86    29,200     73     $685,200    $293,760  $2,625,000    $89.90  $35,959  3.83  11.19%
     1545 NE Burnside
     Gresham OR

4    Comort Inn               Jun-96     1992    34,000     64     $804,825    $310,628  $2,600,000    $76.47  $40,625  3.23  11.95%
     8855 SW Citizens Drive
     Wilsonville OR

5    Ameritel Inn             Jun-96     1991    48,966     94   $1,652,218    $823,838  $6,110,000   $124.78  $65,000  3.70  13.48%
     Confidential

6    Bellevue Hilton          Aug-95     1979   122,369    180   $3,945,000  $1,107,000 $12,300,000   $100.52  $68,333  3.12   9.00%
     100 ll2th Street NE
     Bellevue WA
                                        Mean:                                                          $98.93  $49,863   370  11.19%

     Unadjusted Ranges:                $76.47   to    $124.78 /Sq.Ft.
                                      $35,959   to    $68,333 /Unit
                                         3.12   to       4.26 GRM
                                        9.00%   to     13.48% OAR

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3223 Bret Clodfelter Way, The Dalles, OR


DIRECT COMPARISON APPROACH (Continued)

The primary sales comparables most similar to the subject in geographic proximity, size, type of operation and age are Sales Nos. 1, 2, 4, and 6. These sales suggest values in the mid 40,000's per unit. However, these properties are priced at a lower daily rate and achieve lower occupancies which requires us to be above that range. Sale Nos. 3 and 5 indicate a value range of $70,000 and $77,367 per unit and represent more similar economic characteristics but superior locations. Given the age and overall condition of the subject we conclude that the subject is between the two ranges indicated above. Therefore, we conclude on a value of $50,000 per room or:

                    112 Units @ $50,000 per Unit = $5,600,000

                              Conclude @ $5,600,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $5,510,000 and $5,600,000. We have selected a value indication at the middle of the two indications, as follows:

                         Conclude            $5,550,000
                                             ==========

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3223 Bret Clodfelter Way, The Dalles, OR


                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.

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3223 Bret Clodfelter Way, The Dalles, OR


                          SUMMARY OF COMPETITIVE HOTELS

                              NO OF        RACK
NO.   LOCATION                ROOMS        RATE              COMMENTS


1.    Hood River Inn          150          $65           Single Queen/Non-view
      1108 E Marina Way                    $75+          Single Queen/River View
      Hood River, OR                       $12 additional persons

The Hood River Inn is a Best Western franchise located approximately 20 miles west of the subject property. This is a good quality, full-service motel with restaurant, lounge and banquet rooms. There is an outdoor pool and spa. The improvements were constructed approximately 20 years ago and have recently been remodeled. This facility is located on the Columbia River, with good access and view amenity. Occupancy is estimated at 60%.


2.    Tapadera Inn            64           $59 - $64     Single Queen/King
      112 W 2nd                            $69 - $74     Double Queen
      The Dalles, OR

The Tapadera Inn is located in downtown The Dalles and is a Best Western franchise. This facility was constructed in 1964 and 1970 and is in the process of remodeling. There is a restaurant, lounge and outdoor swimming pool, as well as banquet rooms. Occupancy is estimated at 60%, based upon past years information.


3.    Quality Inn             85           $54 - $59     Single Queen
      2114 W 6th Street                    $69 - $76     Double Queen/King
      The Dalles, OR

This facility has a restaurant located next door, but is classified as a limited-service motel. It has an outdoor heated pool and an enclosed spa. Overall quality and condition is average. According to the management the facility was remodeled 4 years ago. Guest at this motel receive a pass to a local fitness club. Occupancy was reported to be 60% to 65%.


4.    Days Inn                70           $49 - $55     Single Queen
      2500 W 6th                           $65 - $79     Double Queen
      The Dalles, OR                       $59           Single King

Days Inn was constructed in 1983 as Huntley Inn, and remodeled approximately 2 years ago. The overall quality and condition is average to good. This is a limited service motel which features continental breakfast, outdoor swimming pool and spa. Occupancy was reported to be an estimated 65%.

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3223 Bret Clodfelter Way, The Dalles, OR


SUMMARY OF COMPETITIVE HOTELS (continued)

5.    Lone Pine Village
      Motel                   57           $52           Single Queen
      351 Lone Pine Drive                  $59 - $65     Double Queen
      The Dalles, OR                       $57           Single King
                                           $89           Jacuzzi Suite

The Lone Pine Village Motel is a limited service lodging facility located 1/2 block west of the subject. It was constructed in 1992 and is in average to good condition. All rooms have microwave ovens and refrigerators. There is an indoor pool and spa. Guests are given a free breakfast at the Lone Pine Restaurant located next door to this property. Occupancy data was not available, but is estimated to range from 55% to 65%.


6.    Subject Shilo Inn       112          $59 - $65     Single Queen
      Bret Clodfelter Way                  $65 - $75     Double Queen
      The Dalles, OR                       $65 - $79     Single King
                                           $75 - $85     Mini-suite/Non-view
                                           $85 - $95     Mini-suite/View

The subject is a full service motel with restaurant, lounge, banquet/meeting rooms, swimming pool and spa. It is located on the bank of the Columbia River with a good view of The Dalles Dam and river. Access to Interstate 84 is good. Occupancy has consistently been 58% to 62% over the past four years.

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                              COMPARABLE HOTEL MAP


                                [GRAPHIC OMITTED]


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                              COMPARABLE HOTEL MAP


                                [GRAPHIC OMITTED]

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                             COMPETITIVE HOTEL NO. 1


                                [GRAPHIC OMITTED]



                            COMPETITIVE HOTEL NO. 2


                                [GRAPHIC OMITTED]


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3223 Bret Clodfelter Way, The Dalles, OR


                             COMPETITIVE HOTEL NO. 3


                                [GRAPHIC OMITTED]



                             COMPETITIVE HOTEL NO. 4


                                [GRAPHIC OMITTED]


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3223 Bret Clodfelter Way, The Dalles, OR


                             COMPETITIVE HOTEL NO. 5


                                [GRAPHIC OMITTED]



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                           COMPETITIVE MARKET OVERVIEW

The subject property is located in a steadily developing area with strong tourist interest, diversified economy and increasing population base. Tourism and recreation are becoming increasing important in the growth and development of the local area. The Dalles is the anchor for the Central Columbia Gorge area tourism and as a transient location for regional tourism. This area is also the commercial and service center for much of the Columbia River Gorge. Tourism comprises a steadily growing section of the local economy. The Dalles is located at a major regional crossroads, with Washington State to the north and Central Oregon to the south, access by US Highway 197. Interstate 84 is the major east-west transportation artery linking Eastern Oregon to the Portland Metropolitan area to the west. The Columbia River is becoming a destination for wind-surfers, as well as fisherman and boating enthusiasts. It is also important to recognize that the area attractions have experienced increased visitors over the past few years.

There are few competitive hotels/motels in the local area. The closest lodging facility to the subject is the Lone Pine Village Motel, located at the northwest quadrant of the I-84/US Highway 197 interchange. this is newer facility with indoor pool and a restaurant located next door. This facility, however, does not have meeting room/banquet space capability. The Tapadera Inn is a Best Western franchise located in downtown The Dalles. This is an older facility than is now in the process of remodeling. It does have banquet and meeting room capability, but its location in downtown makes access by casual travelers difficult. The other lodging facilities in the immediate area consist of limited-service motels and/or small "mom & pop" motels with minimal amenities.

The Hood River Inn is very comparable to the subject property. It is located on the Columbia River, has an on-site restaurant and lounge and has meeting room/banquet facilities. Access is provide near a full interchange with Interstate 84. This property contains a total of 150 room and can accommodate small conventions. However, this property is located approximately 20 miles west of the subject, outside the typical The Dalles lodging area. It does compete for business and small convention trade. Analysis of these facilities indicates that typical occupancy is at its highest during the summer months. The older motel facilities exhibit occupancy rates ranging from 50% to 55% on an annual basis. The full-service Tapadera Inn and Inn at Hood River and a few other limited-service facilities is estimated in the 55% - 65% range. A review of the actual occupancy of the subject property indicates a stable 58% to 62% on an annual basis, with a daily average room rate increasing from $53.86 in 1992 to $57.92 as of July 1996. The subject property is in excellent condition and has an on-site restaurant, with good access to The Dalles Dam, Columbia River, Interstate 84 and US Highway 197. These factors set the subject apart and above the majority of the competition. Because of these factors the subject property has enjoyed a slightly higher-than-average daily rate compared to other lodging facilities in this segment of the market. This is supported by the actual increase in occupancy and room revenue over the past several years. In view of these factors, it is our conclusion that the subject property will continue to maintain its place in the upper segment of the local lodging market. It is unlikely that additional development will compromise this position, given the subject diversity of rooms, amenities, its river frontage, access to Interstate 84, US Highway 197, as well as area attractions.

----------                                                                    91
James Ratkovich & Associates, Inc.

--------------------------------------------------------------------------------
                                                        SHILO INN
# of Rooms              112                             3223 Bret Clodfelter Way
                                                        The Dalles, OR
--------------------------------------------------------------------------------
Building Area        78,566 sf           RECONSTRUCTED HISTORICAL OPERATING DATA
================================================================================

                                          1993                        1994                         1995
=============================================================================================================================

Occupancy Rate                            62.00%                       58.00%                       58.00%
Average Room Rate                         $53.79                       $54.55                       $56.92
-----------------------------------------------------------------------------------------------------------------------------
REVENUES                                          %Total  Per Room             %Total  Per Room             %Total  Per Room

Room Rentals                          $1,352,999   92.7%   $12,080 $1,278,917   92.8%   $11,419 $1,350,275   93.1%   $12,056
Restaurant                                66,793    4.6%      $596     61,448    4.5%      $549     59,380    4.1%      $530
Telephone                                 29,117    2.0%      $260     27,355    2.0%      $244     29,901    2.1%      $267
Other Income                              11,026    0.8%       $98      9,929    0.7%       $89     10,182    0.7%       $91
-----------------------------------------------------------------------------------------------------------------------------
Total Revenue                         $1,459,935  100.0%   $13,035 $1,377,649  100.0%   $12,300 $1,449,738  100.0%   $12,944

EXPENSES
Departmental Expenses
Rooms Department                         298,108   20.4%    $2,662    308,820   22.4%    $2,757    302,956   20.9%    $2,705
Food & Beverage                           20,685    1.4%      $185     16,641    1.2%      $149     19,640    1.4%      $175
Telephone                                 18,057    1.2%      $161     16,726    1.2%      $149     17,368    1.2%      $155

Undistributed Operating Expenses
Administrative & General                  56,924    3.9%      $508     52,487    3.8%      $469     55,635    3.8%      $497
Management                                72,997    5.0%      $652     68,882    5.0%      $615     72,487    5.0%      $647
Marketing                                 39,002    2.7%      $348     58,159    4.2%      $519     67,018    4.6%      $598
Utilities                                113,519    7.8%    $1,014    117,712    8.5%    $1,051    117,885    8.1%    $1,053
Property Operations & Maintenance         62,278    4.3%      $556     63,277    4.6%      $565     67,317    4.6%      $601
Capital Expenditures                      14,216    1.0%      $127     32,825    2.4%      $293     21,950    1.5%      $196
Miscellaneous                              2,740    0.2%       $24      2,660    0.2%       $24      2,696    0.2%       $24

Fixed Charges
Property Tax & License                    67,539    4.6%      $603     62,105    4.5%      $555     63,371    4.4%      $566
Insurance                                 10,895    0.7%       $97     10,204    0.7%       $91      9,376    0.6%       $84
-----------------------------------------------------------------------------------------------------------------------------
Total Expenses                          $776,960   53.2%    $6,937   $810,498   58.8%    $7,237   $817,699   56.4%    $7,301

NET OPERATING INCOME                    $682,975   46.8%    $6,098   $567,151   41.2%    $5,064   $632,039   43.6%    $5,643
-----------------------------------------------------------------------------------------------------------------------------

================================================================================
                                         Trailing 12
                                         Months 8/96
================================================================================
Occupancy Rate                           57.00%
Average Room Rate                        $58.60
--------------------------------------------------------------------------------
REVENUES                                                  %Total      Per Room
Room Rentals                          $1,363,403           93.6%       $12,173
Restaurant                                55,470            3.8%          $495
Telephone                                 28,108            1.9%          $251
Other Income                               9,787            0.7%           $87
--------------------------------------------------------------------------------
Total Revenue                         $1,456,768          100.0%       $13,007

EXPENSES
Departmental Expenses
Rooms Department                         311,244           21.4%        $2,779
Food & Beverage                           19,413            1.3%          $173
Telephone                                 17,234            1.2%          $154

Undistributed Operating Expenses
Administrative & General                  50,326            3.5%          $449
Management                                72,838            5.0%          $650
Marketing                                 59,397            4.1%          $530
Utilities                                119,649            8.2%        $1,068
Property Operations & Maintenance         68,674            4.7%          $613
Capital Expenditures                       8,951            0.6%           $80
Miscellaneous                              3,213            0.2%           $29

Fixed Charges
Property Tax & License                    68,831            4.7%          $615
Insurance                                 10,319            0.7%           $92
--------------------------------------------------------------------------------
Total Expenses                          $810,089           55.6%        $7,233

NET OPERATING INCOME                    $646,679           44.4%        $5,774
--------------------------------------------------------------------------------

3223 Bret Clodfelter Way, The Dalles, OR

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 62 percent in 1993 to 58 percent in 1994, to 58 percent in 1995 and are 57 percent for the trailing 12 months. The average daily room rate has increased from $53.79 in 1993 to $58.60 in 1996. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 58.9 percent in 1993, 58.1 percent in 1994, 55.5 percent in 1995 and is achieving 57.1 percent in the first nine months of 1996. The average daily rates have similarly remained stable from $45.91 in 1993 to $55.18 in 1996. These figures reflect support for the subject's operations

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will maintain average occupancy rate of 58 percent per year. An average daily rate of $58.50 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 2.0 percent of room revenues; restaurant lease revenues which have ranged between 3.8 and 4.6 percent of room revenues historically are projected at 4.2 percent; and miscellaneous other income from vending machines and similar items, which is estimated at 0.8 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.

Departmental Expenses

Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,662 to $2,779 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $2,750 per room for departmental room expense which is above the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.

----------                                                                    93
James Ratkovich & Associates, Inc.

3223 Bret Clodfelter Way, The Dalles, OR

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 65 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 3.5% and 3.9% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 3.8% for our projections.

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.

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3223 Bret Clodfelter Way, The Dalles, OR


INCOME APPROACH (Continued)

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 2.7% to 4.6% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 7.8 to 8.5 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 8.0 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 4.3 and 4.7 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 4.5 percent based on the subject's most recent historical data and industry standards.

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property taxes are $64,504. Taxes are based on six year cycle assessments with annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $68,000 in our projections to account for personal property taxes.

----------                                                                    95
James Ratkovich & Associates, Inc.

3223 Bret Clodfelter Way, The Dalles, OR

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.6 and 0.7 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.7 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service

----------                                                                    96
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

3223 Bret Clodfelter Way, The Dalles, OR


INCOME APPROACH (Continued)

Capitalization Analysis

properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.

----------                                                                    97
James Ratkovich & Associates, Inc.

3223 Bret Clodfelter Way, The Dalles, OR

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.

----------                                                                    98
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

3223 Bret Clodfelter Way, The Dalles, OR


INCOME APPROACH (Continued)

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

* The subject property is a middle tier, limited-service property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

* The subject property is 25 years old hotel which is proposed for cyclical renovations.

* The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $5,248,649
                                   ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.

----------                                                                    99
James Ratkovich & Associates, Inc.

3223 Bret Clodfelter Way, The Dalles, OR

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.

----------                                                                   100
James Ratkovich & Associates, Inc.

3223 Bret Clodfelter Way, The Dalles, OR

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

*     Survey of investors' acceptable yield rates

*     Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.

----------                                                                   101
James Ratkovich & Associates, Inc.

3223 Bret Clodfelter Way, The Dalles, OR

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                        Yields on Selected Securities
--------------------------------------------------------------------------------
    Period        Aaa Bonds    Baa Bonds        Treasury    Treasury Securities
                                               Securities       (Five Year)
                                              (Long Term)
--------------------------------------------------------------------------------
  March 1995        8.12%        8.70%           7.45%             7.05%
--------------------------------------------------------------------------------
September 1995      7.32%        7.93%           6.55%             6.00%
--------------------------------------------------------------------------------
  April 1996        6.80%        7.47%           6.05%             5.36%
--------------------------------------------------------------------------------
    Average         7.41%        8.03%           6.68%             6.14%
--------------------------------------------------------------------------------

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

        "Risk Free" Capital Market Return Rate:                  8.00% +/-
        Real Estate Risk and Illiquidity Premium:                4.00% +/-
        Hotel-Going Concern Risk based premium:                  1.00% +/-
                                                                 ---------

        Total Return Expectation-Going Concern Hotels:           13.00% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.00%.

----------                                                                   102
James Ratkovich & Associates, Inc.

3223 Bret Clodfelter Way, The Dalles, OR

Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $5,416,415
                                   ==========


Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given both indication relatively similar weight. The indicated values and conclusion of value, of the fee simple estate, via the Income Approach are summarized below:


              Direct Capitalization - Fiscal 1997 Income -  $5,248,649

                   Discounted Cash Flow Analysis   -   $5,416,415

                               Rounded $5,350,000
                                       ==========

----------                                                                   103
James Ratkovich & Associates, Inc.

                                                        SHILO INN
# of Rooms                         112                  3223 Bret Clodfelter Way
Growth Rate:                      3.0%                  The Dalles OR

-------------------------------------------------------------------------------------------------------------------------
                                            % Total      1            2            3             4              5
Fiscal Year (12/1 TO 11/30)                 Revenue     1997         1998         1999          2000          2001
=========================================================================================================================
Room Nights Available                                      40,880       40,880       40,880         40,880        40,880
Number of Occupied Rooms                                   23,710       24,528       24,528         24,528        24,528
Occupancy Rate                                             58.00%       60.00%        60.00%        60.00%        60.00%
Average Room Rate                                          $58.50       $60.26        $62.06        $63.92        $65.84
-------------------------------------------------------------------------------------------------------------------------

REVENUES
Room Rentals                                 93.19%    $1,387,058    $1,477,935   $1,522,273    $1,567,941    $1,614,979
Telephone                                     2.00%        27,741        29,559       30,445        31,359        32,300
Restaurant Revenue                            4.20%        62,513        64,389       66,320        68,310        70,359
Other Income                                  0.80%        11,096        11,823       12,178        12,544        12,920
                                            -----------------------------------------------------------------------------
Total Revenue                                100.0%    $1,488,409    $1,583,705   $1,631,217    $1,680,153    $1,730,558

EXPENSES
Departmental Expenses
Rooms ($/room/year)                          $2,750       308,000       317,240      326,757       336,560       346,657
Telephone (% of Departmental Income)          65.0%        18,032        19,213       19,790        20,383        20,995
                                            -----------------------------------------------------------------------------
Total Departmental Expenses                   21.9%      $326,032      $336,453     $346,547      $356,943      $367,651

Undistributed Operating Expenses
Administrative & General                       3.8%        56,560        58,256       60,004        61,804        63,658
Management                                     5.0%        74,420        79,185       81,561        84,008        86,528
Furniture, Fixtures & Equipment Reserves       3.0%        44,652        47,511       48,936        50,405        51,917
Franchise & Marketing                          8.0%       119,073       126,696      130,497       134,412       138,445
Utilities                                      8.0%       119,073       126,696      130,497       134,412       138,445
Property Operations & Maintenance              4.5%        66,973        71,267       73,405        75,607        77,875
Miscellaneous                                  1.5%        22,326        23,756       24,468        25,202        25,953
                                            -----------------------------------------------------------------------------------
Total Undistributed Expenses                  33.8%      $503,032      $533,363     $549,369      $565,350      $582,826

Total Expenses Before Fixed Charges           55.7%      $829,114      $869,821     $395,916      $922,793      $950,477
Income Before Fixed Charges                   44.3%      $659,295      $713,884     $735,301      $757,360      $780,081

Fixed Charges
Property Tax & License                         4.6%        68,000        70,040       72,141        74,305        76,535
Insurance                                     0.70%        10,419        10,731       11,053        11,385        11,727
Buildings Reserve for Replacement              2.0%        29,768        30,661       31,581        32,528        33,504
                                            -----------------------------------------------------------------------------
Total Fixed Charges                            7.3%      $108,187      $111,433     $114,776      $118,219      $121,765

NET OPERATING INCOME                          37.0%      $551,108      $602,452     $620,525      $639,141      $658,315
Present Value of Income Stream                            487,706       471,808      430,055       391,997       357,307
Discounted at                                13.00%
Total Present Value of Income Stream                                 $3,503,487

------------------------------------------------------------------------------------------------------------------------------
                                               6             7              8             9             10            11
Fiscal Year (12/1 TO 11/30)                   2002          2003          2004           2005          2006          2007
==============================================================================================================================
Room Nights Available                           40,880       40,880        40,880        40,880        40,880       40,880
Number of Occupied Rooms                        24,528       24,528        24,528        24,528        24,528       24,528
Occupancy Rate                                  60.00%       60.00%        60.00%        60.00%        60.00%       60.00%
Average Room Rate                               $67.82       $69.85        $71.95        $74.11        $76.33       $78.62
-------------------------------------------------------------------------------------------------------------------------------

REVENUES
Room Rentals                                $1,663,428   $1,713,331    $1,764,731    $1,817,673    $1,872,203    $1,928,369
Telephone                                       33,269       34,267        35,295        36,353        37,444        38,567
Restaurant Revenue                              72,470       74,644        76,883        79,190        81,566        84,012
Other Income                                    13,307       13,707        14,118        14,541        14,978        15,427
                                            -----------------------------------------------------------------------------------
Total Revenue                               $1,782,474   $1,835,949    $1,891,027    $1,947,758    $2,006,191    $2,066,376

EXPENSES
Departmental Expenses
Rooms ($/room/year)                            357,056      367,768       378,801       390,165       401,870       413,926
Telephone (% of Departmental Income)            21,625       22,273        22,942        23,630        24,339        25,069
                                            -----------------------------------------------------------------------------------
Total Departmental Expenses                   $378,681     $390,041      $401,743      $413,795      $426,209      $438,995

Undistributed Operating Expenses
Administrative & General                        65,568       67,535        69,561        71,648        73,797        76,011
Management                                      89,124       91,797        94,551        97,388       100,310       103,319
Furniture, Fixtures & Equipment Reserves        53,474       55,078        56,731        58,433        60,186        61,991
Franchise & Marketing                          142,598      146,876       151,282       155,821       160,495       165,310
Utilities                                      142,598      146,876       151,282       155,821       160,495       165,310
Property Operations & Maintenance               30,211       82,613        85,096        87,649        90,279        92,937
Miscellaneous                                   26,737       27,539        23,365        29,216        30,093        30,996
                                            -----------------------------------------------------------------------------------
Total Undistributed Expenses                  $600,310     $618,320      $636,869      $655,975      $675,655      $695,924

Total Expenses Before Fixed Charges           $978,991   $1,008,361    $1,038,612    $1,069,770    $1,101,863    $1,134,919
Income Before Fixed Charges                   $803,483     $827,588      $852,415      $877,988      $904,327      $931,457

Fixed Charges
Property Tax & License                          78,831       81,196        83,631        86,140        88,725        91,386
Insurance                                       12,078       12,441        12,814        13,193        13,594        14,002
Buildings Reserve for Replacement               34,509       35,545        36,611        37,709        33,841        40,006
                                            -----------------------------------------------------------------------------------
Total Fixed Charges                           $125,418     $129,181      $133,056      $137,043      $141,160      $145,394

NET OPERATING INCOME                          $678,065     $698,407      $719,359      $740,940      $763,168      $786,063
Present Value of Income Stream                 325,687      296,865       270,594       246,648       224,820

REVERSION ANALYSIS
------------------
Eleventh Year Income                    $786,063
Reversion Capitalized @                   11.50%
Reversion                             $6,835,328
Less Sales Expense                          5.0%
Net Reversion                          6,493,562
Discount rate                             13.00%
Present Value of Reversion                          $1,912,928
                                                    ----------

TOTAL PRESENT VALUE                                 $5,416,415

Concluded Value via Income Approach                 $5,350,000    $47,768 /Room
                                                    ==========


   DIRECT CAPITALIZATION
-------------------------------------------
Net Operating Income             $551,108
   (1997)
Overall Rate                       10.50%
                               ----------

Indicated Value                $5,248,649

3223 Bret Clodfelter Way, The Dalles, OR


                          RECONCILIATION AND CONCLUSION

               Cost Approach                       $7,360,000
               Market Approach                     $5,550,000
               Income Approach                     $5,350,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.

----------                                                                   105
James Ratkovich & Associates, Inc.

3223 Bret Clodfelter Way, The Dalles, OR

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                   $5,350,000
                                   ==========

                      (Including Value of FF&E - $336,000)

----------                                                                   106
James Ratkovich & Associates, Inc.

3223 Bret Clodfelter Way, The Dalles, OR


                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

We have made a personal inspection of the property that is the subject of this report, unless specifically stated otherwise.

In addition to the undersigned Mr. Herald Haskell, MAI performed the original field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314

----------                                                                   107
James Ratkovich & Associates, Inc.

3223 Bret Clodfelter Way, The Dalles, OR


                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS

      MAI, Member Appraisal Institute #10,868
      GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

      Certified General Appraiser, California
      #AG002849, Expires 2/1/97 Real Estate
      Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                1988 to Present
President
      Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                       1986 to 1988
Director of Real Estate Valuation
      Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA           1985 to 1986
Assistant Vice President
      Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                      1984 to 1985
Associate Appraiser
      Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.

----------                                                                   108
James Ratkovich & Associates, Inc.

                        QUALIFICATIONS OF THE APPRAISER

                              HERALD S. HASKELL, MAI

Herald S. Haskell is an independent real estate appraiser/analyst with offices located in Salem, Oregon. He began his real estate appraisal career with Amencan Federal Savings, in 1973, where he last held the position of Chief Appraiser. During his twelve year tenure with this Salem, Oregon firm, he supervised appraisal department personnel and operations, reviewed appraisals from staff and outside appraisers, analyzed secondary market loan security, appraised various types of real estate, and analyzed feasibility of major investments. He accepted the position of Vice President and Assistant Manager of the Los Angeles office of BA Appraisals Inc., m January, 1986. BA Appraisals, Inc., a subsidiary of BankAmerica Company, was purchased by Arthur D. Little Valuation, Inc., in September, 1986. In March, 1987, he opened an independent real estate appraisal office in Monrovia, California, prior to moving back to Salem, Oregon.

During the course of his real estate career, he has appraised various types of residential and income producing properties throughout the United States, primarily the Western Region. Mr. Haskell has instructed Real Estate Principles and Real Estate Appraisal courses at Chemeketa Community College, as well as, SREA Chapter sponsored seminars and workshops.

PROFESSIONAL AFFILIATIONS AND MEMBERSHIPS

The Appraisal Institute,
     MAI (Member, Appraisal Institute) Certificate No. 6118, 1980
     SRPA (Senior Real Property Appraiser) 1978
President, SREA Chapter 85, 1980-81
Delegate, Young Advisory Council, Society of Real Estate Appraisers
Certified Real Estate Appraiser - Oregon (No. COOOOlO) Current license expires 8/31/97

APPRAISAL ASSIGNMENTS

Mr. Haskell has a wide variety of appraisal experience. This experience and expertise is primarily in the residential, commercial and industrial areas, as well as special purpose properties. He has appraised numerous complex properties in these categories for financing, condemnation and various other purposes. He has obtained significant experience over the past decade in appraising hotels and motels. These properties have ranged in size from small local motels to destination resorts, with ownership ranging from local operators to large regional and national franchises. The larger destination resort-type facilities have been valued in multiple millions of dollars. Mr. Haskell's appraisals have been utilized for underwriting conventional loans, issuing development bonds, offer and sale negotiations, listing property for sale, just compensation, and various other purposes. He has qualified as an expert witness in Oregon courts. A partial list of property types in which he is experienced in appraising is located on the following page.

Mr. Haskell is experienced in appraising/consulting and preparing reports on the following:

Residential                                                       Hotels/Motels
Apartments                                                    Postal Facilities
Condominiums                                                Leasehold Interests
Subdivisions                                                  Retail Facilities
Mobile Home Parks                                              Office Buildings
Industrial                                                          Vacant Land
Golf Courses                                                   Shopping Centers
Special Purpose Properties                                             Churches
Feasibility Studies                               Highest and Best Use Analyses
Restaurants                                                      Market Studies


PARTIAL LIST OF CLIENTS

First Interstate Mortgage           Resolution Trust Corporation
First Interstate Bank               U.S. Bancorp Mortgage Corp.
Key Bank of Oregon                  The Bank of Newport
First Security Bank                 The Commercial Bank
Washington Mutual Savings           KeyCorp Mortgage
Federal Deposit Insurance Corp.     State of Oregon
Bank of Salem                       Pioneer Trust Bank
Centennial Bank                     1st Federal Savings of McMinnville
Western Bank                        Evergreen International Aviation
Douglas National Bank               Citizens Valley Bank
West Coast Bancorp                  West Coast Trust
Bank of America                     West One Bank
The Bank of Tokyo, Ltd.             Citizens Bank
Valley Community Hospital           Various individuals

Mr. Haskell's client base centers around real estate lending institutions. While he is experienced in condemnation work for governmental agencies, market value estimates for individuals and local governments, as well as providing reports and testimony for attorney's and courts, his primary clients are lenders. His more than twelve years experience as an employee of lending institutions has provided him with a solid understanding of federal regulations, underwriting requirements and other considerations. He has been a regular consultant at the board level regarding property values. He maintains a knowledge of current regulations and requirements set forth by federal regulators.

EDUCATION

The following is a partial listing of Mr. Haskell's education history. After service in the U.S. Army, with tours in Germany and Viet Nam, Mr. Haskell attended college, receiving G.I. Bill benefits, while providing for and raising a young family. He maintained a 4.0 GPA while studying for the A. S. degree in Real Estate. Upon completion of this program he entered the professional designation programs of the Society of Real Estate Appraisers and the American Institute of Real Estate Appraisers. He met the college degree requirements of the Appraisal Institute bytaking additional course work, passing exams and review by the Education Committee.

Education has been on-going throughout his appraisal career. The following is a partial list of coursework and education programs completed:

     - Associate in Science, Real Estate Technology, Chemeketa Community College Salem, Oregon

     - Course 101, Society of Real Estate Appraisers, "Introduction To Real Property Valuation".

     - Course 201, Society of Real Estate Appraisers, "Appraising Income Property".

     - Course VIII, American Institute of Real Estate Appraisers, "Appraising Residential Property"

     - Course IX, American Institute of Real Estate Appraisers, "Appraisal Administration and Review".

     - Course II, American Institute of Real Estate Appraisers, "Case Studies in Urban Property".

     - "Real Estate Investment Analysis" American Institute of Real Estate Appraisers.

     - "Standards of Professional Practice" American Institute of Real Estate Appraisers.

     - "FHLBB Memo R41(c) Seminar" Society of Real Estate Appraisers.

     - "Advanced Lotus 1-2-3 Workshop" American Institute of Real Estate Appraisers.

     - "Retail Pr6perty Seminar" American Institute of Real Estate Appraisers.

     - "UCIR Form Report Seminar" American Institute of Real Estate Appraisers.

     - "Subdivision Analysis" Society of Real Estate Appraisers.

     - "Highest and Best Use-Feasibility Analysis For Non-Residential Properties" American Institute of Real Estate Appraisers.

     - "Appraisal Review" Society of Real Estate Appraisers.

     - "Fair Lending and the Appraiser" The Appraisal Institute, December, 1993

     - "Legal Liability of Appraisers" Portland Community College, November,
     1993

     - "Understanding Limited Appraisals and Reporting Options" The Appraisal Institute. July, 1994

     - "Uniform Standards of Professional Appraisal Practice, Parts A & B" American Institute of Real Estate Appraisers April, 1991; Part A - April, 1995.

     - Various seminars, workshops and courses on an on-going basis. Mr Haskell is currently certified through the continuing education program of the Appraisal Institute.

3223 Bret Clodfelter Way, The Dalles, OR


                                     ADDENDA


----------                                                                   109
James Ratkovich & Associates, Inc.

                                  EXHIBIT "A"

Parcel 1: (TL 205)

That tract of land known as Tract I deeded to W. J. Suefert Land Company March 8, 1960 and recorded in the Deed Records of Hasco County, Oregon, in Book 141, Page 192 and being North of the North right of way line of Suefert Park Frontage road and East right of way of the relocated Dalles Bridge Approach located in Government Lot 2, Section 36, Township 2 North, range 13 East and in Government Lot 3, Section 1, Township 1 North, range 13 East of the Willamette Meridian.

Including an easement for ingress and egress from Suefert Land Company over the Westerly 60 feet when measured at right angles to the easterly line of the aforementioned parcel.

Subject to flowage easements recorded in book 128, Page 122 of Deed of Records of Wasco County, Oregon.

EXCEPTING the following:

1. A lease parcel granted to Standard Oil from Suefert Land Company as recorded in Wasco County Deed Records, Micro-Film No. 64-2216.

2. A tract of land in Government Lot 3, Section 1,, township 1 North, Range 13 East of the Willamette Meridian, Wasco County, Oregon, more particularly described as follows:

Commencing at the USAE brass cap monument of the North One-quarter of said
Section 1; thence South 89(degrees) 34' 58" East along the North line of said Section a distance of 660 feet to the East line of that parcel of land known as Tract 1 deeded to the W. J. Suefert Land Company March 8, 1960 and recorded in the Deed Records of Wasco County, Oregon. Said point also being the true point of beginning; thence South 10(degrees) 24' 31" East following the aforementioned East line of the w. J. Suefert Land Company tract 1 a distance of 393.90 feet to a point on the northerly right of way of the Suefert Park Frontage Road said point being 50 feet when measured at right angles, from the center line of said road; thence continuing South 10(degrees) 24' 31" East to a point which is 30 feet, when measured at right angles, from the centerline to the Suefert Park Frontage Road; thence Southwesterly 39 feet, plus or minus, following the northerly right of way of aforementioned frontage road; thence North 14(degrees) 07' 38" West leaving said right of way 313 feet, plus or minus; thence South 75(degrees) 52' 22" East 201.00 feet; thence North 14(degrees) 07' 38" West
181.00 feet to the North line of Section 1, township 1 North, range 13 East of the Willamette Meridian; thence South 89(degrees) 34' 58" East 427.84 feet to the true point of beginning.

                                  EXHIBIT "A"

Subject to flowage easement recorded in Book 128, Page 122 of Deed Records of Wasco County, Oregon.

5. The westerly 60 feet when measured at right angles to the Westerly line of the aforementioned Suefert Land Company tract.

Parcel II: (TL 206)

A tract of land in Government Lot 3, Section 1, Township 1 North Range 13 East of the Willamette Meridian, Wasco County, Oregon, more particularly described as follows:

Commencing at the USAE brass cap monument of the North one-quarter corner of said Section 1; thence South 89(degrees) 34' 58" East following the North line of said Section a distance of 85.16 feet, said point being 60 feet from when measured at right angles to the Eastern right of way of the relocated Dalles Bridge Approach, and being the true point of beginning; thence South 10(degrees) 51' 22" West following the line that is parallel and 60 feet from when measured at right angles to the East right of way of the relocated Dalles Bridge Approach, a distance of 428.93 feet to a point of intersection with the northerly line extended easterly, of Standard Oil lease land extended westerly; thence North 75(degrees) 52' 22" East following the northerly line extended westerly and the northerly line, and the northerly line extended easterly, of Standard Oil leased land a distance of 323.72 feet; thence North 14(degrees) 07' 38" West a distance of 351.83 feet to the North line of the aforementioned
Section 1; thence North 89(degrees) 34' 58" West following the North line of said Section, a distance of 147.00 feet to the true point of beginning.

Subject to flowage easement recorded in Book 128, Page 122 of the Deed Records of Wasco County, Oregon.

Including an easement for ingress and egress along the westerly 50 feet of that tract of land deeded Suefert Land Company March 8, 1960 and recorded in the Wasco County deed records, book 141, Page 152, and being north of the Northerly right of way of Suefert Park Frontage Road and east of the easterly right of way of the Dalles Bridge Approach, located in Government Lot 2 of Section 26, Township 2 North, Range 13 East and Government Lot 3 of Section 1, Township 1 North, Range 13 East of the Willamette Meridian.

Parcel III: (TL 207)

A tract of land in Government Lot 3, Section 1, Township 1 North, Range 13 East of the Willamette Meridian, Wasco County, Oregon, more particularly described as follows:

                                  EXHIBIT "A"

Commencing at the USAE brass cap monument of the North one-quarter of said
Section 1; thence South 89(degrees) 34' 50" East along the North line of said Section a distance of 660 feet to the East line of that parcel of land known as Tract I deeded to the W. J. Suefert Land Company March 8, 1960 and recorded in the Deed Records of Wasco County, Oregon. Said point also being the true point of beginning; thence South 10(degrees) 24' 31" East following the aforementioned East line of the W. J. Suefert Land Company tract 1 a distance of 393.90 feet so a point on the northerly right of way of the Suefert Park Frontage Road said point being 50 feet when measured at right angles, from the center line of said road; thence continuing South 10(degrees) 24' 31" East to a point which is 30 feet, when measured at right angles, from the centerline to the Suefert Park Frontage Road; thence Southwesterly 39 feet, plus or minus, following the northerly right of way of aforesaid frontage road; thence North 14(degrees) 07' 38" West leaving said right of way 313 feet; plus or minus; thence South 75(degrees) 52' 22" East 201.00 feet; thence North 14(degrees) 07' 38" West
181.0 feet to the North line of Section 1, Township 1 North, Range 13 East of the Willamette Meridian; thence South 89(degrees) 34' 58" East 427.84 feet to the true point of beginning.

Subject to flowage easement recorded in book 128, Page 122 of the Deed Records of Wasco County, Oregon.

Parcel IV: (TL 208)

A tract of land in Government Lot 3, Section 1, Township 1 North, Range 13 East of the Willamette Meridian, Wasco County, Oregon, more particularly described as follows:

Commencing at the USAE brass cap monument of the North one-quarter of said
Section 1; thence South 89(degrees) 34' 50" East following the North line of said Section 232.16 feet; thence South 14(degrees) 07' 38" East 181.00 feet to the true point of beginning; thence South 75(degrees) 52' 22" West 155.00 feet to the Easterly lne of that certain parcel leased to Standard Oil as recorded in Wasco County Deed of Records; thence following said East line South 14 0 07"38", a distance of 160.00 feet to the Northerly right of way of the Suefert Park Frontage Road, thence Northeasterly 357.00 feet, plus or minus, following the Northerly right of way of the Suefert Park Frontage Road; thence North 14(degrees) 07' 38" West leaving said right of way 313.00 feet, plus or minus, thence South 75(degrees) 52' 22" West 201.00 feet to the true point of beginning.

Subject to flowage easement recorded in Book 128, Page 122 of Deed Records of Wasco County, Oregon.

Parcel V: (TL 209)

The westerly 60 feet when measured at right angles to the westerly line of the aforementioned Suefert Land Company tract.

                                  EXHIBIT "B"

1. The rights of the public in and to the portions thereof included within the boundaries of roads and highways.

2. The usual reservations as contained in patent issued by the United States of America.

3. Public utility easements, if any shall be found to exist in the premises, including, but not limited to, right-of-way easement to Pacific Power & Light Company, a corporation, by instrument recorded June 9, 1964, Micro Film No. 64-1275, ALSO right-of-way easement to Northern Wasco County People's Utility District, a municipal corporation, by instrument recorded June 11, 1980, Micro film No. 80-1630.

4. Perpetual flowage easement granted to United States of America by Suefert Brothers Company by deed recorded March 17, 1954, Book 128, Page 122, Deed Records of Wasco County, Oregon.

5. Denial of access provisions as contained in deed from w. J. Suefert Land Co., an Oregon corporation, to State of Oregon, by and through its State Highway Commission, dated January 12, 1961, deed Book 142, Page 718.

6. Easement Deed, executed by w. J. Suefert Land Co. to United States of America (Corps of engineers) recorded June 9, 1975, Wasco County, Oregon, Micro Film No. 75-1290.

7. Easement for slopes as contained in Warranty Deed from W. J. Suefert Land Co., an Oregon corporation, to Wasco County, a political subdivision of the State of Oregon, recorded January 25, 1961, Deed Book 142, page 716.

8. Access restrictions as contained in Warranty Deed from w. J. Suefert Land Co., an Oregon corporation, to State of Oregon, by and through its State Highway commission, recorded June 30, 1961, Deed Book 143, Page 654.

9. Easement for channel change as contained in instrument from W. J. suefert Land Co., an Oregon corporation, to State or Oregon, by and through its State Highway Commission, recorded June 30, 1961, Deed Book 143, Page 658.

10. Easement Deed executed by W. J. Suefert Land Co. to United States of America (Corps of Engineers), recorded June 9, 1975, Wasco County, Oregon, Micro Film No. 75-1290.

11. The rights of fishing, navigation and commerce in the State of Oregon, the Federal government and the Public in and to that


EXHIBIT "B" - Page 1
portion thereof lying below the ordinary high water mark of the Columbia River.

12. Assignment of Lease for Security, including the terms and provisions thereof, Portage Inn, Inc., to Douglas national Bank, dated December 22, 1987, recorded December 30, 1987, Wasco County, Oregon, Micro Film No. 87-3935.

13. Deed of Trust, including the terms and provisions thereof, executed by Portage Inn, Inc., to Wasco title, Inc., trustee for Douglas national Bank dated December 22, 1987, recorded December 30, 1987, Wasco County, Oregon, Micro Film No. 87-3936, to secure the sum of $1,000,000.00 and interest thereon.

14. Trust Deed, including the terms and provisions thereof, executed by Patrick
G. Lockhart and Rosemary Lockhart, husband and wife, to Portage Inn, Inc. with Wasco title, Inc., trustee, dated December 24, 1987, recorded January 6, 1988, Wasco County, Oregon, Micro Film No. 88-0030, to secure the sum of $1,475,000.00 and interest thereon.

Assignment, C.V.T., Inc., formerly Portage Inn, Inc., to Curtis Trent and Verna
K. Trent, recorded December 14, 1988, Wasco County, Oregon, Micro Film No. 88-3579.

15. Deed of Trust, Assignment of Rents and Security Agreement, including the terms and provisions thereof, Patrick G. Lockhart and Rosemary Lockhart to Stewart Title of Oregon, trustee for Intervest-Mortgage Investment Company, a Washington corporation, dated August 5, 1988, recorded August 9, 1988, Wasco County, Oregon, Micro Film No. 88-2291, to secure the sum of $500,000.00 and interest thereon.

16. Assignment of Leases and Cash Collateral, including the terms and provisions thereof, Patrick G. Lockhart and Rosemary Lackhart to Intervest-Mortgage Investment Company, a Washington corporation, recorded August 9, 1989, Wasco County, Oregon, Micro Film No. 88-2292.

17. Financing Statement, Patrick G. Lockhart and Rosemary Lockhart debtors, and Intervest-Mortgage Company, a Washington corporation, secured party, recorded August 9, 1988, Wasco County, Oregon, Micro Film No. 88-2293.

18. Financing Statement, Patrick g. Lockhart and Rosemary Lockhart, debtors, and UT leasing Corporation, secured party, recorded September 23, 1988, Wasco County, Oregon, Micro Film No. 88-2750.


EXHIBIT "B" - Page 2

                           [LETTERHEAD OF SHILO INNS]

January 6, 1993

Mr. Rodney g. Sawyer
O'Callahan's Restaurant, Inc.
6221 N.E. 82nd Avenue
Portland, OR 97220

            Re: Restaurant Lease - Shilo Inn, the Dalles, Oregon.

Dear Rod:

This letter will acknowledge receipt of you letter of December 28, 1992, exercising your option to renew the lease on the restaurant at the Dalles Shilo Inn for an additional five-year period.

By my reading of the lease, the renewal notice must have been given at least 90 days prior to the termination of the then current lease. However, I accept your letter of December 28th as a renewal of the lease. However, I accept your letter of December 28th as a renewal of the lease. For future reference, I would appreciate your giving me notice prior to October 1, 1997, if your company decides to renew for the third five-year term.

As I read this lease, the terms and conditions go forward on the same basis as now written.

I look forward to a continuing mutually profitable business relationship at The Dalles and to a similarly mutually profitable business relationship at Idaho Falls, Nampa and Richard.

Sincerely,


/s/ Mark S. Hemstreet

Mark S. Hemstreet
Owner

MSH:cls

cc:  Gordon Caudle
     Shilo Inn Manager, the Dalles
     O'Callahan's Restaurant Manager, The Dalles

bcc: John Kneeland

                 [Letterhead of O'Callahan's Restaurant, Inc.]

December 28, 1992

Mark Hemstreet
SHILO INN
11600 SW Barnes Road
Portland, OR 97225

Dear Mark:

This letter is to inform you of O'Callahan's Restaurant, Inc.'s., decision to exercise the lease renewal option for The Dalles property. Per our existing lease, the terms and conditions of our lease would remain unchanged for the next five years.

Please let me know if we need to discuss the lease. I hope you and your family had a Merry Christmas.

Sincerely yours,


/s/ Rodney G. Sawyer

Rodney G. Sawyer
President

RG:ac

ADDENDUM TO LEASE AGREEMENT

      This is an amendment to that certain Agreement by and between Patrick G. Lockhart, rosemary Lockhart "Lessor" and O'Callahan's Restaurants, Inc., "Lessee", dated January 4, 1988 for food and beverage operations at the motel currently known as the Portage Inn, The Dalles, Oregon.

                                    RECITALS

      A. the parties wish to have this amendment to the agreement run concurrently with the Lease Agreement".

      THEREFORE, Restaurant and Motel agree as follows:

      1. Paragraph 1.f (Guest Charges) of the Agreement is amended to add -:

            FOOD AND BEVERAGE SERVICE. The restaurant shall provide food and beverage room delivery services to the Motel guest rooms during normal operating of the restaurants food & beverage services. It is recognized that any liquor, either bottled or by the drink, that leaves the restaurant's premises unconsumed, is done so as per the restaurant's Oregon State Liquor Commission License. Motel grants permission to authorized personnel of Restaurant to full access to the Motel property for such service. It is also understood that room Service charges provided by the restaurant will be billed to the guest room as per paragraph 1.f.

      2. Except as provided herein, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto execute this amendment as of the date last provided herein below.


By: /s/ Patrick G. Lockhart              By: /s/  Rodney G. Sawyer
    ---------------------------              -------------------------
     Patrick G. Lockhart                     O'Callahan's Restaurants Inc.
     Lessor                                  Lessee


    /s/ Rosemary Lockhart
      ----------------------------
      Rosemary Lockhart
      Lessor

Date:                                       Date:
     -----------------------------               -------------------------

THIRD ADDENDUM TO LEASE AGREEMENT

      This is an Amendment to that certain Agreement by and between Patrick G. Lockhart, Rosemary Lockhart "Lessor" and O'Callahan's Restaurants, Inc., "Lessee", dated January 4, 1988 for food and beverage operations at the motel currently known as The Portage Inn, The Dalles, Oregon.

                                    RECITALS

      A. The parties wish to have this amendment to the agreement run concurrently with the Lease Agreement and subsequent Addendums in their respective order.

      THEREFORE, Restaurant and Motel agree as follows:

      1. Lessor agrees to a discount room rate to the Lessee for Lessee's approved employees, at a rate of $5.00 per room night for the initial 60 days of this lease. Thereafter the initial 60 days the discount rate will be at 50%.

      2. Lessor agrees to allow Rod Sawyer personal complimentary rooms anytime during the term of this lease.

      3. Except as provided herein, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto execute this Amendment as of the date last provided herein below.


By:                                        By: /s/  Rodney G. Sawyer
   ---------------------                       ------------------------
   Patrick G. Lockhart                         O'Callahan's Restaurants, Inc.
   Lessor                                      Lessee

Date:                                      Date:    1/19/88
     ------------------                         -----------------------

SECOND ADDENDUM TO LEASE AGREEMENT

      This is an Amendment to that certain Agreement by and between Patrick G. Lockhart, rosemary Lockhart "Lessor" and O'Callahan's Restaurants, Inc., "Lessee", dated January 4, 1988 for food and beverage operations at the motel currently known as The Portage Inn, The Dalles, Oregon.

                                    RECITALS

      A. The parties wish to have this second amendment to the agreement run concurrently with the "First Addendum to the Lease Agreement".

      THEREFORE, Restaurant and Motel agree as follows:

      1. Paragraph 1.f (Guest Charges) of the Agreement is amended to add -:

            FOOD AND BEVERAGE SERVICE. the Restaurant shall provide food and beverage room delivery services to Motel guest rooms during normal operating of the Restaurants food & beverage services. It is recognized that any liquor, either bottled or by the drink, that leaves the Restaurant's premises unconsumed, is done so as per the Restaurant's Oregon State Liquor Commission License. Motel grants permission to authorized personnel of Restaurant to full access to the Motel property for such service. It is also understood that Room Services charges provided by the Restaurant will be filled to the guest room as per paragraph 1.f.

      2. Except as provided herein, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto execute this Amendment as of the date last provided herein below.


By:                                           By: /s/ Rodney G. Sawyer
   ---------------------------                    -------------------------
   Patrick G. Lockhart                            O'Callahan's Restaurants Inc.
   Lessor                                         Lessee

Date:                                         Date:     1/17/88
     -------------------------                      ------------------------

                          ADDENDUM TO LEASE AGREEMENT

      This Addendum is made to that certain lease Agreement dated the 4th day of January, 1988, by and between Patrick G. Lockhart, and Rosemary Lockhart, as lessor, and O'CALLAHAN'S RESTAURANTS, INC., as Lessee.

      The respective parties agree to the following:

      1. A pre-condition to this lease taking effect is that O'Callahan's reserves the right to approve the level of remodel funding for the f&b facilities.

      2. The minimum and percentage rental payable per paragraph 1(a) of the lease agreement shall commence four months after the opening of the restaurant as O'Callahan's.

      3. All costs incurred by the Lessee prior to the opening of the restaurant as O'Callahan's shall be the responsibility of the Lessor.

      4. O'Callahan's reserves the option to terminate this lease upon the sale of the hotel by Execulodge Corporation by means of registered mail with a 90 notice prior to exercising the option.

      DATED this 4th day of January, 1988.

LESSOR:                                LESSEE:

                                       O'Callahan's Restaurants, Inc.


By:                                    By: /s/ Rodney G. Sawyer
   ----------------------------           --------------------------------


Addendum to Lease Agreement

                                LEASE AGREEMENT

      Patrick G. Lockhart/Rosemary Lockhart:(Exceulodge/Portage Inn) O'Callahan's Restaurants, Inc.

                                Table of Contents

1.   Lease Rentals                                                            1
     a.  Percentage rental                                                    1
     b.  Adjusting year                                                       1
     c.  Gross Receipts Defined                                               1
     d.  books and Records                                                    2
     e.  utilities & Taxes                                                    2
     f.  Guest Charges                                                        2

2.   Term                                                                     3

3.   Lessee's Obligations                                                     3

     a.  Use of Premises                                                      3
     b.  Permits and Licenses                                                 3
     c.  Staffing and Service                                                 3
     d.  Sanitation and Appearance of Premises                                3
     e.  Insurance                                                            4
     f.  Indemnity for Suits and Accidents                                    4
     g.  Dram Shop Liability Insurance                                        4
     h.  Cleanliness of Premises                                              4
     i.  Alterations and Additions                                            4
     j.  Statutory Compliance                                                 5
     k.  Hazardous Risks                                                      5
     l.  No Interest in Operation by Lessor                                   5
     m.  Banquet and Meeting Rooms                                            5

4.   O.L.C.C. License                                                         5

5.   Lessor's Obligations                                                     5

6.   Maintenance and Repair                                                   6

7.   Parking                                                                  6

8.   Sign Privileges                                                          6

     a.  Sign Maintenance                                                     6
     b.  Sign Compliance                                                      7

9.   Furniture, fixtures and Utensils                                         7

10.  Food and Beverage Inventory                                              7

11.  Lessor's Right of Entry                                                  7

12.  Right of Assignment                                                      7

13.  Loss or Damage by fire or Casualty                                       7

14.  Liens                                                                    7

15.  No Liability for Loss                                                    8

16.  Overloading of Floors                                                    8

17.  Eminent Domain                                                           8

18.  Termination and Default                                                  8

19.  Subordination of Lease                                                   9

20.  Attorney's Fees and Court Costs                                          9

21.  Surrender of Premises                                                    9

22.  Option to renew Lease                                                    9

23.  Notices                                                                  9

24.  Right of Survivorship                                                    9

25.  No Joint Venture of Partnership                                          10

26.  Purchase of Food & Beverages Inventory by Lessee                         10

27.  Room Rental                                                              10

28.  Legal Counsel                                                            10

                                LEASE AGREEMENT

      THIS LEASE AGREEMENT made and entered into this 4th day of January, 1988, but effective for all purposes upon the issuance and transfer of the O.L.C.C. liquor license, by and between Patrick G. Lockhart, and rosemary Lockhart, hereinafter referred to as :Lessor,: and O'CALLAHAN'S RESTAURANTS, INC., hereinafter referred to as "Lessee."

                                  WITNESSETH:

      WHEREAS, the Lessee has control by ownership of the following described property:

      Restaurant, Bar, and Meeting facilities located at the motel property currently known as The Portage Inn, The Dalles, Oregon.

      AND, WHEREAS, the Lessee is desirous of leasing said described property and improvements thereon from the Lessor and of operating the same as a cocktail lounge and restaurant, along with all banquet facilities.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Lease Rentals.

            a. Percentage Rental. The Lessee shall pay to the Lessor a "Percentage Rental" equal to five percent (5%) of the first $50,000 in gross receipts per month, and ten percent (10%) of gross receipts over $50,000, up to $90,000, and fifteen percent (15%) over $90,000 per month for each month throughout the term of this lease and any renewal or extension thereof, but not greater than 10% of the total gross annualized. Percentage rental shall be payable monthly and within ten (10) days following the last day of the preceding month. Lessee shall furnish the Lessor with a statement certifying the true amount of Lessee's gross receipts made during the preceding month. A minimum rent of $6,000.00 per month will be applied against the percentage rental due.

            b. Adjusting Year. The percentage rental shall be subject to an annual adjustment based on the "Adjusting Year". the adjusting year shall mean the first consecutive twelve (12) month period beginning on the first day of the calendar month following the month of the effective date of the lease and each succeeding twelve (12) month period thereafter. Within forth-five (45) days after the end of each adjusting year, the Lessee shall submit to the Lessor a statement signed by an officer of the Lessee, certifying the true amount of Lessee's gross receipts made in or upon the leased premises during the preceding twelve (12) month period. In the event Lessee had paid to Lessor a sum in excess of the amount due based on the Lessee's gross receipts during the adjusting year, the Lessee shall receive credit for such overpayment against the first rentals due in the next succeeding twelve (12) months. Any underpayment of percentage rental due to lessor will be paid in full within 45 days after the end of the adjusting year.

            c. Gross Receipts Defined. the term "Gross Receipts" shall include the


            Page 1 - Lease Agreement

[ILLEGIBLE] sold by the Lessee, in, on, or from the leased premises during the term of this lease but after deducting therefrom all bona fide credits, allowances, returns, and charges. Proceeds from vending machines, coin-operated devices, including, without limiting the generality of the foregoing, telephone pay stations, musical devices, amusement devices and the like, shall also be included in gross receipts. Gross receipts shall not include complimentary drinks or meals, uncollectible charges and bad debts, use tax, sales tax, and other taxes levied by appropriate state, municipal, county, federal and any other governmental bodies and subdivisions thereof on sales of food, alcoholic or non-alcoholic beverages and any other merchandise and/or services, whether paid by Lessee or Lessee's customers.

            d. Books and Records. Lease shall keep and preserve during each adjusting year full and complete records of all gross receipts and sales. the Lessor shall have the right, nor more than six (6) months and forty-five (45) days following the close of the adjusting year, to examine and audit the lessee's records, but only for the purpose of ascertaining the amount of gross receipts from sales. The examination and audit shall not be made more often than once a year by an accountant selected by the Lessor. If the Lessor wishes to audit the Lessee's records, the Lessor shall notify the Lessee and proceed with such audit and examination within six (6) months after receiving from the Lessee the certified statement required for the adjusting year. Any such audit or examination by the Lessor shall be at the Lessor's sole expense, except in the event that the audit discloses an understatement of one percent (1%) or more in gross receipts reported by Lessee to Lessor in which case the audit will be paid for by the Lessee. The Lessor shall keep in confidence all information furnished to Lessor, either in the form of the statement of receipts delivered by the Lessee or any information which the Lessor might gain or gather from the examination or audit of the Lessee's books.

            e. Utilities and Taxes. All utilities, real estate taxes, and personal property taxes incident to the leased premises shall be paid by Lessor provided that the use of water, gas, and electricity by Lessee are in accordance with the normal operation of a restaurant and bar facility and using taxes and utility charges for the 1988 calendar year as a base period. If, beginning in 1989, the amounts of utilities or taxes payable exceed those payable during the base year, then Lessee shall reimburse Lessor for 25% of any such increase. Reimbursement for tax increases will be payable on the due date of such taxes and reimbursement for utility increases will be payable within 45 days after the end of each 6th month during the remainder of the lease term or any renewal or extension thereof. Twenty-five percent (25%) of any decrease in taxes and utilities shall be deducted from percentage rental payable by Lessee on the same basis. Lessee's responsibility is limited to the property "as is" upon commencement of this lease.

            f. Guest Charges. Lessee must allow Execulodge hotel patrons with proper and approved credit to charge lounge and restaurant charges to the hotel lodging bill. Execulodge shall be responsible for all charges for which it has expressly approved credit. Lessee shall provide room service to hotel patrons in accordance with hours described in Item 2, Term, paragraph 1. Lessee further recognizes that such lounge and restaurant charges by hotel patrons shall be on a monthly accounts receivable basis, subject to a three percent (3%) bookkeeping, accounting and handling charge to Lessee and credited to Execulodge. Lessee shall receive credit for all credit card discounts, unless card handling costs exceed four and one-half (4-1/2) percent at


            Page 2 - Lease Agreement

[ILLEGIBLE] and one-half (4-1/2) percent. Execulodge shall make available upon reasonable request by Lessee all records in Execulodges' possession of such patrons' account for the purpose of verification of said charges. Unless specifically guaranteed, however, Execulodge shall in no manner be responsible for default by its patrons' payment of lounge charges.

            2. Term. the term of this lease shall be for FIVE (5) years, commencing on the date Lessee is licensed by the O.L.C.C. Lessee shall serve full service liquor (including spirits, wine, and beer) and provide a full service menu for the restaurant during the hours that are customary, namely 11:00 a.m. until 2:00 a.m. daily for the lounge and 6:00 a.m. until 10:00 p.m. daily for the restaurant, allowing for routine preparation and cleaning time between 2:30 a.m. and 5:00 p.m. and except on account of strikes, lockout, rules and laws of the State or Oregon or causes beyond control of Lessee or for not more than three (3) days out of respect to the memory of any deceased officer or employee of Lessee, or relative of such officer or employee. Any change in the restaurant or bar hours must be approved in writing by the Lessor.

      The leased premises shall be open for business 365 days a year except for the following days at the discretion of the Lessee: Thanksgiving Day, Christmas Eve, Christmas Day and one other day a year of the Lessee's choice for cleaning of the premises.

      3. Lessee's Obligations.

            a. Use of Premises. Lessee shall use the leased premises the whole part thereof, only as a cocktail lounge and restaurant with meeting and banquet facilities.

            b. Permits and Licenses. Lessee agrees to obtain and pay for any and all permits and licenses required by City, County, or State agencies and agree to comply with and abide by all rules and regulations of any regulatory body having jurisdiction.

            c. Staffing and Service. Lessee shall staff the lounge and restaurant at all times with a sufficient number of adequately trained and supervised personnel s as to be capable of providing the service called for herein in a prompt, courteous and businesslike manner. Lessee acknowledges the need of many of the motel patrons to obtain prompt service. Lessee shall also occupy the leased premises continuously for the purpose state in the lease and carry on business during the hours customary in comparable businesses similarly situated.

            d. Sanitation and Appearance of Premises. Lessee acknowledges that the physical location of the lounge and restaurant within or adjacent to the motel causes motel patrons to identify the motel, lounge and restaurant as one. Lessee acknowledges that poor beverage, food, or service, or unsanitary conditions (or conditions that may appear sloppy or unsanitary) are detrimental to Lessor's motel business as well as lessee's restaurant and lounge. Lessee agrees to use their best efforts to cooperate with Lessor to operate the premises for the mutual benefit of lessee and Lessor. Lessee shall not unreasonably refuse to comply with Lessor's suggestions or requests for changes or improvements in service. Lessee shall maintain the interior and exterior of the premises in a clean and sanitary condition and shall maintain a Class A restaurant and lounge rating which is acceptable t the Board of


            Page 3 - Lease Agreement

[ILLEGIBLE] the leased property Lessee shall be given thirty (30) days to correct the deficiency in maintenance. If the deficiency is such that it cannot reasonably be corrected within 30 days, and provided that Lessee has commenced such corrections in good faith, up to 30 days additional will be allowed for completion. Should lessee fail to correct the deficiency within this time, Lessor may elect to terminate this lease.

            e. Insurance. lessee further agrees at all times during the term hereof, at Lessee's own expense, to maintain, keep in effect, furnish and deliver to the Lessor, liability insurance policies in form and with an insurer satisfactory to the Lessor, insuring both the Lessor and lessee against all liability for damages to person or property in or about the premises; the amount of such liability insurance shall not be less than THREE HUNDRED THOUSAND DOLLARS ($300,000.00) for injury to one person, FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for injuries arising out of any one accident and not less than ONE HUNDRED THOUSAND DOLLARS ($100,000.00) for property damage.

            f. Indemnity for Suits and Accidents. Lessee agrees to and shall indemnity and hold Lessor harmless from the negligence of the Lessee, their officers, agents, invitees and/or employees, as well as those arising from Lessee's failure to comply with any covenant of this lease on their part to be performed, and shall at their own expense defend the Lessor against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against lessor in any such suit or action.

            g. Dram Shop Liability Insurance. lessee's indemnification obligations under paragraph 1. shall extend to damage resulting from risks insurable by so-called dram shop liability insurance. the public liability insurance required in paragraph 1. shall include dram shop liability insurance.

            h. Cleanliness of Premises. the Lessee agrees to keep the leased premises clean, free from all waste or accumulation of debris, and free from any and all unnecessary fire hazards. At all times, Lessee shall keep the sidewalks in front of the leased premises free and clear of ice, snow and debris.

            i. Alterations and Additions. Lessee shall not make any alterations in, or addition to, the leased premises, nor make any contract therefor, without first procuring names and addresses of contractors, copies of proposed contracts, and the necessary permits, all in form and substance satisfactory to Lessor, and furnishing indemnification against liens, costs, damages, and expenses, as may be required by Lessor. All alterations, additions, and improvements, other than Lessee's trade fixtures which may be made or installed by either lessor or Lessee upon the leased premises, shall be the property of Lessor and shall remain upon and be surrendered with the leased premises as a part thereof, without disturbance or injury at the termination of the term of this lease, whether by the lapse of time or otherwise, all without compensation or credit to Lessee, provided, however, if prior to said termination, or within fifteen (15) days thereafter, Lessor so directs by written notice to lessee that Lessee may remove the additions, improvements, fixtures, and installations placed there by Lessee and which are designated in said notice, and repair any damage occasioned by such removals. If Lessee fails to repair such damage


            Page 4 - Lease Agreement

Lessor may errect said reports and Lessee will pay [ILLEGIBLE TYPE] thereof with interest at seven percent (7%) per annum from the date of such removal by Lessor.

            j. Statutory Compliance. Lessee further covenants and agrees to operate the leased premises strictly in accordance with all of the statutes pertaining thereto and all of the rules, regulations and requirements of the City, county and State in which operation occurs. Any violations thereof lading to suspension of said license for over ten (10) days shall be a breach of this lease. No drinking of alcoholic beverages will be permitted on the premises after closing of the lounge, including, but not limited to, drinking by employees.

            k. Hazardous risks. Lessee shall not carry any stock of goods or do anything in or about the leased premises which will in any way impair or invalidate the obligation of any policy of insurance on the leased premises or the building in which the leased premises are situated. Lessee agrees to pay, upon demand, any increase in insurance premiums from the business carried on in the leased premises by Lessee, whether or not Lessor has consented to same.

            l. No Interest in Operation by Lessor. Lessor will have no interest in, or responsibility for, operation of the restaurant and bar; except for the rent reserved, and Lessee shall save and hold Lessor harmless from any and all claims whatsoever arising from Lessee's operations on said premises, and will pay all costs of Lessor's defense, including attorneys' fees, should any claims be made against Lessor by reason of Lessee's acts or omissions in the operation thereof.

            m. Banquet and Meeting Rooms. Lessee shall provide food and beverage service in the banquet rooms currently existing upon request and allow the hotel access and use of the rooms for meetings, on a first come-first served basis for both parties.

      4. O.L.C.C. License. This lease agreement is contingent upon Lessee acquiring a transfer of the O.L.C.C. liquor license currently in existence at the property. the Lessee will operate the bar under the state liquor permit in the name of O'Callahan's Restaurants, Inc.

      5. Lessor's Obligations.

            a. Lessor warrants to the Lessee peaceful possession of the premises during the term of this lease.

            b. Lessor agrees that the Lessee can have for their use all and/or part of all existing equipment in said premises. Any equipment that will be used will be given to the Lessor to dispose of at his discretion.

            c. Lessor agrees to and shall indemnify and hold Lessee harmless from the negligence of the Lessor, their officers, agents, invitees and/or employees, as well as those arising from Lessor's failure to comply with any covenant of this lease on their part to be performed, and shall at their own expense defend the lessee against any and all suits or actions arising out of such negligence and discharge any judgment which may be awarded against Lessee in any such suit or action.


            Page 5 - Lease Agreement

      6. [ILLEGIBLE] The foundation, roof, gutter, downspouts, exterior walls (except doors and glass) and central air conditioning and hearing equipment and the utility lines to their exterior point of entry; provided, however, that Lessor shall not be responsible for maintenance necessitated by the acts of Lessee, their agents or invitees. It is Lessee's responsibility to maintain and keep in good repair the interior of the premises, including all hearing and cooling equipment located on the leased premises that is not part of the hotel's central system, including fixtures, windows, doors, utilities, air conditioning and hearing outlets located on the leased premises, and all other repairs made necessary by Lessee's failure to so maintain, provided, however, Lessee shall not be responsible for maintenance necessitated by the negligence or intentional wrongful acts of Lessor or of its agents. Lessee agrees at his own expense to replace all glass which may be broken or cracked during the term hereof, in the windows and doors of said premises, with glass of as good or better quality as that originally installed. Lessee must deliver the premises to Lessor upon termination in as good condition as when leased, reasonable wear and tear excepted.

      If Lessee neglects to so maintain the premises, Lessor shall have the right, at Lessor's option, (but this clause shall not obligate Lessor so to do or relieve Lessee from any obligation hereunder), after notice to Lessee at the premises, to act as deemed necessary by Lessor to maintain and repair the premises without liability for loss or damage to Lessee's property, and charge the reasonable cost thereof, plus 20% overhead, to Lessee, which sum shall be promptly paid as additional rent. If Lessee determines in good faith that lessor has neglected to maintain and repair, Lessee may elect as its sole remedy to notify Lessor in writing in detail of the necessary repairs, the estimated cost thereof and the intent of lessee to complete the same. If lessor (1) fails to give adequate assurance of commencement within 30 days after receipt of notice,
(2) fails to respond, or (3) fails to question in good faith the necessity of all or a part thereof, Lessee may (if not otherwise in default) complete such repairs and deduct the reasonable cost thereof on a prorated basis from each rental installment as it becomes due.

      7. Parking. The Lessee shall have at all times the right, together with its customers and invitees, to the use of the parking area and driveway appurtenant thereto, for purposes of egress, ingress, parking of motor vehicles for lessee, its customers and employees and the loading and unloading of vehicles in connection with and incidental to the business conducted by the Lessee on the demised premises, all without charge.

      Lessor shall keep and maintain the parking area in good condition and repair and reasonably free of rubbish and debris.

      Lessor shall keep and maintain the parking areas in good condition and with a hard black-top surface and properly striped.

      8. Sign Privileges. Upon obtaining Lessor's written consent, the Lessee may place and maintain in and about the motor hotel building, architecturally attractive, neat and appropriate signs advertising Lessee's business. Upon the termination of this lease, the Lessee shall remove all such signs and restore said areas to their original condition.

            a. Sign Maintenance. Lessee shall maintain all existing signs, additional


            Page 6 - Lease Agreement

            b. Sign Compliance. No sign or insignia shall be attached, affixed or otherwise located on the demised premises in violation of any rule, ordinance or law, and shall fully comply with all the requirements relating to such sign or insignia contained in any ordinance, rule or law and required by any governmental agency.

      9. Furniture, Fixtures and Utensils. All furniture fixtures and equipment, which are more particularly described in Exhibit A (to be furnished by the opening as O'Callahan's), shall be leased along with the premises and shall remain the sole property of Lessor. Lessor will repair any such equipment which becomes inoperable within 60 days from the date of possession by Lessee. Lessee hereby covenants and agrees to return same or equivalent in as good a condition as they are now in, reasonable wear and tear excepted, upon the expiration of this lease or any extension thereof.

      10. Food and Beverage Inventory. Lessee shall be responsible for the purchase, storage and disposition of all food and beverage inventory necessary for conducting the business of the restaurant and bar.

      11. Lessor's Right of entry. It shall be lawful for the Lessor, his agents and representatives, at any reasonable time, to enter into or upon said demised premises for the purpose of examining into the condition thereof or other lawful purpose.

      12. Right of Assignment. Lessee will not assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of this Lease or the estate created in this Lease or in any interest in any portion of the same, or permit any person or persons, company or corporation to occupy the premises, without the written consent of Lessor first being obtained. Lessor agrees not to unreasonably withhold consent.

      13. Loss or Damage by Fire or Casualty. In the event of loss or damage by fire or other casualty to the building in which said leased premises are located, the extent of which is less than fifty-five percent (55%) of the value of the structure the Lessor and Lessee agree to promptly restore the structure to a sound and usable condition. Rental payments shall cease during the period said structure is materially damaged. "Materially damaged" shall mean damage or destruction to the structure to such extent that is not practicable to continue business operations under such circumstances. In the event that there is damage to fixtures or inventory, or if there has been smoke damage to the structure which can be cleaned or painted, then rental payments shall cease for a period of not more than 30 days in which time Lessee shall make the repairs or replacements made necessary by such damage.

      In the event said loss or damage to said structure shall be in excess of fifty-five percent (55%) of the value of the structure, the Lessor may, at his option either restore the building to the extent of the insurance proceeds available or terminate this lease as of the date of loss; without further liability to the Lessee except the return to the lessee of unearned advance rental payments and funds in Security deposit at that time. If loss or damage is in excess of fifth-five percent (55%), Lessor agrees to notify Lessee in writing within thirty (30) days after the occurrence of such destruction or casualty as to his intent to, or not to, rebuild.

      14. Liens. the Lessee will not permit any lien of any kind, type or description


            Page 7 - Lease Agreement
to be placed or imposed upon [ILLEGIBLE TEXT] part thereof, or the real [ILLEGIBLE WORD] on which it stands.

      15. No Liability for Loss. Except for providing the insurance coverage as required by the terms of this lease, neither the Lessor nor the Lessee shall be liable to the other for loss arising out of damage to or destruction of the leased premises, or the building or the improvements of which the leased premises are a part of or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims between Lessor and Lessee for any and all loss, however caused, are hereby waived. Said absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the Lessor and lessee that fire and casualty insurance coverage required under the terms of this lease shall provide reimbursement for any losses suffered and further, that the insurance carriers shall not be entitled to subrogation under any circumstances against either party to this lease.

      16. Overloading of floors. the Lessee will not overload the floors of the leased premises in such a way as to cause any undue or serious stress or strain upon the building in which the leased premises are located, or any part thereof; and the Lessor shall have the right at any time to call upon any competent engineer or architect, whom the Lessor may choose, to decide whether the floors of said premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the building, or any part thereof. In the event the decision of said engineer or architect so called upon is that, in his opinion, the stress or strain is such as to endanger or injure said building or any part thereof, then and in that event the Lessee agrees to immediately relieve said stress and strain, either by reinforcing the building or by lightening the load which causes such stress or strain, in a manner satisfactory to the Lessor.

      17. Eminent domain. In the case of the condemnation or appropriation of all or any substantial part of the leased premises by any public or private corporation under the laws of eminent domain this lease may be terminated at the option of either party hereto upon twenty (20) days written notice to the other, and in that case the Lessee shall not be liable for rent after the date of Lessee's removal from the premises. the Lessee shall share in the condemnation funds to the extent of its lease interest.

      18. Termination and Default. time and strict performance of the provisions of this lease agreement are of the essence. if the Lessee shall be in arrears in any payment due to lessor for a period of fifteen (15) days after the same becomes due, if said Lessee shall fail or neglect to do, keep, perform, or observe any of the covenants and agreements contained herein on Lessee's part to be done, kept, performed, or observed, and such failure shall continue for ten
(10) days or more after written notice of such failure or neglect shall be given to Lessee, or if said Lessee shall be declared bankrupt or insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if on the expiration of this lease, Lessee fails to surrender possession of said leased premises, then and in either of said cases or events, the Lessor or those having Lessor's estate in the premises lawfully, at his or their option, immediately or any time thereafter, without demand or notice, may repossess the same as of Lessor's


            Page 8 - Lease Agreement

[ILLEGIBLE] former estate, expel said Lessee and those claiming by, through, or under Lessee and take over Lessee's effects continuing the operation in any manner as to the Lessor may seem expedient, without prejudice to any remedy which might otherwise be used for arrears of debt or preceding breach of covenant. In the event of termination for any default, any and all prepaid rentals, lease deposits, or security deposits will be forfeited by Lessee.

      19. Subordination of Lease. It is understood that the Lessor has placed a first mortgage on the demised premises and it is agreed that the interest of the Lessee under this Lease is to be subject and subordinate to said first mortgage or any replacement mortgage or mortgages obtained by Lessor.

      In the event the Lessor neglects to pay the mortgage payments when due, then the Lessee shall have the right to pay the same, and the Lessee shall have credit against the rent due hereunder for any such payments made.

      20. Attorney's Fees and Court Costs. In case suit or action is instituted to enforce compliance with any of the terms, covenants, or conditions of this lease, or to collect the rental which may become due hereunder, or any portion thereof, the prevailing party will be entitled to, in addition to the costs and disbursements provided by statute, such additional sum as the court may adjudge reasonable for attorneys' fees in said suit or action.

      21. Surrender of Premises. Upon expiration of the term of this lease, Lessee shall deliver the leased premises and equipment to the Lessor in as good condition as Lessee shall have received the same, reasonable wear and tear and damage by fire or the elements excepted.

      22. Option to Renew Lease. If Lessee complies with all the conditions of the Lease Agreement, Lessee is hereby given a five year option to renew followed by an additional five year option to renew, which option must be exercised by notification in writing at lease 90 days prior to the termination of the then current lease period, and on the same terms and conditions as this lease, except as to rental, which shall be at the same base and percentage rent for the first five year period. The option to renew this lease is given and may be enforced by the said Lessee only, and on condition that it shall not be assigned, mortgaged, or encumbered by the Lessee herein; nor shall it pass by any evolution, assignment or transfer of this lease, or by law or otherwise, and upon such transfer or disposition this option to renew shall be null and void.

      23. Notices. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by registered mail to Lessee at the address of the leased premises, and to Lessor at the address then fixed for the payment of rent, and either party may, by like notice or at any time and from time to time, designate a different address to which notice shall be sent. Notices given in accordance with these provisions shall be deemed received when mailed.

      24. Right of Survivorship. All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to and inure to the benefit of and bind as the circumstance may require, their respective heirs, executors,


            Page 9 - Lease Agreement

[ILLEGIBLE] hereof, to the assigns of such parties.

      25. No Joint Venture of Partnership. Nothing contained in this lease shall be construed as creating a partnership or joint venture between Lessor and Lessee or between the Lessor and any other party, or cause the Lessor to be responsible in any way for the debts or obligations of the Lessee or any other party.

      26. Purchase of Food & Beverage Inventory by Lessee. Lessee will purchase, at its discretion, that portion of the food and liquor inventory which it can use. Payment for the inventory will be in two equal payments of 1/2 the amount due within 30 days after Lessee takes possession and the remaining 1/2 within 60 days after possession.

      27. Room Rental. Lessee will be allowed to rent rooms at a commercial rate or a negotiated rate at the discretion of the Lessor and on a "space available" basis.

      28. Legal Counsel. Lessee and Lessor have adequate legal counsel and have read and fully understand all of the terms and conditions contained in this Lease Agreement.

      IN WITNESS WHEREOF, the parties hereto have hereunder set their hands on the day and year first above written.

Lessor:                             Lessee:

                                    O'Callahan's Restaurants Inc.


By: /s/ Patrick G. Lockhart         By: /s/ Rodney G. Sawyer
   --------------------------          -----------------------------
   Patrick G. Lockhart
   for Execulodge Corporation


            Page 10 - Lease Agreement

SHILO INN - THE DALLES, OREGON (112 units)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                            1991                     1992                    1993                   1994
REVENUE                   (actual)       %         (actual)        %       (actual)       %       (actual)       %
Guest Room               $1,339,896     98.7%     $1,375,309      93.%    $1,352,999     92.7%   $1,278,917     92.8%
Restaurant Rent              72,187      4.9%         64,348      4.4%        66,793      4.6%       61,448      4.5%
Telephone                    38,421      2.6%         27,506      1.9%        29,117      2.8%       27,355      2.8%
Meeting/Banquet Room              0      0.0%              0      0.0%             0      0.0%            0      0.0%
Fax                           3,434      0.2%          1,159      0.1%         1,270      0.1%        1,298      0.1%
Valet                         1,473      0.1%            625      0.0%           818      0.1%          695      0.1%
Video                         1,566      0.1%          1,526      0.1%         1,919      0.1%        2,249      0.2%
Sports and Athletics              0      0.0%              0      0.0%             0      0.0%            0      0.0%
Vending Machines              1,649      0.1%          1,223      0.1%           710      0.0%          399      0.0%
Guest Laundry/Soap            2,055      0.1%          1,633      0.1%         1,352      0.1%        1,263      0.1%
Miscellaneous                17,129      1.2%          4,309      0.3%         4,957      0.3%        4,025      0.3%
                         --------------------     --------------------    --------------------   --------------------
     TOTAL REVENUE        1,477,730    100.0%      1,477,638    100.0%     1,459,935    100.0%    1,377,649    100.0%
                         --------------------     --------------------    --------------------   --------------------
RATING EXPENSE

PAYROLL & RELATED EXPENSE
   Managers                  35,731      2.4%         36,055      2.4%        21,570      1.5%       23,602      1.7%
   Front Desk                41,132      2.8%         40,231      2.7%        42,230      2.9%       42,599      3.1%
   Bookkeeper/Auditor        16,307      1.1%         16,213      1.1%        18,208      1.2%       16,462      1.2%
   Head Housekeeper          13,856      0.9%         12,225      0.8%        12,941      0.9%       13,150      1.0%
   Housekeeper - Rooms       40,731      2.8%         54,570      3.7%        56,409      3.9%       53,415      3.9%
   Housekeeper - Other       18,213      1.2%          6,085      0.4%         6,470      0.4%        6,851      0.5%
   Laundry                   12,265      0.8%         12,268      0.8%        12,679      0.9%       13,071      0.9%
   Guest Services            30,567      2.1%         28,190      1.9%        22,588      1.5%       28,370      2.1%
   Sales & Marketing         11,308      0.8%         11,009      0.7%         9,656      0.7%       10,847      0.8%
   Security                       7      0.0%              0      0.0%             0      0.0%            0      0.0%
   Maintenance               27,852      1.9%         24,807      1.7%        19,776      1.4%       21,630      1.6%
   Ground Maintenance             0      0.0%            708      0.0%         8,648      0.6%        9,421      0.7%
   Windows/Carpets                0      0.0%            100      0.0%         2,524      0.2%        2,723      0.2%
   Bonuses                        0      0.0%          3,500      0.2%         3,700      0.3%        1,200      0.1%
   Payroll Taxes             45,967      3.1%         41,352      2.8%        24,879      1.7%       22,850      1.7%
   Workers' Comp                  0      0.0%              0      0.0%        14,271      1.0%       14,342      1.0%
   Workers' Comp Claims           0      0.0%              0      0.0%           210      0,0%        1,754      0.1%
   Health Insurance          23,828      1.6%         19,148      1.3%        21,959      1.5%       23,067      1.7%
   Medical                        0      0.0%              0      0.0%             0      0.0%          664      0.0%
   Uniform/Cleaning             359      0.0%            375      0.0%           435      0.0%           50      0.0%
   Other                        489      0.0%            621      0.0%           467      0.0%          752      0,1%
                         --------------------     --------------------    --------------------   --------------------
     TOTAL PAYROLL          318,612     21.6%        307,457     20.8%       299,620     20.5%      306,820     22.3%
                         --------------------     --------------------    --------------------   --------------------


                                                  For The
                                               12 Months Ended
                             1995                 8-31-96
REVENUE                    (actual)        %      (actual)        %

Guest Room                $1,350,275      93.1%  $1,363,403      93.6%
Restaurant Rent               59,380       4.2%      55,470       3.8%
Telephone                     29,901       2.1%      28,108       1.9%
Meeting/Banquet Room               0       0.0%           0       0.0%
Fax                            1,651       0.1%       1,033       0.1%
Valet                            500       0.0%         404       0.0%
Video                          1,907      0..1%       2,013       0.1%
Sports and Athletics               0       0.0%           0       0.0%
Vending Machines                 558       0.0%         645       0.0%
Guest Laundry/Soap             1,243       0.1%       1,140       0.1%
Miscellaneous                  4,323       0.3%       4,552       0.3%
                          ---------------------  ---------------------
     TOTAL REVENUE         1,449,738     100.0%   1,456,768     100.0%
                          ---------------------  ---------------------
RATING EXPENSE

PAYROLL & RELATED EXPENSE
   Managers                   24,002       1.7%      26,315       1.8%
   Front Desk                 45,404       3.1%      46,319       3.2%
   Bookkeeper/Auditor         17,848       1.2%       8,211       1.3%
   Head Housekeeper           12,308       0.8%      12,318       0.8%
   Housekeeper - Rooms        62,773       4.3%      64,081       4.4%
   Housekeeper - Other         6,871       0.5%       6,977       0.5%
   Laundry                    12,940       0.9%      13,026       0.9%
   Guest Services             23,188       1.6%      27,196       1.9%
   Sales & Marketing          11,259       0.8%      11,360       0.8%
   Security                        0       0.0%           0       0.0%
   Maintenance                22,846       1.6%      23,014       1.6%
   Ground Maintenance          8,310       0.6%       8,566       0.6%
   Windows/Carpets             2,582       0.2%       2,316       0.2%
   Bonuses                       205       0.0%         500       0.0%
   Payroll Taxes              23,870       1.6%      24,110       1.7%
   Workers' Comp              13,599       0.9%      12,198       0.8%
   Workers' Comp Claims           38       0.0%          94       0.0%
   Health Insurance           23,108       1.6%      24,886       1.7%
   Medical                     2,288       0.2%       2,197       2.2%
   Uniform/Cleaning              122       0.0%         299       0.0%
   Other                         829       0.1%         651       0.0%
                          ---------------------  ---------------------
     TOTAL PAYROLL           314,390      21.7%     324,634      22.3%
                          ---------------------  ---------------------

SHILO INN - THE DALLES, OREGON (112 units)                                PAGE 2
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                            1991                     1992                    1993                   1994
REVENUE                   (actual)       %         (actual)        %       (actual)       %       (actual)       %
UTILITIES
   Electricity               73,075      4.9%         69,488      4.7%        63,561      4.4%       65,340      4.7%
   Gas                       13,863      0.9%         13,739      0.9%        16,327      1.1%       18,200      1.3%
   Telephone                 20,021      1.4%         16,568      1.1%        17,307      1.2%       16,726      1.2%
   Water                     13,071      0.9%         14,120      1.0%        12,297      0.9%       13,996      1.0%
   Garbage                    4,459      0.3%          7,892      0.5%         8,746      0.6%        7,662      0.6%
   Sewer                      7,575      0.5%         10,916      0.7%        11,958      0.8%       12,514      0.9%
                         --------------------     --------------------    --------------------   --------------------
     TOTAL UTILITIES        132,064      8.9%        132,723      9.0%       130,826      9.0%      134,438      9.8%
                         --------------------     --------------------    --------------------   --------------------
ADVERTISING
   Advertising                    0      0.0%              0      0.0%             0      0.0%            0      0.0%
   Airport Advertising            0      0.0%              0      0.0%             0      0.0%            0      0.0%
   Billboards                16,525      1.1%         19,072      1.3%        20,575      1.4%       22,031      1.6%
   Highway Logos              1,507      0.1%          1,337      0.1%         1,337      0.1%        2,483      0.2%
   Radio Media                    0      0.0%              0      0.0%             0      0.0%            0      0.0%
   Radio Tradeouts            1,797      0.1%            975      0.1%         1,260      0.1%        3,001      0.2%
   TV Media                       0      0.0%              0      0.0%             0      0.0%            0      0.0%
   TV Tradeouts               2,292      0.2%          1,140      0.1%           586      0.0%        1,091      0.1%
   Brochures/Postcards        1,559      0.1%          2,381      0.2%           882      0.1%        5,436      0.4%
   Brochures/Tradeouts            0      0.0%              0      0.0%             0      0.0%          578      0.0%
   Yellow Pages               1,600      0.1%          1,905      0.1%         2,154      0.1%        2,851      0.2%
   Newspaper Ads                240      0.0%            332      0.0%           559      0.0%          595      0.0%
   Magazine Ads               3,267      0.2%          1,017      0.1%           117      0.0%          103      0.0%
   Magazine Tradeouts           365      0.0%            534      0.0%            48      0.0%          278      0.0%
   Property Ads                   0      0.0%             25      0.0%           195      0.0%          513      0.0%
   Advertising Tradeouts Other  238      0.0%            234      0.0%           221      0.0%        2,625      0.2%
   Sports Events/Tradeouts      503      0.0%            128      0.0%           485      0.0%          150      0.0%
   Sports Sponsorship             0      0.0%              0      0.0%             0      0.0%            0      0.0%
   Displays                       0      0.0%              0      0.0%           172      0.0%          100      0.0%
   Local Events Promotion         0      0.0%              0      0.0%            94      0.0%        1,043      0.1%
   Travel Guides/Directories      0      0.0%            407      0.0%            50      0.0%        1,116      0.1%
   Promotional Items              0      0.0%              0      0.0%             0      0.0%            0      0.0%
   Advertising & Promotion    1,453      0.1%            811      0.1%           604      0.0%          991      0.1%
   Travel Agents              2,383      0.2%          2,296      0.2%         2,852      0.2%        4,049      0.3%
   Marketing                      0      0.0%              0      0.0%             0      0.0%          327      0.0%
   Taxi & Limo                    0      0.0%              0      0.0%             7      0.0%            0      0.0%
                         --------------------     --------------------    --------------------   --------------------
      TOTAL ADVERTISING      33,729      2.3%         32,594      2.2%        32,198      2.2%       49,361      3.6%
                         --------------------     --------------------    --------------------   --------------------


                                                    For The
                                                 12 Months Ended
                               1995                 8-31-96
REVENUE                      (actual)        %      (actual)        %

UTILITIES
   Electricity                 70,446       4.9%      72,513       5.0%
   Gas                         15,024       1.0%      14,988       1.0%
   Telephone                   16,874       1.2%      16,102       1.1%
   Water                       14,067       1.0%      13,653       0.9%
   Garbage                      5,868       0.4%       5,998       0.4%
   Sewer                       12,480       0.9%      12,497       0.9%
                             -------------------    --------------------
     TOTAL UTILITIES          134,759       9.3%     135,751       9.3%
                             -------------------    --------------------
ADVERTISING
   Advertising                    234       0.0%           0       0.0%
   Airport Advertising              0       0.0%           0       0.0%
   Billboards                  21,881       1.5%      22,136       1.5%
   Highway Logos                3,193       0.2%       3,206       0.2%
   Radio Media                      0       0.0%           0       0.0%
   Radio Tradeouts              4,332       0.3%       3,298       0.2%
   TV Media                         0       0.0%           0       0.0%
   TV Tradeouts                 2,137       0.1%       1,764       0.1%
   Brochures/Postcards            768       0.1%       1,124       0.1%
   Brochures/Tradeouts             35       0.0%         104       0.0%
   Yellow Pages                 5,203       0.4%       3,187       0.2%
   Newspaper Ads                  717       0.0%         464       0.0%
   Magazine Ads                   450       0.0%         466       0.0%
   Magazine Tradeouts             225       0.0%         371       0.0%
   Property Ads                 6,526       0.5%       3,390       0.2%
   Advertising Tradeouts
     Other                        350       0.0%         414       0.0%
   Sports Events/Tradeouts          0       0.0%           0       0.0%
   Sports Sponsorship             128       0.0%           0       0.0%
   Displays                       262       0.0%         239       0.0%
   Local Events Promotion         622       0.0%         577       0.0%
   Travel Guides/Directories    1,962       0.1%       1,244       0.1%
   Promotional Items                0       0.0%           0       0.0%
   Advertising & Promotion        832       0.1%         687       0.0%
   Travel Agents                7,355       0.5%       8,454       0.6%
   Marketing                       19       0.0%         194       0.0%
   Taxi & Limo                      0       0.0%           0       0.0%
                             -------------------    --------------------
      TOTAL ADVERTISING        57,231       3.9%      51,419       3.5%
                             -------------------    --------------------

SHILO INN - THE DALLES, OREGON (112 units)                                PAGE 3
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                            1991                     1992                    1993                   1994
REVENUE                   (actual)       %         (actual)        %       (actual)       %       (actual)       %
SUPPLIES
   Linen                      3,034      0.2%          8,500      0.6%         4,632      0.3%        7,682      0.6%
   Bathroom                  10,082      0.7%         11,324      0.8%        11,574      0.8%       11,817      0.9%
   Cleaning                  10,403      0.7%         12,890      0.9%        14,402      1.0%       15,913      1.2%
   Continental Breakfast     28,345      1.9%         28,216      1.9%        20,685      1.4%       18,641      1.4%
   Office                     2,670      0.2%          2,249      0.2%         2,556      0.2%        1,446      0.1%
   Operating                  9,646      0.7%         11,774      0.8%        13,601      0.9%       10,723      0.8%
   Replacements               4,164      0.3%          2,517      0.2%         1,465      0.1%        5,376      0.4%
   Guest Amenity              4,588      0.3%          4,834      0.3%         4,485      0.3%        4,760      0.3%
                         --------------------     --------------------    --------------------   --------------------
     TOTAL SUPPLIES          72,932      4.9%         82,304      5.6%        73,400      5.0%       76,358      5.5%
                         --------------------     --------------------    --------------------   --------------------
REPAIRS & MAINTENANCE
   Carpets, Draperies &
     Furniture                1,283      0.1%            355      0.0%           548      0.0%          631      0.0%
   Elevators                      0      0.0%              0      0.0%             0      0.0%            0      0.0%
   Landscaping               10,818      0.7%         12,440      0.8%         6,921      0.5%       11,670      0.8%
   Painting & Wallpaper         157      0.0%              0      0.0%         1,118      0.1%            0      0.0%
   Pool                       2,379      0.2%          2,868      0.2%         2,622      0.2%        3,753      0.3%
   Telephone                    760      0.1%            468      0.0%           750      0.1%            0      0.0%
   TV Cable &  Satellite     13,900      0.9%         14,683      1.0%        14,962      1.0%       13,432      1.0%
   Pest Control                 932      0.1%            880      0.1%         1,040      0.1%          984      0.1%
   Janitorial Services            0      0.0%              0      0.0%             0      0.0%            0      0.0%
   Plumbing                   1,140      0.1%          3,450      0.2%           146      0.0%        3,521      0.3%
   Electrical                 1,319      0.1%          6,099      0.4%         4,506      0.3%          876      0.1%
   Heating Ventilation
     Cooling                     72      0.0%            389      0.0%         1,226      0.1%        2,358      0.2%
   Sign                       2,438      0.2%          2,227      0.2%         3,939      0.3%        1,641      0.1%
   Keys & Locks                 525      0.0%          1,114      0.1%           903      0.1%        2,082      0.2%
   Laundry/Housekeeping       2,796      0.2%          2,244      0.2%         1,614      0.1%        3,152      0.2%
   Photo Copier                 567      0.0%            247      0.0%           433      0.0%          867      0.1%
   Micros Register            1,675      0.1%          3,015      0.2%           870      0.1%        2,770      0.2%
   Tools & Supplies           7,550      0.5%          7,928      0.5%         4,482      0.3%        7,575      0.5%
   Maintenance & Repairs      3,470      0.2%          4,096      0.3%         1,348      0.1%        8,204      0.6%
   Contract Labor Repair          0      0.0%              0      0.0%           320      0.0%          225      0.0%
                         --------------------     --------------------    --------------------   --------------------
     TOTAL REPAIRS
       & MAINTENANCE         51,781      3.5%         62,503      4.2%        47,748      3.3%       63,741      4.6%
                         --------------------     --------------------    --------------------   --------------------


                                                  For The
                                               12 Months Ended
                            1995                  8-31-96
REVENUE                   (actual)        %       (actual)       %

SUPPLIES
   Linen                     1,460       0.1%       1,639       0.1%
   Bathroom                 15,067       1.0%      11,950       0.8%
   Cleaning                 10,542       0.7%       9,809       0.7%
   Continental Breakfast    19,640       1.4%      19,413       1.3%
   Office                      954       0.1%       2,650       0.2%
   Operating                11,802       0.8%      11,227       0.8%
   Replacements              1,255       0.1%         728       0.0%
   Guest Amenity             5,167       0.4%       5,151       0.4%
                         --------------------    --------------------
     TOTAL SUPPLIES         65,887       4.5%      62,567       4.3%
                         --------------------    --------------------
REPAIRS & MAINTENANCE
   Carpets, Draperies &
     Furniture                 686       0.0%         898       0.1%
   Elevators                     0       0.0%           0       0.0%
   Landscaping              25,435       1.8%      12,196       0.8%
   Painting & Wallpaper        336       0.0%         717       0.0%
   Pool                      2,133       0.1%       2,613       0.2%
   Telephone                   494       0.0%       1,132       0.1%
   TV Cable &  Satellite    11,220       0.8%      10,969       0.8%
   Pest Control              1,038       0.1%       1,161       0.1%
   Janitorial Services           0       0.0%           0       0.0%
   Plumbing                  1,339       0.1%       1,019       0.1%
   Electrical                1,320       0.1%         733       0.1%
   Heating Ventilation
     Cooling                 1,563       0.1%       1,963       0.1%
   Sign                        411       0.0%         846       0.1%
   Keys & Locks                347       0.0%         967       0.1%
   Laundry/Housekeeping      1,011       0.1%       1,263       0.1%
   Photo Copier                 73       0.0%         504       0.0%
   Micros Register           2,016       0.1%       1,263       0.1%
   Tools & Supplies          6,263       0.4%       4,361       0.3%
   Maintenance & Repairs     1,714       0.1%       3,862       0.3%
   Contract Labor Repair       468       0.0%         696       0.0%
                         --------------------    --------------------
     TOTAL REPAIRS
       & MAINTENANCE        57,867       4.0%      47,163       3.2%
                         --------------------    --------------------

SHILO INN - THE DALLES, OREGON (112 units)                                PAGE 4
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                 1991                1992                1993                1994
REVENUE                        (actual)     %      (actual)      %     (actual)     %      (actual)     %
OTHER OPERATING EXPENSE
   Sale/Use/Taxes               (2,174)   -0.1%     (3,956)   -0.3%     (4,510)   -0.3%     (3,333)   -0.2%
   Credit Card Discounts        24,062     1.6%     22,006     1.5%     23,381     1.6%     21,552     1.6%
   Telecheck                     1,767     0.1%      1,240     0.1%      1,401     0.1%      1,884     0.1%
   Bad Debts                     1,437     0.1%        796     0.1%      1,064     0.1%        698     0.1%
   Cash Over/Short                 493     0.0%        (79)   -0.0%       (131)   -0.0%       (654)   -0.0%
   Administrative Telephone      6,606     0.4%      4,848     0.3%      5,119     0.4%      3,320     0.2%
   Security Services                 0     0.0%          0     0.0%          0     0.0%          0     0.0%
   Comps                             0     0.0%          0     0.0%          0     0.0%          0     0.0%
   Coin-op Laundry Services        225     0.0%        186     0.0%        313     0.0%        118     0.0%
   Dry Cleaning, Valet           1,671     0.1%        703     0.0%        737     0.1%        926     0.1%
   Flowers                           0     0.0%          0     0.0%         65     0.0%         34     0.0%
   Video Rentals                 1,294     0.1%      1,109     0.1%      1,412     0.1%      1,616     0.1%
   Vending Machine
     Maintenance                     0     0.0%         39     0.0%        278     0.0%          0     0.0%
   Bank Fees                       647     0.0%        978     0.1%      1,086     0.1%      1,117     0.1%
   Equipment Rental                819     0.1%      1,553     0.1%        386     0.0%        483     0.0%
   Licenses and
     Miscellaneous Taxes           496     0.0%        512     0.0%        653     0.0%        709     0.1%
   Vehicle Repair &
     Maintenance                 1,307     0.1%        300     0.0%      3,913     0.3%      3,386     0.2%
   Auto & Travel                 2,032     0.1%      1,424     0.1%      1,391     0.1%      2,597     0.2%
   Business Meals                  242     0.0%        163     0.0%        380     0.0%        686     0.0%
   Training/Seminars                53     0.0%         76     0.0%        448     0.0%         10     0.0%
   Staff Travel Telephone           35     0.0%          0     0.0%          0     0.0%        116     0.0%
   Theft Loss                        0     0.0%          0     0.0%         40     0.0%         98     0.0%
   Insurance Settlement
     - Theft                         0     0.0%          0     0.0%          0     0.0%          0     0.0%
   Miscellaneous -
     Resale/Services             1,597     0.1%      1,610     0.1%      2,500     0.2%      1,922     0.1%
   Attorney Fees                     0     0.0%          0     0.0%         78     0.0%          0     0.0%
   Professional Fees               525     0.0%        782     0.1%      1,008     0.1%        600     0.0%
   Dues & Subscriptions            675     0.0%        675     0.0%        675     0.0%        704     0.1%
   Charitable Contributions          0     0.0%          0     0.0%         50     0.0%          0     0.0%
   Political Contributions           0     0.0%          0     0.0%          0     0.0%          0     0.0%
   Restaurant Expenses               0     0.0%          0     0.0%          0     0.0%          0     0.0%
                             ------------------  ------------------  ------------------  ------------------
     TOTAL OTHER
      OPERATING EXPENSES        43,809     3.0%     34,965     2.4%     41,737     2.9%     38,589     2.8%
                             ------------------  ------------------  ------------------  ------------------
      TOTAL OPERATING
       EXPENSES                652,927    44.2%    652,546    44.2%    625,526    42.8%    669,307    48.6%
                             ------------------  ------------------  ------------------  ------------------
      TOTAL OPERATING
       INCOME                  824,803    55.8%    825,092    55.8%    834,406    57.2%    708,342    51.4%
                             ------------------  ------------------  ------------------  ------------------
OTHER EXPENSE
   Insurance                     9,274     0.6%      9,344     0.6%     10,233     0.7%     10,204     0.7%
   Insurance Claims                182     0.0%         12     0.0%        662     0.0%          0     0.0%
   Property Tax                 72,163     4.9%     71,620     4.8%     67,539     4.6%     62,105     4.5%
   Office Overhead              73,887     5.0%     73,882     5.0%     72,997     5.0%     68,882     5.0%
                             ------------------  ------------------  ------------------  ------------------
     TOTAL OTHER EXPENSE       155,506    10.5%    154,858    10.5%    151,431    10.4%    141,191    10.2%
                             ------------------  ------------------  ------------------  ------------------
      NET OPERATING INCOME   $ 669,298    45.4%  $ 670,234    45.4%  $ 682,975    46.8%  $ 567,151    41.2%
                             ==================  ==================  ==================  ==================


                                                    For The
                                                12 Months Ended
                                 1995               8-31-96
REVENUE                        (actual)        %    (actual)    %

OTHER OPERATING EXPENSE
   Sale/Use/Taxes               (3,305)   -0.2%     (3,905)   -0.3%
   Credit Card Discounts        24,473     1.7%     23,188     1.6%
   Telecheck                     1,386     0.1%      1,641     0.1%
   Bad Debts                       572     0.0%        250     0.0%
   Cash Over/Short                 114     0.0%        163     0.0%
   Administrative Telephone      3,162     0.2%      3,182     0.2%
   Security Services                 0     0.0%          0     0.0%
   Comps                             0     0.0%          0     0.0%
   Coin-op Laundry Services        158     0.0%        202     0.0%
   Dry Cleaning, Valet           1,001     0.1%      1,342     0.1%
   Flowers                         116     0.0%         10     0.0%
   Video Rentals                 1,411     0.1%      1,741     0.1%
   Vending Machine
     Maintenance                    37     0.0%         51     0.0%
   Bank Fees                     1,077     0.1%      1,094     0.1%
   Equipment Rental                910     0.1%        425     0.0%
   Licenses and
     Miscellaneous Taxes           260     0.0%        736     0.1%
   Vehicle Repair &
     Maintenance                 2,798     0.2%      1,663     0.1%
   Auto & Travel                 1,937     0.1%      1,363     0.1%
   Business Meals                  487     0.0%        493     0.0%
   Training/Seminars                 0     0.0%          0     0.0%
   Staff Travel Telephone          223     0.0%          0     0.0%
   Theft Loss                        0    0.0^           0     0.0%
   Insurance Settlement
     - Theft                         0     0.0%          0     0.0%
   Miscellaneous -
     Resale/Services             3,422     0.2%      2,631     0.2%
   Attorney Fees                     0     0.0%          0     0.0%
   Professional Fees               959     0.1%        463     0.0%
   Dues & Subscriptions          1,133     0.1%        626     0.0%
   Charitable Contributions          0     0.0%          0     0.0%
   Political Contributions           0     0.0%          0     0.0%
   Restaurant Expenses               0     0.0%          0     0.0%
                             ------------------  ------------------
     TOTAL OTHER
      OPERATING EXPENSES        42,331     2.9%     37,367     2.6%
                             ------------------  ------------------
      TOTAL OPERATING
       EXPENSES                672,468    46.4%    658,901    45.2%
                             ------------------  ------------------
      TOTAL OPERATING
       INCOME                  777,273    53.6%    797,867    54.8%
                             ------------------  ------------------
OTHER EXPENSE
   Insurance                     9,376     0.6%      9,405     0.6%
   Insurance Claims                  0     0.0%        914     0.1%
   Property Tax                 63,371     4.4%     68,031     4.7%
   Office Overhead              72,487     5.0%     72,838     5.0%
                             ------------------  ------------------
     TOTAL OTHER EXPENSE       145,234    10.0%    151,188    10.4%
                             ------------------  ------------------
      NET OPERATING INCOME   $ 632,039    43.6%  $ 646,679    44.4%
                             ==================  ==================

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

================================================================================
TRENDS IN THE HOTEL INDUSTRY

United States First Half 1995 Results

================================================================================

                                                                  Occupancy                          Average Daily Rate
                                                         -----------------------------------------------------------------------
                                                                                 Percent                                Percent
                                                         1995       1994        Variation     1995         1994        Variation
                                                         -----------------------------------------------------------------------

New England and Middle Atlantic States
         Massachusetts                                   68.0%      67.6%           0.6%     $119.02      $112.75         5.6%
         New Hampshire                                   49.4       48.9            1.0        71.24        71.19         0.1
                                                         -----------------------------------------------------------------------
                  Subtotal                               65.0%      64.6%           0.6%     $113.14      $107.65         5.1%

North Central States
         Kansas                                          68.4%      66.8%           2.4%      $65.99       $62.90         4.9%
         Missouri                                        64.9       63.1            2.9        67.47        65.03         3.8
                                                         -----------------------------------------------------------------------
                  Subtotal                               66.3%      64.6%           2.6%      $66.86       $64.15         4.2%

South Atlantic States
         Florida                                         76.2%      72.7%           4.8%      $90.36       $83.47         8.3%
         Georgia                                         69.0       67.0            3.0        67.50        64.25         5.1
         North Carolina                                  65.0       62.3            4.3        63.96        60.12         6.4
         Virginia                                        67.0       65.0            3.1        67.75        65.85         2.9
                                                         -----------------------------------------------------------------------
                  Subtotal                               73.6%      70.5%           4.4%      $83.81       $77.4          7.5%

South Central States
         Alabama                                         66.8%      68.4%          (2.3)%     $51.66       $50.57         2.2%
         Arkansas                                        61.1       63.8           (4.2)       44.39        42.82         3.7
         Louisiana                                       76.5       75.0            2.0        82.97        79.95         3.8
         Mississippi                                     68.5       71.1           (3.7)       52.37        51.86         1.0
         Oklahoma                                        63.3       61.9            2.3        53.39        51.14         4.4
         Tennessee                                       69.7       68.4            1.9        67.11        64.30         4.4
         Texas                                           69.7       69.0            1.0        67.72        63.80         6.1
                                                         -----------------------------------------------------------------------
                  Subtotal                               70.1%      69.4%           1.0%      $68.31       $64.83         5.4%

Mountain and Pacific States
         Arizona                                         78.4%      76.8%           2.1%     $104.29       $96.71         7.8%
         Colorado                                        69.4       68.0            2.1        69.76        65.01         7.3
         Hawaii                                          75.5       76.6           (1.4)      111.28       105.24         5.7
         Montana                                         55.3       55.5           (0.4)       48.58        47.55         2.2
         New Mexico                                      70.7       71.5           (1.1)       70.31        68.41         2.8
         Northern California                             70.8       67.6            4.7        87.51        84.29         3.8
         Oregon                                          64.8       64.1            1.1        73.84        70.98         4.0
         Southern California                             67.4       64.7            4.2        81.75        79.87         2.4
         Utah                                            77.0       76.5            0.7        71.28        67.00         6.4
         Washington                                      67.1       64.6            3.9        76.52        71.92         6.4
         Wyoming                                         54.1       55.6           (2.7)       56.35        54.41         3.6
                                                         -----------------------------------------------------------------------
                  Subtotal                               70.5%      69.1%           2.0%      $88.45       $84.54         4.6%
                                                         -----------------------------------------------------------------------
                  Total States                           70.7%      69.1%           2.3%      $81.62       $77.35         5.5%
                                                         -----------------------------------------------------------------------
                  National Average*                      70.5%      68.9%           2.3%      $85.94       $81.67         5.2%




================================================================================
        * Average property size: 210 rooms.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                Oregon East Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                          OCCUPANCY                         ROOM RATE                         ROOM SUPPLY
                          ----------------------------      ----------------------------      ---------------------------------
                          CURRENT     PRIOR      %          CURRENT    PRIOR       %          CURRENT        PRIOR        %
YEAR   MONTH              YEAR        YEAR       CHNG       YEAR       YEAR        CHNG       YEAR           YEAR         CHNG
-----  -----              -----       -----      -----      -----      -----      -----       ---------      ----------   -----
 1990  January            40.9         42.8      -4.4        36.37      36.57       -.5         244466         235631     3.7
 1990  February           48.6         45.9       5.9        39.10      37.52       4.2         220808         212828     3.7
 1990  March              59.5         59.3        .3        38.43      37.77       1.7         244466         235631     3.7
 1990  April              60.7         59.2       2.5        37.75      35.86       5.3         236580         228030     3.7
 1990  May                62.8         62.4        .6        36.37      35.04       3.8         244466         235631     3.7
 1990  June               79.4         76.8       3.4        38.56      37.21       3.6         238830         228030     4.7
 1990  July               84.8         82.2       3.2        42.68      40.80       4.6         248806         237522     4.8
 1990  August             85.9         89.1      -3.6        42.81      40.07       6.8         248806         237522     4.8
 1990  September          73.6         78.0      -5.6        38.74      36.82       5.2         242490         229860     5.5
 1990  October            61.7         66.8      -7.6        35.62      34.04       4.6         250573         237522     5.5
 1990  November           47.3         49.9      -5.2        34.41      33.68       2.2         242490         231930     4.6
 1990  December           39.6         41.1      -3.6        41.40      39.44       5.0         252805         243195     4.0
                        ------------------------------------------------------------------------------------------------------------
       TOTAL 1990         62.2         62.9      -1.1        38.85      37.26       4.3        2915586        2793332     4.4

ROOM SAMPLE PERCENT - 25.4 %                   Number of Sample Properties -            22     Number of Census Properties - 138

 1991  January            39.7         40.9      -2.9        40.85      36.37      12.3         252805         244466     3.4
 1991  February           48.4         48.6       -.4        41.61      39.10       6.4         228340         220808     3.4
 1991  March              56.6         59.5      -4.9        41.01      38.43       6.7         254758         244466     4.2
 1991  April              55.5         60.7      -8.6        38.09      37.75        .9         246540         236580     4.2
 1991  May                59.1         62.8      -5.9        38.18      36.37       5.0         254758         244466     4.2
 1991  June               76.0         79.4      -4.3        40.20      38.56       4.3         246540         238830     3.2
 1991  July               84.5         84.8       -.4        44.45      42.68       4.1         254758         248806     2.4
 1991  August             87.5         85.9       1.9        44.90      42.81       4.9         254758         248806     2.4
 1991  September          76.2         73.6       3.5        39.99      38.74       3.2         246540         242490     1.7
 1991  October            64.7         61.7       4.9        36.76      35.62       3.2         254758         250573     1.7
 1991  November           44.8         47.3      -5.3        37.72      34.41       9.6         246540         242490     1.7
 1991  December           40.5         39.6       2.3        42.69      41.40       3.1         254758         252805      .8
                        ------------------------------------------------------------------------------------------------------------
       TOTAL 1991         61.2         62.2      -1.6        40.79      38.85       5.0        2995853        2915586     2.8

ROOM SAMPLE PERCENT - 23.6 %                   Number of Sample Properties -            22     Number of Census Properties - 139

                        ROOM DEMAND                             ROOM REVENUE
                        ---------------------------------       -------------------------------
                        CURRENT        PRIOR        %           CURRENT         PRIOR
YEAR   MONTH            YEAR           YEAR         CHNG        YEAR            YEAR      CHNG
-----  -----            ---------      ----------   -----       ---------       --------  -----
 1990  January             99938         100818     -.9            3634457       3687232  -1.4
 1990  February           107278          97702     9.8            4194270       3665728  14.4
 1990  March              145537         139631     4.2            5592947       5274241   6.0
 1990  April              143519         134940     6.4            5418149       4838739  12.0
 1990  May                153627         147019     4.5            5587286       5151003   8.5
 1990  June               189590         175042     8.3            7311101       6513962  12.2
 1990  July               210896         195289     8.0            9000448       7967743  13.0
 1990  August             213822         211591     1.1            9154296       8478855   8.0
 1990  September          178370         179276    - .5            6910831       6601309   4.7
 1990  October            154620         158726    -2.6            5507970       5403732   1.9
 1990  November           114809         115795    - .9            3950483       3900053   1.3
 1990  December           100095          99911      .2            4143481       3940085   5.2
                        ----------------------------------------------------------------------
       TOTAL 1990        1812101        1755740     3.2           70405719      65422682   7.6

 1991  January            100418          99938      .5            4102350       3634457  12.9
 1991  February           110411         107278     2.9            4594389       4194270   9.5
 1991  March              144226         145537     -.9            5914640       5592947   5.8
 1991  April              136866         143519    -4.6            5213529       5418149  -3.8
 1991  May                150441         153627    -2.1            5744471       5587286   2.8
 1991  June               187335         189590    -1.2            7530388       7311101   3.0
 1991  July               215361         210896     2.1            9573013       9000448   6.4
 1991  August             222871         213822     4.2           10007059       9154296   9.3
 1991  September          187858         178370     5.3            7512828       6910831   8.7
 1991  October            164773         154620     6.6            6057791       5507970  10.0
 1991  November           110422         114809    -3.8            4165668       3950483   5.4
 1991  December           103150         100095     3.1            4403856       4143481   6.3
                        ----------------------------------------------------------------------
       TOTAL 1991        1834132        1812101     1.2           74819982      70405719   6.3

                                Oregon East Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                          OCCUPANCY                         ROOM RATE                         ROOM SUPPLY
                          ----------------------------      ----------------------------      ---------------------------------
                          CURRENT     PRIOR      %          CURRENT    PRIOR       %          CURRENT        PRIOR        %
YEAR   MONTH              YEAR        YEAR       CHNG       YEAR       YEAR        CHNG       YEAR           YEAR         CHNG
-----  -----              -----       -----      -----      -----      -----      -----       ---------      ----------   -----
 1992  January             39.4        39.7       -.8        41.74      40.85        2.2        254758        252805       .8
 1992  February            44.9        48.4      -7.2        46.12      41.61       10.8        231476        228340      1.4
 1992  March               55.1        56.6      -2.7        43.80      41.01        6.8        256277        254758       .6
 1992  April               57.6        55.5       3.8        43.13      38.09       13.2        248010        246540       .6
 1992  May                 63.0        59.1       6.6        44.76      38.18       17.2        256277        254758       .6
 1992  June                71.7        76.0      -5.7        45.98      40.20       14.4        248010        246540       .6
 1992  July                82.6        84.5      -2.2        51.13      44.45       15.0        256277        254758       .6
 1992  August              84.7        87.5      -3.2        50.75      44.90       13.0        256277        254758       .6
 1992  September           76.0        76.2       -.3        45.21      39.99       13.1        248010        246540       .6
 1992  October             63.9        64.7      -1.2        39.76      36.76        8.2        256277        254758       .6
 1992  November            45.3        44.8       1.1        39.47      37.72        4.6        248010        246540       .6
 1992  December            39.7        40.5      -2.0        47.36      42.69       10.9        256277        254758       .6
                        ------------------------------------------------------------------------------------------------------------
       TOTAL 1992          60.4        61.2      -1.3        45.46      40.79       11.4       3015936       2995853       .7

ROOM SAMPLE PERCENT - 30.8 %                   Number of Sample Properties -            28     Number of Census Properties -  140

 1993  January             35.5        39.4      -9.9        37.77      41.74       -9.5        256277        254758       .6
 1993  February            40.6        44.9      -9.6        43.22      46.12       -6.3        231476        231476       .0
 1993  March               49.9        55.1      -9.4        41.82      43.80       -4.5        256277        256277       .0
 1993  April               55.0        57.6      -4.5        42.54      43.13       -1.4        248010        248010       .0
 1993  May                 60.2        63.0      -4.4        43.93      44.76       -1.9        256277        256277       .0
 1993  June                77.0        71.7       7.4        47.95      45.98        4.3        248010        248010       .0
 1993  July                84.5        82.6       2.3        52.16      51.13        2.0        256277        256277       .0
 1993  August              86.3        84.7       1.9        52.02      50.75        2.5        256277        256277       .0
 1993  September           74.4        76.0      -2.1        47.67      45.21        5.4        248010        248010       .0
 1993  October             62.3        63.9      -2.5        42.86      39.76        7.8        256277        256277       .0
 1993  November            42.9        45.3      -5.3        39.74      39.47         .7        248010        248010       .0
 1993  December            37.0        39.7      -6.8        45.93      47.36       -3.0        256277        256277       .0
                        ------------------------------------------------------------------------------------------------------------
       TOTAL 1993          58.9        60.4      -2.5        45.91      45.46        1.0       3017455       3015936       .1

ROOM SAMPLE PERCENT - 30.2 %                   Number of Sample Properties -            29     Number of Census Properties -  140

                        ROOM DEMAND                             ROOM REVENUE
                        ------------------------------------    -------------------------------
                        CURRENT        PRIOR        %           CURRENT       PRIOR       %
YEAR   MONTH            YEAR           YEAR         CHNG        YEAR          YEAR        CHNG
-----  -----            ---------      ----------   -----       ---------     --------    -----
 1992  January            100482         100418        .1         4194437       4102350     2.2
 1992  February           103866         110411      -5.9         4790405       4594389     4.3
 1992  March              141216         144226      -2.1         6184633       5914640     4.6
 1992  April              142730         136866       4.3         6156204       5213529    18.1
 1992  May                161430         150441       7.3         7224825       5744471    25.8
 1992  June               177839         187335      -5.1         8176374       7530388     8.6
 1992  July               211686         215361      -1.7        10823662       9573013    13.1
 1992  August             217148         222871      -2.6        11019769      10007059    10.1
 1992  September          188462         187858        .3         8521087       7512828    13.4
 1992  October            163647         164773       -.7         6506892       6057791     7.4
 1992  November           112233         110422       1.6         4430132       4165668     6.3
 1992  December           101632         103150      -1.5         4813278       4403856     9.3
                        -----------------------------------------------------------------------
       TOTAL 1992        1822371        1834132       -.6        82841698      74819982    10.7

 1993  January             91097         100482      -9.3         3440481       4194437   -18.0
 1993  February            94061         103866      -9.4         4064984       4790405   -15.1
 1993  March              127771         141216      -9.5         5343168       6184633   -13.6
 1993  April              136288         142730      -4.5         5797366       6156204    -5.8
 1993  May                154269         161430      -4.4         6776455       7224825    -6.2
 1993  June               190971         177839       7.4         9157953       8176374    12.0
 1993  July               216474         211686       2.3        11291438      10823662     4.3
 1993  August             221291         217148       1.9        11512268      11019769     4.5
 1993  September          184437         188462      -2.1         8792222       8521087     3.2
 1993  October            159730         163647      -2.4         6845683       6506892     5.2
 1993  November           106315         112233      -5.3         4224482       4430132    -4.6
 1993  December            94835         101632      -6.7         4355757       4813278    -9.5
                        -----------------------------------------------------------------------
       TOTAL 1993        1777539        1822371      -2.5        81602257      82841698    -1.5

                                Oregon East Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                          OCCUPANCY                         ROOM RATE                         ROOM SUPPLY
                          ----------------------------      ----------------------------      ---------------------------------
                          CURRENT     PRIOR      %          CURRENT    PRIOR       %          CURRENT        PRIOR        %
YEAR   MONTH              YEAR        YEAR       CHNG       YEAR       YEAR        CHNG       YEAR           YEAR         CHNG
-----  -----              -----       -----      -----      -----      -----      -----       ---------      ----------   -----
 1994  January             34.7        35.5      -2.3        42.76      37.77      13.2         256277        256277       .0
 1994  February            40.7        40.6        .2        43.25      43.22        .1         231476        231476       .0
 1994  March               50.3        49.9        .8        43.98      41.82       5.2         256277        256277       .0
 1994  April               53.0        55.0      -3.6        44.99      42.54       5.8         248010        248010       .0
 1994  May                 61.0        60.2       1.3        46.50      43.93       5.9         256277        256277       .0
 1994  June                76.4        77.0       -.8        50.15      47.95       4.6         248010        248010       .0
 1994  July                83.6        84.5      -1.1        55.87      52.16       7.1         256277        256277       .0
 1994  August              83.4        86.3      -3.4        56.78      52.02       9.2         256277        256277       .0
 1994  September           72.3        74.4      -2.8        52.59      47.67      10.3         249510        248010       .6
 1994  October             59.4        62.3      -4.7        46.03      42.86       7.4         257827        256277       .6
 1994  November            42.3        42.9      -1.4        42.93      39.74       8.0         249510        248010       .6
 1994  December            39.1        37.0       5.7        48.74      45.93       6.1         257827        256277       .6
                        ------------------------------------------------------------------------------------------------------------
       TOTAL 1994          58.1        58.9      -1.4        49.12      45.91       7.0        3023555       3017455       .2

ROOM SAMPLE PERCENT - 30.6 %                   Number of Sample Properties -            30     Number of Census Properties -  141

 1995  January             33.6        34.7      -3.2        43.54      42.76       1.8         257827        256277       .6
 1995  February            38.7        40.7      -4.9        44.54      43.25       3.0         234724        231476      1.4
 1995  March               48.4        50.3      -3.8        45.74      43.98       4.0         259873        256277      1.4
 1995  April               48.4        53.0      -8.7        44.51      44.99      -1.1         251490        248010      1.4
 1995  May                 56.0        61.0      -8.2        48.36      46.50       4.0         259873        256277      1.4
 1995  June                72.2        76.4      -5.5        52.95      50.15       5.6         251490        248010      1.4
 1995  July                78.5        83.6      -6.1        58.89      55.87       5.4         259873        256277      1.4
 1995  August              80.4        83.4      -3.6        58.95      56.78       3.8         259873        256277      1.4
 1995  September           71.8        72.3       -.7        54.06      52.59       2.8         253380        249510      1.6
 1995  October             57.8        59.4      -2.7        47.98      46.03       4.2         261826        257827      1.6
 1995  November            42.0        42.3       -.7        44.32      42.93       3.2         253380        249510      1.6
 1995  December            37.2        39.1      -4.9        52.25      48.74       7.2         261826        257827      1.6
                        ------------------------------------------------------------------------------------------------------------
       TOTAL 1995          55.5        58.1      -4.5        51.04      49.12       3.9        3065435       3023555      1.4

ROOM SAMPLE PERCENT - 30.5 %                   Number of Sample Properties -            30     Number of Census Properties -   143

                        ROOM DEMAND                             ROOM REVENUE
                        ------------------------------------    -------------------------------
                        CURRENT        PRIOR        %           CURRENT       PRIOR       %
YEAR   MONTH            YEAR           YEAR         CHNG        YEAR          YEAR        CHNG
-----  -----            ---------      ----------   -----       ---------     --------    -----
 1994  January             88805          91097      -2.5         3797160       3440481    10.4
 1994  February            94314          94061        .3         4078635       4064984      .3
 1994  March              128940         127771        .9         5670534       5343161     6.1
 1994  April              131542         136288      -3.5         5917876       5797366     2.1
 1994  May                156319         154269       1.3         7268743       6776455     7.3
 1994  June               189539         190971       -.7         9505481       9157953     3.8
 1994  July               214196         216474      -1.1        11968022      11291438     6.0
 1994  August             213774         221291      -3.4        12137112      11512268     5.4
 1994  September          180517         184437      -2.1         9494254       8792222     8.0
 1994  October            153055         159730      -4.2         7045310       6845683     2.9
 1994  November           105433         106315       -.8         4526609       4224482     7.2
 1994  December           100922          94835       6.4         4918664       4355757    12.9
                        -----------------------------------------------------------------------
       TOTAL 1994        1757356        1777539      -1.1        86328400      81602257     5.8

 1995  January             86584          88805      -2.5         3770156       3797160     -.7
 1995  February            90750          94314      -3.8         4042310       4078635     -.9
 1995  March              125663         128940      -2.5         5747252       5670534     1.4
 1995  April              121668         131542      -7.5         5415011       5917876    -8.5
 1995  May                145446         156319      -7.0         7033052       7268743    -3.2
 1995  June               181480         189539      -4.3         9609531       9505481     1.1
 1995  July               204111         214196      -4.7        12020641      11968022      .4
 1995  August             208817         213774      -2.3        12309612      12137112     1.4
 1995  September          181973         180517        .8         9836642       9494254     3.6
 1995  October            151294         153055      -1.2         7259222       7045310     3.0
 1995  November           106485         105433       1.0         4719744       4526609     4.3
 1995  December            97423         100922      -3.5         5090283       4918664     3.5
                        -----------------------------------------------------------------------
       TOTAL 1995        1701694        1757356      -3.2        86853456      86328400      .6

                                Oregon East Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                          OCCUPANCY                         ROOM RATE                         ROOM SUPPLY
                          ----------------------------      ----------------------------      ---------------------------------
                          CURRENT     PRIOR      %          CURRENT    PRIOR       %          CURRENT        PRIOR        %
YEAR   MONTH              YEAR        YEAR       CHNG       YEAR       YEAR        CHNG       YEAR           YEAR         CHNG
-----  -----              -----       -----      -----      -----      -----      -----       ---------      ----------   -----
 1996  January             34.0        33.6       1.2        46.64      43.54        7.1        261826         257827      1.6
 1996  February            40.7        38.7       5.2        48.42      44.54        8.7        236488         234724       .8
 1996  March               50.2        48.4       3.7        48.29      45.74        5.6        264895         259873      1.9
 1996  April               48.8        48.4        .8        48.55      44.51        9.1        260640         251490      3.6
 1996  May                 56.2        56.0        .4        51.92      48.36        7.4        269328         259873      3.6
 1996  June                68.6        72.2      -5.0        57.73      52.95        9.0        262410         251490      4.3
 1996  July                73.1        78.5      -6.9        59.10      58.89         .4        271157         259873      4.3
 1996  August              76.9        80.4      -4.4        64.80      58.95        9.9        271157         259873      4.3
 1996  September           65.4        71.8      -8.9        57.66      54.06        6.7        262410         253380      3.6
                        ------------------------------------------------------------------------------------------------------------
       TOTAL 1996          57.4        58.8      -2.4        55.18      51.83        6.5       2360311        2288403      3.1

ROOM SAMPLE PERCENT - 30.4 %                   Number of Sample Properties  -           32     Number of Census Properties -  146

                        ROOM DEMAND                             ROOM REVENUE
                        ------------------------------------    -----------------------------
                        CURRENT        PRIOR        %           CURRENT         PRIOR   %
YEAR   MONTH            YEAR           YEAR         CHNG        YEAR            YEAR    CHNG
-----  -----            ---------      ----------   -----       ---------     --------  -----
 1996  January              88925          86584     2.7          4147724      3770156  10.0
 1996  February             96242          90750     6.1          4660424      4042310  15.3
 1996  March               132979         125663     5.8          6421362      5747252  11.7
 1996  April               127079         121668     4.4          6169735      5415011  13.9
 1996  May                 151307         145446     4.0          7855781      7033052  11.7
 1996  June                180093         181480     -.8         10396168      9609531   8.2
 1996  July                198253         204111    -2.9         11716513     12020641  -2.5
 1996  August              208554         208817     -.1         13513580     12309612   9.8
 1996  September           171703         181973    -5.6          9900103      9836642    .6
                        ---------------------------------------------------------------------
       TOTAL 1996         1355135        1346492      .6         74781390     69784207   7.2

SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN
                               Oregon East Area               11/07/96   Page: 1

                                                                Report #: Res-14

                                                                                              Zip
STR CODE      Name of Establishment                  City                              ST     Code       Telephone      YEAR  ROOMS
----------    ------------------------------------   --------------------------------  --    -----      --------------  ----- -----
     17664    SCANDIAN MOTOR LODGE                   CASCADE LOCKS                     OR    97014      (503) 374-8417          30
     32281    BEST WESTERN COLUMBIA RIVER IN         CASCADE LOCKS                     OR    97014      (503) 374-8777  9509    63
     31858    VAGABOND LODGE                         HOOD RIVER                        OR    97031      (503) 386-2992          40
     13086    HOOD RIVER                             HOOD RIVER                        OR    97031      (503) 386-1900  9001    41
     17663    BEST WESTERN HOOD RIVER INN            HOOD RIVER                        OR    97031      (503) 386-2200         149
      9392    MEREDITH GORGE MOTEL                   HOOD RIVER                        OR    97031      (503) 386-1515  5004    21
     17666    COLUMBIA GORGE HOTEL                   HOOD RIVER                        OR    97031      (503) 386-5566          46
     17616    DINTYS MOTOR INN                       RUFUS                             OR    97050      (503) 739-2596          26
     17786    QUALITY THE DALLES                     THE DALLES                        OR    97058      (503) 298-5161          85
     23145    SHAMROCK MOTEL                         THE DALLES                        OR    97058      (503) 296-5464          25
     31863    LONE PINE MOTEL                        THE DALLES                        OR    97058      (503) 298-2800          57
      3384    BEST WESTERN TAPADERA INN              THE DALLES                        OR    97058      (541) 296-9107  6400    65
     17784    OREGON MOTOR MOTEL                     THE DALLES                        OR    97058      (503) 296-9111          54
      8416    DAYS INN THE DALLES                    THE DALLES                        OR    97058      (503) 296-1191          70
     17785    SHILO INN THE DALLES                   THE DALLES                        OR    97058      (503) 298-5502         112
     24537    INN AT THE DALLES                      THE DALLES                        OR    97058      (503) 296-1167          45
      3355    BEST WESTERN RIVIERA MOTEL             BIGGS                             OR    97065      (503) 739-2501  6800    40
      4978    NORTH ENTRANCE MOTEL                   KLAMATH FALLS                     OR    97601      (503) 884-8104          31
      7441    VALUE 20 MOTEL                         KLAMATH FALLS                     OR    97601      (503) 882-7741          83
      9393    OREGON MOTEL 8                         KLAMATH FALLS                     OR    97601      (503) 883-3431          29
     23008    LA VISTA                               KLAMATH FALLS                     OR    97601      (503) 882-8844          24
     33249    SHILO INN KLAMATH FALLS SUITES         KLAMATH FALLS                     OR    97601      (541) 885-7980  9604   143
     17672    TRAVELODGE KLAMATH FALLS               KLANATH FALLS                     OR    97601      (503) 882-4494          47
     23009    ECONO LODGE KLAMATH FALLS              KLAMATH FALLS                     OR    97601      (503) 884-7735          51
     28137    COMFORT INN KLAMATH FALLS              KLAMATH FALLS                     OR    97601      (503) 884-9999  9009    57
     23010    WINEMA INN                             KLANATH FALLS                     OR    97601      (503) 883-3554          67
     17676    MAVERICK MOTEL                         KLAMATH FALLS                     OR    97601      (503) 882-6688          49
     17677    QUALITY KLAMATH FALLS                  KLAMATH FALLS                     OR    97601      (503) 882-4666          81
     20932    SUPER 8 KIAMATH FALLS                  KIAMATH FALLS                     OR    97601      (541) 884-8880  8702    61
      9653    RED LION KLAMATH FALLS/INN             KLAMATH FALLS                     OR    97603      (503) 882-8864         108
     24304    BEST WESTERN OLYMPIC INN               KLAMATH FALLS                     OR    97603      (541) 882-9665  9006    75
     17673    CIMARRON MOTOR INN                     KLAMATH FALLS                     OR    97603      (503) 882-4601         164
      3367    BEST WESTERN KLAMATH INN               KLAMATH FALLS                     OR    97603      (541) 882-1200  8300    52
      6523    MOTEL 6 KLAMATH FALLS                  KLAMATH FALLS                     OR    97603      (541) 884-2110          61
     23007    HIGH CHAPARRAL MOTOR LODG              KLAMATH FALLS                     OR    97603      (503) 882-4675          36
     17630    CRATER LAKE LODGE                      CRATER LAKE                       OR    97604      (503) 594-2511          40
     17680    LAKEVIEW LODGE                         LAKEVIEW                          OR    97630      (503) 947-2181          40
      3369    BEST WESTERN SKYLINE MOTOR LOD         LAKEVIEW                          OR    97630      (503) 947-2194  7700    38

                                                      RESPONSE REPORT
                                                   -------- 1995 ---------- --------------------------- 1996 -----------------------
STR CODE      Name of Establishment                SEP    OCT   NOV    DEC    JAN   FEB    MAR   APR    MAY   JUN    JUL   AUG   SEP
----------    ------------------------------------ ------------------------ --------------------------------------------------------
     17664    SCANDIAN MOTOR LODGE
     32281    BEST WESTERN COLUMBIA RIVER IN
     31858    VAGABOND LODGE
     13086    HOOD RIVER
     17663    BEST WESTERN HOOD RIVER INN            X     X     X      X      X     X      X     X      X     X      X     X     X
      9392    MEREDITH GORGE MOTEL                   X     X     X      X      X     X      X     X      X     X      X     X     X
     17666    COLUMBIA GORGE HOTEL
     17616    DINTYS MOTOR INN
     17786    QUALITY THE DALLES                     X     X     X      X      X     X      X     X      X     X      X     X     X
     23145    SHAMROCK MOTEL
     31863    LONE PINE MOTEL
      3384    BEST WESTERN TAPADERA INN
     17784    OREGON MOTOR MOTEL
      8416    DAYS INN THE DALLES                    X     X     X      X      X     X      X     X      X     X      X     X     X
     17785    SHILO INN THE DALLES
     24537    INN AT THE DALLES
      3355    BEST WESTERN RIVIERA MOTEL
      4978    NORTH ENTRANCE MOTEL
      7441    VALUE 20 MOTEL
      9393    OREGON MOTEL 8
     23008    LA VISTA
     33249    SHILO INN KLAMATH FALLS SUITES
     17672    TRAVELODGE KLAMATH FALLS               X     X     X      X                         X      X     X      X     X     X
     23009    ECONO LODGE KLAMATH FALLS              X     X     X      X      X     X      X     X      X     X      X     X     X
     28137    COMFORT INN KLAMATH FALLS              X     X     X      X      X     X      X     X      X     X      X     X     X
     23010    WINEMA INN
     17676    MAVERICK MOTEL
     17677    QUALITY KLAMATH FALLS                  X     X     X      X      X     X      X     X      X     X      X     X     X
     20932    SUPER 8 KLAMATH FALLS
      9653    RED LION KLAMATH FALLS/INN             X     X     X      X      X     X      X     X      X     X      X     X     X
     24304    BEST WESTERN OLYMPIC INN
     17673    CIMARRON MOTOR INN
      3367    BEST WESTERN KLAMATH INN
      6523    MOTEL 6 KLAMATH FALLS                  X     X     X      X      X     X      X     X      X     X      X     X     X
     23007    HIGH CHAPARRAL MOTOR LODG
     17630    CRATER LAKE LODGE
     17680    LAKEVIEW LODGE
      3369    BEST WESTERN SKYLINE MOTOR LOD

                         LIST OF PROPERTIES INCLUDED IN
                               Oregon East Area               11/07/96   Page: 2

                                                                Report #: Res-14

                                                                                              Zip
STR CODE      Name of Establishment                  City                              ST     Code       Telephone      YEAR  ROOMS
----------    ------------------------------------   --------------------------------  --    -----      --------------  ----- -----
     17681    RIM ROCK                               LAKEVIEW                          OR    97630      (503) 947-2185            21
     17604    BEND RIVERSIDE PHASE II                BEND                              OR    97701      (503) 388-4000            94
     17606    CIMARRON MOTEL SOUTH                   BEND                              OR    97701      (503) 382-8282            59
     17607    DUNES MOTEL                            BEND                              OR    97701      (503) 382-6811            30
     17611    RIVERHOUSE MOTOR INN                   BEND                              OR    97701      (503) 389-3111           208
     22919    PLAZA MOTEL                            BEND                              OR    97701      (503) 382-1621            27
     30681    ROCK SPRINGS GUEST RANCH               BEND                              OR    97701      (503) 382-1957            37
     30682    SPORTSMANS MOTEL                       BEND                              OR    97701      (503) 382-2211            36
     33502    SLEEP INN BEND                         BEND                              OR    97701      (541) 330-0050  9606      59
      9649    RED LION NORTH/INN                     BEND                              OR    97701      (503) 382-7934            75
     18307    BEST WESTERN INN & SUITES OF B         BEND                              OR    97701      (503) 382-1515  8506     102
      9648    RED LION SOUTH/INN                     BEND                              OR    97701      (503) 382-8384            75
     22917    MOTEL WEST                             BEND                              OR    97701      (503) 389-5577            39
     17609    CIMARRON MOTEL NORTH                   BEND                              OR    97701      (503) 382-7711            59
     17610    ECONO LODGE BEND                       BEND                              OR    97701      (503) 382-1821            50
     12179    HAMPTON INN BEND                       BEND                              OR    97701      (503) 388-4114  8805      99
     28376    SHILO INN BEND SUITES HOTEL            BEND                              OR    97701      (503) 389-9600           151
     17605    CASCADE LODGE                          BEND                              OR    97702      (503) 382-2612            29
     17614    INN OF THE SEVENTH MTN                 BEND                              OR    97702      (503) 382-8711  7204     300
     22915    BUDGET MOTEL                           BEND                              OR    97702      (503) 389-1448            24
     26558    SUPER 8 BEND                           BEND                              OR    97702      (541) 388-6888  8803      79
     28167    COMFORT INN BEND                       BEND                              OR    97702      (503) 388-2227  9007      65
      9387    ROYAL GATEWAY MOTEL                    BEND                              OR    97702      (503) 382-5631            20
     17613    WESTWARD HO                            BEND                              OR    97702      (503) 382-2111            65
     17608    HOLIDAY MOTEL                          BEND                              OR    97702      (503) 382-4620            25
     12784    MT BACHELOR VILLAGE                    BEND                              OR    97702      (503) 389-5900            66
      3354    BEST WESTERN ENTRADA LODGE             BEND                              OR    97702      (503) 382-4080  7200      79
     17615    SUNRIVER RESORT                        SUNRIVER                          OR    97707      (503) 593-1221           211
      6519    CLOSED BURNS                           BURNS                             OR    97720      (541) 573-3013             0
      9388    ORBIT MOTEL                            BURNS                             OR    97720      (541) 573-2034            26
     21900    SILVER SPUR                            BURNS                             OR    97720      (541) 573-2077            26
      3358    BEST WESTERN PONDEROSA MOTEL           BURNS                             OR    97720      (503) 573-2047  6400      52
      6032    ROYAL INN                              BURNS                             OR    97720      (541) 573-5295            38
      9390    CRATER LAKE MOTEL                      CHKEMULT                          OR    97731      (503) 365-2241            28
     22961    DIAMOND LAKE RESORT                    DIAMOND LAKE                      OR    97731      (503) 793-3333            92
     23908    CLOSED SUNDOWNER                       HINES                             OR    97738      (503) 573-6561             0
     23019    MASTER HOST MOTOR INN                  LA PINE                           OR    97739      (503) 536-1737            21
     23038    BUDGET INN                             MADRAS                            OR    97741      (503) 475-3831            30

                                                      RESPONSE REPORT
                                                   -------- 1995 ---------- --------------------------- 1996 -----------------------
STR CODE      Name of Establishment                SEP    OCT   NOV    DEC    JAN   FEB    MAR   APR    MAY   JUN    JUL   AUG   SEP
----------    ------------------------------------ ------------------------ --------------------------------------------------------
     17681    RIM ROCK
     17604    BEND RIVERSIDE PHASE II
     17606    CIMARRON MOTEL SOUTH
     17607    DUNES MOTEL
     17611    RIVERHOUSE MOTOR INN
     22919    PLAZA MOTEL
     30681    ROCK SPRINGS GUEST RANCH
     30682    SPORTSMANS MOTEL
     33502    SLEEP INN BEND                                                                                           X     X    X
      9649    RED LION NORTH/INN                    X      X     X      X      X     X      X     X      X      X      X     X    X
     18307    BEST WESTERN INN & SUITES OF B        X      X     X      X      X     X      X     X      X      X      X     X    X
      9648    RED LION SOUTH/INN                    X      X     X      X      X     X      X     X      X      X      X     X    X
     22917    MOTEL WEST
     17609    CIMARRON MOTEL NORTH
     17610    ECONO LODGE BEND                      X      X     X             X     X      X     X      X      X      X     X    X
     12179    HAMPTON INN BEND                      X      X     X      X      X     X      X     X      X      X      X     X    X
     28376    SHILO INN BEND SUITES HOTEL
     17605    CASCADE LODGE
     17614    INN OF THE SEVENTH MTN
     22915    BUDGET MOTEL
     26558    SUPER 8 BEND
     28167    COMFORT INN BEND                      X      X     X      X      X      X     X     X      X       X     X     X
      9387    ROYAL GATEWAY MOTEL
     17613    WESTWARD HO
     17608    HOLIDAY MOTEL
     12784    MT BACHELOR VILLAGE
      3354    BEST WESTERN ENTRADA LODGE            X      X     X      X      X     X      X     X      X      X      X     X    X
     17615    SUNRIVER RESORT                       X      X     X      X      X     X      X     X      X      X      X     X    X
      6519    CLOSED BURNS                          X      X     X      X
      9388    ORBIT MOTEL
     21900    SILVER SPUR
      3358    BEST WESTERN PONDEROSA MOTEL
      6032    ROYAL INN
      9390    CRATER LAKE MOTEL
     22961    DIAMOND LAKE RESORT
     23908    CLOSED SUNDOWNER
     23019    MASTER HOST MOTOR INN
     23038    BUDGET INN

                         LIST OF PROPERTIES INCLUDED IN
                               Oregon East Area               11/07/96   Page: 3

                                                                Report #: Res-14

                                                                                              Zip
STR CODE      Name of Establishment                  City                              ST     Code       Telephone      YEAR  ROOMS
----------    ------------------------------------   --------------------------------  --    -----      --------------  ----- -----
     17696    BEST WESTERN MASTER HOST               MADRAS                            OR    97741      (503) 473-6141           45
     23039    JUNIPER MOTEL                          MADRAS                            OR    97741      (503) 475-6186           22
     17697    SONNYS MOTEL                           MADRAS                            OR    97741      (503) 475-7217  4905     44
     23121    CITY CENTER MOTEL                      PRINEVILLE                        OR    97754      (503) 447-5522           20
     17757    RUSTLERS ROOST                         PRINEVILLE                        OR    97754      (503) 447-4185           20
     17756    OCHOCO INN                             PRINEVILLE                        OR    97754      (503) 447-6231           34
     29314    BEST WESTERN PRINEVILLE                PRINEVILLE                        OR    97754      (541) 447-8080           67
     17612    QUALITY NEW REDMOND HOTEL              REDMOND                           OR    97756      (503) 923-7378  8806     48
     17759    REDMOND INN                            REDMOND                           OR    97756      (503) 548-1091           46
     17760    VILLAGE SQUIRE MOTEL                   REDMOND                           OR    97756      (503) 548-2105           24
     28568    BEST WESTERN RAMA INN                  REDMOND                           OR    97756      (503) 548-8080  9202     49
     17758    86 CORRAL MOTEL                        REDMOND                           OR    97756      (503) 548-4591           36
     12786    INN AT EAGLE CREST RESORT              REDMOND                           OR    97756      (503) 923-2453  8912     50
     26780    BEST WESTERN PONDEROSA LODGE           SISTERS                           OR    97759      (541) 549-1234           48
     30923    COMFORT INN SISTERS                    SISTERS                           OR    97759      (503) 549-7829           50
     20696    BLACK BUTTE RANCH                      BLACK BUTTE RANCH                 OR    97759      (503) 595-6211          100
     17698    KAH NEE TA RESORT                      WARM SPRINGS                      OR    97761      (503) 553-1112          137
     31865    KAH NEE TA VILLAGE                     WARM SPRINGS                      OR    97761      (503) 553-1112           25
      3372    TAPADERA MOTOR INN PENDLETON           PENDLETON                         OR    97801      (503) 276-3231           47
      9396    PIONEER MOTEL                          PENDLETON                         OR    97801      (503) 276-4521           30
     17731    RANCH MOTEL                            PENDLETON                         OR    97801      (503) 276-4711           50
     31016    SUPER 8 PENDLETON                      PENDLETON                         OR    97801      (503) 276-8881  9409     50
     32857    WILDHORSE HOTEL                        PENDLETON                         OR    97801      (541) 276-0355  9603     99
     23082    LONGHORN MOTEL                         PENDLETOM                         OR    97801      (503) 276-7531           36
      5704    VAGABOND INN PENDLETON                 PENDLETON                         OR    97801      (503) 276-5252           51
      7442    TRAVERLERS INN                         PENDLETON                         OR    97801      (503) 276-6231           40
      6526    MOTEL 6 PENDLETOM                      PENDLETON                         OR    97801      (541) 276-3160          122
      9655    RED LION PENDLETON/INDIAN HILL         PENDLETON                         OR    97801      (503) 276-6111          170
     27303    BEST WESTERN PENDLETON INN             PENDLETOM                         OR    97801      (541) 276-2135  8911     69
     17730    CHAPARRAL MOTEL                        PENDLETON                         OR    97801      (503) 276-8654           51
     22897    VILLAGE INN MOTEL                      ARLINGTON                         OR    97812      (503) 454-2646           34
     17597    EL DORADO                              BAKER CITY                        OR    97814      (503) 523-6494           55
     26760    QUALITY BAKER CITY                     BAKER CITY                        OR    97814      (503) 523-2242           54
      3352    BEST WESTERN SUNRIDGE INN              BAKER CITY                        OR    97814      (503) 523-6444  5900    156
     17224    SUPER 8 BAKER CITY                     BAKER CITY                        OR    97814      (503) 523-8282  9012     72
      9991    ROYAL MOTOR INN                        BAKER                             OR    97814      (503) 523-6324           36
     21819    FRIENDSHIP INN BAKER CITY              BAKER CITY                        OR    97814      (503) 523-6571           40
     22906    OREGON TRAIL MOTEL                     BAKER                             OR    97814      (503) 523-5844           54

                                                     RESPONSE REPORT
                                                   -------- 1995 ---------- --------------------------- 1996 -----------------------
STR CODE      Name of Establishment                SEP    OCT   NOV    DEC    JAN   FEB    MAR   APR    MAY   JUN    JUL   AUG   SEP
----------    ------------------------------------ ------------------------ --------------------------------------------------------
     17696    BEST WESTERN MASTER HOST
     23039    JUNIPER MOTEL
     17697    SONNYS MOTEL                          X      X     X             X     X      X     X      X     X      X     X     X
     23121    CITY CENTER MOTEL
     17757    RUSTLERS ROOST
     17756    OCHOCO INN
     29314    BEST WESTERN PRINEVILLE
     17612    QUALITY NEW REDMOND HOTEL             X      X     X      X      X     X      X     X            X      X     X     X
     17759    REDMOND INN
     17760    VILLAGE SQUIRE MOTEL
     28568    BEST WESTERN RAMA INN
     17758    86 CORRAL MOTEL
     12786    INN AT EAGLE CREST RESORT
     26780    BEST WESTERN PONDEROSA LODGE
     30923    COMFORT INN SISTERS                   X      X     X      X      X     X      X           X      X      X     X     X
     20696    BLACK BUTTE RANCH                     X      X            X      X     X
     17698    KAH NEE TA RESORT
     31865    KAH NEE TA VILLAGE
      3372    TAPADERA MOTOR INN PENDLETON
      9396    PIONEER MOTEL
     17731    RANCH MOTEL
     31016    SUPER 8 PENDLETON
     32857    WILDHORSE HOTEL                                                               X     X     X      X      X     X     X
     23082    LONGHORN MOTEL
      5704    VAGABOND INN PENDLETON                X      X     X      X      X     X      X     X     X      X      X     X     X
      7442    TRAVERLERS INN
      6526    MOTEL 6 PENDLETOM                     X      X     X      X      X     X      X     X     X      X      X     X     X
      9655    RED LION PENDLETON/INDIAN HILL        X      X     X      X      X     X      X     X     X      X      X     X     X
     27303    BEST WESTERN PENDLETON INN            X      X     X      X      X     X      X     X     X      X      X     X     X
     17730    CHAPARRAL MOTEL
     22897    VILLAGE INN MOTEL
     17597    EL DORADO
     26760    QUALITY BAKER CITY                    X      X     X      X      X     X      X     X            X      X     X     X
      3352    BEST WESTERN SUNRIDGE INN             X      X     X      X      X     X      X     X     X      X      X     X     X
     17224    SUPER 8 BAKER CITY
      9991    ROYAL MOTOR INN
     21819    FRIENDSHIP INN BAKER CITY                    X     X
     22906    OREGON TRAIL MOTEL

                         LIST OF PROPERTIES INCLUDED IN
                               Oregon East Area               11/07/96   Page: 4

                                                                Report #: Res-14

                                                                                              Zip
STR CODE      Name of Establishment                  City                              ST     Code    Telephone       YEAR  ROOMS
----------    ------------------------------------   --------------------------------  --    -----    --------------  ----- -----
      4977    RIVERVIEW MOTEL                        BOARDMAN                          OR    97815    (503) 481-2775           20
     22925    DODGE CITY INN                         BOARDMAN                          OR    97818    (503) 451-2441           43
     27925    NUGGET INN                             BOAROMAN                          OR    97818    (503) 481-2375           51
     17670    PONDEROSA                              ENTERPRISE                        OR    97828    (503) 426-3186           25
     17671    WILDERNESS INN                         ENTERPRISE                        OR    97828    (503) 426-4535   7806    29
      5636    THE WAY INN                            HERMISTON                         OR    97838    (503) 567-5561           30
     22997    J & L MOTEL                            HERMISTON                         OR    97838    (503) 567-5583           34
     32885    BEST WESTERN HERMISTON INN             HERMISTON                         OR    97838    (541) 564-0202           33
     17660    SANDS MOTEL                            HERMISTON                         OR    97838    (503) 567-5516           41
     17659    POSADA INN                             HERMISTON                         OR    97838    (503) 567-7777           90
     17668    SUNSET INN                             JOHN DAY                          OR    97845    (503) 575-1462           43
     21657    BEST WESTERN JOHN DAY                  JOHN DAY                          OR    97845    (503) 575-1700   8603    39
     17667    DREAMERS LODGE                         JOHN DAY                          OR    97845    (503) 575-0526           23
     12789    WALLOWA LAKE LODGE                     JOSEPH                            OR    97846    (503) 432-9821   2300    22
     23011    GREENWELL MOTEL                        LA GRANDE                         OR    97850    (503) 963-4134           33
     31062    COMFORT INN LA GRANDE                  LA GRANDE                         OR    97850    (503) 963-3100   9502    66
     17679    STARDUST LODGE                         LA GRANDE                         OR    97850    (503) 963-4166           32
     17678    ROYAL MOTOR INN                        LA GRANDE                         OR    97850    (503) 963-4154           45
      9394    BROKEN ARROW LODGE                     LA GRANDE                         OR    97850    (503) 963-7116           35
     27993    SUPER 8 LA GRANDE                      LA GRANDE                         OR    97850    (541) 963-8080   8912    64
      3368    BEST WESTERN PONY SOLDIER INN          LA GRANDE                         OR    97850    (541) 963-7195   7100   146
     23053    MORGAN INN                             MILTON FREEWATER                  OR    97862    (503) 938-5547   6906    42
     23152    TILLICUM MOTOR INN                     UMATILLA                          OR    97882    (503) 922-3236           78
     23148    HI HEATHER INN                         UMATILLA                          OR    97882    (503) 922-4871           68
     17724    FAREWELL BEND MOTOR INN                N HUNTINGTON                      OR    97907    (503) 869-2211   6905    44
     17723    COLONIAL MOTOR INN                     ONTARIO                           OR    97914    (503) 889-9615           70
     23910    BUDGET INN                             ONTARIO                           OR    97914    (503) 889-3101           26
     17727    REGENCY CREST INN                      ONTARIO                           OR    97914    (503) 889-6449           37
      9395    OREGON TRAIL MOTEL                     ONTARIO                           OR    97914    (503) 889-8633           32
     17726    HOLIDAY MOTEL                          ONTARIO                           OR    97914    (503) 889-9188           74
     24539    SUPER 8 ONTARIO                        ONTARIO                           OR    97914    (503) 889-8282   9103    63
     27024    BEST WESTERN ONTARIO INN               ONTARIO                           OR    97914    (503) 889-2600   8907    61
     17722    HOLIDAY INN ONTARIO                    ONTARIO                           OR    97914    (541) 889-8621   7106    98
      6525    MOTEL 6 ONTARIO                        ONTARIO                           OR    97914    (503) 889-6617          126
                                                                                                                             ----
                                                                                                                             8747
                                                       RESPONSE REPORT
                                                   -------- 1995 ---------- --------------------------- 1996 -----------------------
STR CODE      Name of Establishment                SEP    OCT   NOV    DEC    JAN   FEB    MAR   APR    MAY   JUN    JUL   AUG   SEP
----------    ------------------------------------ ------------------------ --------------------------------------------------------
      4977    RIVERVIEW MOTEL
     22925    DODGE CITY INN
     27925    NUGGET INN
     17670    PONDEROSA
     17671    WILDERNESS INN                        X      X     X      X      X     X      X     X      X     X      X      X    X
      5636    THE WAY INN
     22997    J & L MOTEL
     32885    BEST WESTERN HERMISTON INN
     17660    SANDS MOTEL
     17659    POSADA INN
     17668    SUNSET INN
     21657    BEST WESTERN JOHN DAY                 X
     17667    DREAMERS LODGE
     12789    WALLOWA LAKE LODGE
     23011    GREENWELL MOTEL
     31062    COMFORT INN LA GRANDE                 X      X     X      X      X     X      X     X      X     X      X      X    X
     17679    STARDUST LODGE
     17678    ROYAL MOTOR INN
      9394    BROKEN ARROW LODGE
     27993    SUPER 8 LA GRANDE
      3368    BEST WESTERN PONY SOLDIER INN
     23053    MORGAN INN
     23152    TILLICUM MOTOR INN
     23148    HI HEATHER INN
     17724    FAREWELL BEND MOTOR INN
     17723    COLONIAL MOTOR INN
     23910    BUDGET INN
     17727    REGENCY CREST INN
      9395    OREGON TRAIL MOTEL
     17726    HOLIDAY MOTEL
     24539    SUPER 8 ONTARIO
     27024    BEST WESTERN ONTARIO INN
     17722    HOLIDAY INN ONTARIO                   X      X     X      X      X     X      X     X      X     X      X      X    X
      6525    MOTEL 6 ONTARIO                       X      X     X      X      X     X      X     X      X     X      X      X    X

                                                          X - Denotes data received by Smith Travel Research.